UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CNL HEALTHCARE PROPERTIES II, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Stockholder:

You are cordially invited to attend the annual meeting of the stockholders of CNL Healthcare Properties II, Inc. (“we”, “us” or the “Company”) to be held on September 10, 2019 at 10:00 a.m. Eastern Time at CNL Center at City Commons, Tower I, 13th Floor, 450 South Orange Avenue, Orlando, Florida 32801.

At the annual meeting, we will be seeking your approval of: (i) a plan of complete liquidation and dissolution of the Company (the “Plan of Dissolution”, and the proposal, the “Plan of Dissolution Proposal,”), (ii) certain amendments to our charter, or “Charter” (collectively, the “Charter Amendment Proposals”), (iii) the election of three directors, (iv) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and (v) a proposal that would permit us (a) to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting, and (b) subsequently, to adjourn the annual meeting, even if a quorum is present, to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting, if necessary (the “Adjournment Proposal”).

The principal purpose of the Plan of Dissolution is to maximize stockholder value by selling our assets, paying our debts and distributing the net proceeds from our liquidation to our stockholders.

On August 31, 2018, our board of directors (the “Board”) appointed a special committee comprised of our independent directors (the “Special Committee”) to oversee the process of exploring strategic alternatives for our Company. On January 28, 2019, we engaged SunTrust Robinson Humphrey, Inc. (“SunTrust”) to act as exclusive financial advisor to the Special Committee for the purpose of assisting the Special Committee consider strategic alternatives to enhance value for stockholders. After consultation with SunTrust, on May 7, 2019, our Special Committee recommended to the Board that we pursue a complete liquidation and dissolution of the Company. On May 29, 2019, we engaged Robert A. Stanger & Co., Inc. (“Stanger”) to render an opinion as to the reasonableness, from a financial point of view, of our estimated range of liquidating distributions per share to be received by the Company’s stockholders in a liquidation pursuant to the Plan of Dissolution.

Our Board and the Special Committee have carefully reviewed and considered the alternatives reasonably available to us at this time, as well as the presentation by Stanger to the Board regarding its opinion as to the reasonableness, from a financial point of view, of our estimated range of liquidating distributions per share to be received by our stockholders in a liquidation pursuant to the Plan of Dissolution, the terms and conditions of the Plan of Dissolution and the types of transactions contemplated by the Plan of Dissolution. Our Board and the Special Committee each unanimously determined that a planned liquidation pursuant to the Plan of Dissolution as more fully described in the attached proxy statement will be more likely to maximize stockholder value at this time and that the terms of the Plan of Dissolution are advisable and in your best interest and each unanimously approved the sale of all of our assets and our dissolution pursuant to the Plan of Dissolution, pending your approval. Accordingly, the Board and the Special Committee each unanimously recommend that you vote FOR approval of the Plan of Dissolution.

In reaching these conclusions, our Board and the Special Committee each reviewed the other alternatives described in the enclosed proxy statement and considered a number of factors, each of which is discussed in more detail in the enclosed proxy statement, which we believe have made a planned liquidation pursuant to the Plan of Dissolution more likely to maximize stockholder value at this time. We currently estimate that if the Plan of Dissolution Proposal is approved by our stockholders and we are able to successfully implement the plan, our net proceeds from liquidation and, therefore, the amount of cash that you would receive for each share of our common stock that you then hold, could range between approximately $8.80 and $9.83 per share.

We cannot complete the sale of all of our assets and the dissolution pursuant to the terms of the Plan of Dissolution unless you approve that plan. The Plan of Dissolution will not become effective without the affirmative vote of the holders of at least a majority of the shares of our common stock then outstanding and entitled to vote on the Plan of Dissolution Proposal.

The Board also recommends that you vote FOR the Plan of Dissolution Proposal, FOR each of the Charter Amendment Proposals, FOR ALL of the nominated directors, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and FOR the Adjournment Proposal.

Your vote is very important. Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card, or submit your proxy by telephone or the Internet, as soon as possible. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card.

You are also encouraged to review carefully the enclosed proxy statement, as it explains the reasons for the proposals to be voted on at the annual meeting and contains other important information, including a copy of the Plan of Dissolution, which is attached as Annex A. In particular, please review the matters referred to under “Risk Factors” starting on page 14 for a discussion of the risks related to our business and our proposed liquidation.

Sincerely,

Stephen H. Mauldin
Chairman of the Board, Chief Executive Officer and President

This proxy statement is dated July 10, 2019 and is first being mailed to stockholders on or about July 19, 2019.

CNL Healthcare Properties II, Inc.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2019 Annual Meeting to be held on September 10, 2019.

To the Stockholders of CNL Healthcare Properties II, Inc.:

The annual meeting of the stockholders of CNL Healthcare Properties II, Inc., a Maryland corporation (“we”, “us” or the “Company”), will be held at CNL Center at City Commons, Tower I, 13th Floor, 450 South Orange Avenue, Orlando, Florida 32801, on September 10, 2019, at 10:00 a.m. Eastern Time, for the following purposes:

(1) To approve a plan of complete liquidation and dissolution of the Company (the “Plan of Dissolution”, and the proposal, the “Plan of Dissolution Proposal”). The principal purpose of the Plan of Dissolution is to maximize stockholder value by selling our assets, paying our debts and distributing the net proceeds from liquidation to you.

(2) To approve three separate proposals to amend our charter or “Charter” (together, the “Charter Amendment Proposals”):

A.

An amendment to eliminate (i) conditions and limitations on our exculpation and indemnification of our present or former directors and the advisor and its affiliates and (ii) limitations on our ability to reimburse our present or former directors and the advisor or its affiliates for reasonable legal expenses and other costs, each of which had previously been required by state securities administrators in connection with our initial public offering or that related to such required provisions. Instead, the proposed amendment provides that we shall exculpate and indemnify our present and former directors and officers to the maximum extent permitted by Maryland law and provides us the ability to exculpate and indemnify the advisor and its affiliates pursuant to the terms of the advisory agreement (the “Indemnification Proposal”).

B.

An amendment to eliminate the requirement in our Charter to distribute a specific report with audited financial statements, related party and other information to stockholders each year, that had previously been required by state securities administrators in connection with our initial public offering or that related to such required provisions (the “Reporting Proposal”). Although the Charter would no longer require us to provide audited financial statements to our stockholders, any decision by the Company to cease providing audited financial statements to our stockholders would need to be approved by the board of directors and would require that the Securities and Exchange Committee grant us relief from certain reporting requirements under the U.S. Securities Exchange Act of 1934, as amended.

C.	An amendment to exclude the distribution of interests in a liquidating trust from the definition of a “roll-up transaction” (the “Roll-Up Definition Proposal”).

(3) To elect three persons to our board of directors (the “Board”) for terms expiring at the 2020 annual meeting of stockholders and until their successors are duly elected and qualify.

(4) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

(5) To vote on a proposal that would permit us (a) to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting, and (b) subsequently, to adjourn the annual meeting, even if a quorum is present, to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting, if necessary (the “Adjournment Proposal”).

In addition, we will attend to such other business as may properly come before the annual meeting and any adjournment or postponement thereof. The Board does not know of any matters that may be voted upon at the annual meeting other than the matters set forth above.

The Board does not know of any matters that may be voted upon at the 2019 annual meeting other than the matters set forth above.

This proxy statement and the proxy card are being furnished to our stockholders in connection with the solicitation of proxies by our Board for use at the annual meeting.

Our Board recommends that you vote FOR the approval of the Plan of Dissolution Proposal, FOR each of the Charter Amendment Proposals, FOR ALL of the nominated directors, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2019, and FOR the approval of the Adjournment Proposal. The proposals are described in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

Only holders of record of our common stock at the close of business on July 9, 2019 are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

To ensure your representation at the annual meeting and the presence of a quorum, whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it to us without delay in the postage-paid envelope enclosed for your convenience or submit your proxy by telephone or the Internet as provided on the proxy card. If a quorum is not reached, our proxy solicitation costs are likely to increase. Should you receive more than one proxy card because your shares are registered in different names and/or addresses, each proxy card should be signed, dated and returned to ensure that all of your shares will be voted. If you are present at the annual meeting or any adjournments or postponements of the annual meeting, you may revoke your proxy and vote personally on the matters properly brought before the annual meeting. Your shares will be voted at the annual meeting in accordance with your proxy.

By Order of the Board of Directors,

Orlando, Florida July 10, 2019	Stephen H. Mauldin Chairman of the Board, Chief Executive Officer and President

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE AUTHORIZE A PROXY BY (1) TELEPHONE, (2) USING THE INTERNET OR (3) COMPLETING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 10, 2019: The proxy statement, proxy card and annual report to stockholders are available on our website at

CNLHealthcarePropertiesII.com and at www.proxyvote.com.

i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,

VOTING AND THE PLAN OF DISSOLUTION

The following are some questions that you, as a stockholder of the Company, may have regarding the annual meeting, voting and the Plan of Dissolution and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement because the information in this section may not provide all the information that might be important to you with respect to the proposals being considered at the annual meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this proxy statement. In this section and elsewhere in this proxy statement, references to “you” refers to the holders of the Company’s common stock to whom the notice of annual meeting and this proxy statement are addressed, and references to “we,” “us” or “our” refer to the Company.

Q.	Why am I receiving this proxy statement?

A.

Our Board is soliciting your proxy vote at the annual meeting because you are the owner of record shares of our common stock at the close of business on July 9, 2019, the record date for the meeting, and, therefore, are entitled to vote at the annual meeting.

Q.	When and where will the annual meeting be held?

A.	The annual meeting will be held at CNL Center at City Commons, Tower I, 13th Floor, 450 South Orange Avenue, Orlando, Florida 32801, on September 10, 2019 at 10:00 a.m. Eastern Time.

Q.	What am I voting on?

A.	You are voting on the following five matters:

Proposal No. 1: Approval of a plan of complete liquidation and dissolution of the Company (the “Plan of Dissolution”, and the proposal, the “Plan of Dissolution Proposal”).

Proposal No. 2: Approval of three separate amendments to our charter or “Charter” (together, the “Charter Amendment Proposals”), which are:

A.

An amendment to eliminate (i) conditions and limitations on our exculpation and indemnification of our present or former directors and the advisor and its affiliates and (ii) limitations on our ability to reimburse our present or former directors and the advisor or its affiliates for reasonable legal expenses and other costs, each of which had previously been required by state securities administrators in connection with our initial public offering or that related to such required provisions. Instead, the proposed amendment provides that we shall exculpate and indemnify our present and former directors and officers to the maximum extent permitted by Maryland law and provides us the ability to exculpate and indemnify the advisor and its affiliates pursuant to the terms of the advisory agreement (the “Indemnification Proposal”).

B.

An amendment to eliminate the Charter requirement to distribute a specific report with audited financial statements, related party and other information to stockholders each year, that had previously been required by state securities administrators in connection with our initial public offering or that related to such required provisions (the “Reporting Proposal”). Although the Charter would no longer require us to provide audited financial statements to our stockholders, any decision by the Company to cease providing audited financial statements to our stockholders would need to be approved by the Board and would require that the Securities and Exchange Committee grant us relief from certain reporting requirements under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

C.	An amendment to exclude the distribution of interests in a liquidating trust from the definition of a “roll-up transaction” (the “Roll-Up Definition Proposal”).

Proposal No. 3: To elect three persons to the Board for terms expiring at the 2020 annual meeting of stockholders and until their successors are duly elected and qualify.

Proposal No. 4: Approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Proposal No. 5: Approval of a proposal that would permit us (a) to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting, and (b) subsequently, to adjourn the annual meeting, even if a quorum is present, to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting, if necessary (the “Adjournment Proposal”).

Q.	What does the Board recommend?

A.

The Board recommends that you vote FOR the approval of the Plan of Dissolution Proposal, FOR each of the Charter Amendment Proposals, FOR ALL of the nominated directors, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2019, and FOR the approval of the Adjournment Proposal.

Q.	What vote is required to approve each of the proposals?

Proposal No. 1: Approval of the Plan of Dissolution Proposal — The affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon.

Proposals No. 2A-D: Approval of each the Charter Amendment Proposals — For each Charter Amendment Proposal, the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon.

Proposal No. 3: Election of three persons to the Board for terms expiring at the 2020 annual meeting of stockholders and until their successors are duly elected and qualify — The affirmative vote of a majority of the votes cast by holders of shares represented in person or by proxy is required for the election of each director.

Proposal No. 4: Approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019 — The affirmative vote of a majority of the votes cast in person or by proxy.

Proposal No. 5: Approval of the Adjournment Proposal — The affirmative vote of a majority of the votes cast in person or by proxy.

Q.	What do I need to do now in order to vote on the proposals being considered at the annual meeting?

A.

You should carefully read and consider the information contained in this proxy statement and you may vote by proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, by submitting a proxy over the Internet or by telephone following the instructions on the enclosed proxy card.

If you sign, date and mail your proxy card without identifying how you want to vote, your proxy will be voted FOR the approval of the Plan of Dissolution Proposal, FOR each of the Charter Amendment Proposals, FOR ALL of the nominated directors, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2019, and FOR the approval of the Adjournment Proposal.

You may also vote by appearing at the annual meeting and voting in person. If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Whether or not you plan to attend the annual meeting, you should submit your proxy card or voting instruction form as described in this proxy statement.

Q.	If my Company shares are held in “street name” by my broker, will the broker vote the shares on my behalf?

A.

If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and you are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting, unless you request a proxy from your broker, bank or other nominee. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Plan of Dissolution Proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote.” Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote AGAINST the Plan of Dissolution Proposal and AGAINST each of the Charter Amendment Proposals but will have no effect on the election of each nominee for director or on the Adjournment

Proposal. Because brokers have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered certified public accounting firm, in the event they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to that proposal.

Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain the voting instruction card. Your vote is important to the success of the proposals. We encourage all of our stockholders whose shares are held in street name to provide their brokers with instructions on how to vote. See “Annual Meeting of the Stockholders of CNL Healthcare Properties II, Inc.—Abstentions; Broker Non-Votes” beginning on page 24 of this proxy statement.

Q.	What will happen if I abstain from voting or fail to vote?

A.

Your abstention will have the same effect as a vote AGAINST the approval of the Plan of Dissolution Proposal and AGAINST each of the Charter Amendment Proposals but will have no effect on the election of each nominee for director or the Adjournment Proposal or the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2019. Failure to attend and vote at the annual meeting or to submit your proxy using one of the available methods will have the same effect as a vote AGAINST the approval of the Plan of Dissolution Proposal and AGAINST each of the Charter Amendment Proposals but will have no effect on the election of each nominee for director or on the Adjournment Proposal or the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2019, and will result in your shares not being considered as “present” for purposes of determining a quorum.

Q.	Can I change my vote after I have delivered my proxy?

A.	Yes. If you are a holder of record, you can change your vote at any time before your proxy is voted at the annual meeting by:

•	delivering a signed written notice of revocation to the Secretary of the Company;

•	signing and delivering a new, valid proxy bearing a later date;

•	submitting another proxy by telephone or the Internet (your latest telephone or Internet voting instructions will be followed); or

•	attending the annual meeting and voting in person, although your attendance alone will not revoke your proxy.

If your shares are held in “street name,” you must contact your broker, bank or other nominee to change your vote.

Q.	Who will count the votes cast at the annual meeting?

A.

First Coast Results, Inc. has been engaged as our independent agent to tabulate stockholder votes cast at the annual meeting. We have also hired Broadridge Investor Communication Solutions, Inc. (“Broadridge”) to assist in the proxy solicitation process. If you are a stockholder of record, and you choose to authorize a proxy over the Internet or by phone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. If you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to Broadridge on behalf of all its clients.

Q.	Who is paying for this proxy solicitation?

A.

We will pay for the entire cost of soliciting proxies. In addition to mailed proxy materials, our directors and officers may also solicit proxies in person, by phone or by other means of communication. Our directors and officers will not be paid any additional compensation for soliciting proxies. We have also hired Broadridge to assist in the proxy solicitation process. The services to be performed by Broadridge will include consultation pertaining to the planning and organization of the solicitation, as well as assisting the Company in the solicitation of proxies from the Company’s stockholders entitled to vote at the annual meeting. Broadridge will be paid a fee of approximately $41,000 plus disbursements. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q.	What is the quorum requirement?

A.

A quorum of our stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of 50% in voting power of the shares of our common stock issued and outstanding and entitled to vote are present or represented by proxy at the annual meeting. On the record date, there were 5,063,324 shares of our common stock outstanding and entitled to vote. Accordingly, 2,531,662 shares of our common stock must be represented by our stockholders present at the annual meeting or by proxy to have a quorum.

Q.	What should I do if I receive more than one set of voting materials for the annual meeting?

A.

You may receive more than one set of voting materials for the annual meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible using one of the following methods:

•	by telephone by calling the toll free number as instructed on the enclosed proxy card;

•	by using the Internet as instructed on the enclosed proxy card; or

•	by mail by completing, signing, dating and returning the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose.

Q.	What should I do if only one set of voting materials for the annual meeting are sent and there are multiple Company stockholders in my household?

A.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact us at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, Attn: Client Services or (866) 650-0650.

Q.	How can I find out the results of the voting at the annual meeting?

A.

We will file a Current Report on Form 8-K within four business days after the annual meeting to announce voting results. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Questions About the Plan of Dissolution Proposal

Q.	Why is the Plan of Dissolution Proposal being made?

A.

On March 2, 2016, we commenced our initial public offering of our common stock as a “blind pool” with only $200,000 in assets. On August 31, 2018, our Board approved the termination of our offering and the suspension of our distribution reinvestment plan, effective October 1, 2018, because our Board believed our offering was not successful enough to achieve the size and scale necessary to execute our business objectives. Based on our actual and projected equity capital raise prospects along with a challenged environment for broker-dealers and non-traded REIT formats, the Board believed that identifying and pursuing opportunities to maximize value in the nearer term was in the best interest of the Company and our stockholders. In our initial public offering, we received aggregate gross offering proceeds of approximately $50.8 million, including approximately $1.2 million pursuant to our distribution reinvestment plan, through October 31, 2018. Prior to the commencement of our initial public offering, we received $0.2 million from our Advisor as our initial capitalization. In addition, we received $0.3 million in a private placement. Using the proceeds from our offering as well as debt financing, we acquired two seniors housing properties and one medical office building (“MOB”) known as Overland Park (“Overland Park”).

Also on August 31, 2018, in connection with the termination of our offering, our Board appointed a special committee comprised of our independent directors (the “Special Committee”) to oversee the process of exploring strategic alternatives for our Company. On January 28, 2019, we engaged SunTrust Robinson Humphrey, Inc. (“SunTrust”) to act as exclusive financial advisor to the Special Committee. SunTrust provided the Special Committee with an analysis of different alternatives available to the Company and its recommendations to maximize value for stockholders.

After consultation with SunTrust, the Special Committee decided it was in the best interests of the Company to enter into an agreement to sell Overland Park pursuant to a proposal received by our Advisor at a purchase price of $15.4 million. This transaction was subsequently approved by the entire Board, an asset purchase agreement was entered into, and Overland Park was sold on May 6, 2019 for approximately $15.4 million, subject to certain pro-rations and other adjustments, which resulted in net cash proceeds to the Company of approximately $9.5 million after closing costs and repayment of indebtedness secured by Overland Park. The Company used the remainder of the net proceeds to pay down indebtedness on one of its senior housing assets.

With respect to the remaining two seniors housing properties and other corporate assets, the Special Committee decided in February 2019, after consultation with SunTrust, that it was worth exploring talks with CNL Healthcare Properties, Inc. (“CHP I”), an affiliate of our external advisor, CHP II Advisors, LLC (the “Advisor”), which might have interest in a transaction. However, CHP I was not interested, and after further consultation with SunTrust, the Special Committee determined that it did not expect to be able to obtain an attractive offer from a third party for an acquisition of the Company’s assets through a merger or whole-entity sale. Rather, the Special Committee concluded that a planned liquidation was the most likely path to maximize stockholder value. More particularly, after consultation with SunTrust, the Special Committee concluded that on balance, a full open marketing process for the entire Company and/or its real estate assets would be, given that any such transaction would be subject to stockholder approval and such process would involve significant time and expense, unlikely to yield better results for stockholders than a plan of complete liquidation and dissolution that was pursued as promptly as possible. On May 7, 2019, our Special Committee recommended to the Board that we pursue a complete liquidation and dissolution of the Company.

After further consultation with our Advisor, our Board and the Special Committee each has concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive if a different alternative reasonably available was implemented, and our Board resolved to seek your approval to pursue the Plan of Dissolution. In reaching this conclusion, our Board and the Special Committee each considered the continuing expense of operating the Company as a comparatively small public real estate investment trust and current market conditions for our seniors housing properties. See “What alternatives to liquidation have you considered?” below for a discussion of other alternatives considered. The Board and the Special Committee carefully reviewed and considered the terms and conditions of the Plan of Dissolution and the transactions contemplated thereby and each unanimously determined that the terms of the Plan of Dissolution are advisable and in your best interest. For a discussion of the reasons for the Plan of Dissolution, see “Proposal 1—The Plan of Dissolution Proposal – Reasons for the Liquidation; Recommendations of Our Board and the Special Committee.”

We estimate that our net proceeds from liquidation could range between approximately $8.80 and $9.83 per share. These estimates are based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the period under which we implement the Plan of Dissolution as described below could have a material effect on the ultimate amount of proceeds received by stockholders.

Q.	What will happen if the Plan of Dissolution is not approved by our stockholders?

A:

If the Plan of Dissolution is not approved by our stockholders, our Board will meet to determine what other reasonably available alternatives to pursue in the best interest of our Company and our stockholders, including, without limitation, continuing to operate under the current business plan without regular cash distributions paid to stockholders. However, we believe that the other alternatives to the Plan of Dissolution that were considered are less desirable for us and are anticipated to yield lower liquidation proceeds for our stockholders.

Q.	What alternatives to liquidation have you considered?

A.	We explored the options of:

•	a listing of the Company’s shares of common stock on a national securities exchange, with or without a concurrent offering;

•	seeking to dispose of our assets through a merger or whole-entity sale; and

•	continuing under the current business plan, including possibly with raising additional capital.

However, after reviewing the issues facing us and the alternatives reasonably available to us at this time, we concluded that pursuing a Plan of Dissolution was the most desirable alternative available to us at this time.

Q.	What is the Plan of Dissolution?

A.

The Plan of Dissolution authorizes us to undertake an orderly liquidation. In an orderly liquidation, we would sell all of our assets, pay all of our known liabilities, provide for the payment of our unknown or contingent liabilities, distribute our remaining cash to our stockholders, wind-up our operations and dissolve. In order to dissolve, the Company will file articles of dissolution (“Articles of Dissolution”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”), the Company’s jurisdiction of incorporation, to dissolve the Company as a legal entity following the satisfaction of its outstanding liabilities. Our Board, in its sole discretion, will determine the timing for this filing. Although the Company anticipates making one or more cash distributions to its stockholders upon the sale of one or more of our remaining properties and upon the filing of the Articles of Dissolution with the SDAT, a final distribution to holders of our common stock may not be made until all liabilities of the Company have been satisfied. Upon dissolution, we will cease to exist.

Q.	What are the key provisions of the Plan of Dissolution?

A.	The Plan of Dissolution provides, in pertinent part, that, among other things:

•

we will be authorized to sell all of our assets (including, if appropriate, through a whole-entity sale or sale of one or more of our subsidiaries or our direct or indirect ownership interests in these subsidiaries), liquidate and dissolve the Company, and distribute the net proceeds of such liquidation in accordance with the provisions of our Charter and applicable law. Although we currently anticipate that we will sell our assets for cash and our discussion in this proxy statement contemplates that we will receive cash for the sale of our assets, the Plan of Dissolution provides that our assets may be sold for cash, notes, redemption of equity or such other assets as may be conveniently liquidated or distributed to stockholders.

•	we will be authorized to take all necessary or advisable actions to wind-up our business, pay our debts, and distribute the remaining proceeds to our stockholders.

•	we will be authorized to provide for the payment of any unascertained or contingent liabilities. We may do so by purchasing insurance, by establishing a reserve fund or in other ways.

•

we expect to distribute all of the net proceeds from the sale of our assets to you within 24 months after the date the Plan of Dissolution is approved by our stockholders. However, if we cannot sell our assets and pay our debts within 24 months, or if our Board and the Special Committee determine that it is otherwise advisable to do so, we may transfer and assign our remaining assets to a liquidating trust. Upon such transfer and assignment, our stockholders will receive interests in the liquidating trust. The liquidating trust will pay or provide for all of our liabilities and distribute any remaining net proceeds from the sale of its assets to the holders of interests in the liquidating trust. The amounts that you would receive from the liquidating trust are included in our estimates described above of the total amount of cash that you will receive in the liquidation.

•	once we make our final distribution and dissolve, all of our outstanding shares of stock will be cancelled and we will cease to exist.

•

the Special Committee or, if a liquidating trust is established, the trustees of the liquidating trust, may modify or amend the Plan of Dissolution without further action by our stockholders to the extent permitted under applicable law.

Q.	Do you have agreements to sell your assets?

A:	As of the date of this proxy statements, we do not have any agreements to sell our assets.

Q.	If the Plan of Dissolution Proposal is approved, what do you estimate that the holders of Company common stock will receive?

A.

The amount of cash that may ultimately be received by Company stockholders is not yet known. However, we currently estimate that our net proceeds from liquidation could range between approximately $8.80 and $9.83 per share. There are many factors that may affect the amounts available for distribution to Company stockholders, including, among other things, the ultimate sale price of each asset, changes in market demand for seniors housing properties during the implementation of the Plan of Dissolution, the amount of taxes, transaction fees, expenses relating to the dissolution, and unanticipated or contingent liabilities arising hereafter. No assurance can be given as to the amounts you will ultimately receive. If the Company has underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount ultimately distributed to Company stockholders could be less than that set forth above.

Q.	When will I receive my liquidating distributions?

A.

We expect to make liquidating distributions to our stockholders throughout the period of the liquidation process and to make the final liquidating distribution after we sell all of our assets, pay all of our known liabilities and provide for unknown liabilities. We expect to complete these activities within 24 months after stockholder approval of the Plan of Dissolution. If we have not sold all of our assets and paid all of our liabilities within 24 months after stockholder approval of the Plan of Dissolution, or if our Board and the Special Committee otherwise determine that it is advantageous to do so, we may transfer our remaining assets and liabilities to a liquidating trust. We would then distribute interests in the liquidating trust to our stockholders. If we establish a reserve fund, we may make a final distribution from any funds remaining in the reserve fund after we determine that all of our liabilities have been paid.

The actual amounts and timing of the liquidating distributions will be determined by our Board or, if a liquidating trust is formed, by the trustees of the liquidating trust, in their discretion. If you transfer your shares during the liquidation, the right to receive liquidating distributions will transfer with those shares.

Q.	What is a liquidating trust?

A.

A liquidating trust is a trust organized for the primary purpose of liquidating and distributing the assets transferred to it. If we form a liquidating trust, we will transfer to our stockholders beneficial interests in the liquidating trust. These interests will generally not be transferable by you.

Q.	What will happen to my shares of stock?

A.

If our stockholders approve the Plan of Dissolution, after we have sold all of our assets, satisfied our liabilities and made our final liquidating distribution to our stockholders, all shares of our common stock owned by you will be cancelled at the end of the liquidation process.

Q.	What vote of Company stockholders is required to approve the Plan of Dissolution Proposal?

A.	Approval of the Plan of Dissolution Proposal requires the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon.

Q.	How does the Board recommend that we vote on the Plan of Dissolution Proposal?

A.

Our Board recommends that you vote FOR the Plan of Dissolution Proposal. The Board and the Special Committee carefully reviewed and considered the terms and conditions of the Plan of Dissolution and the transactions contemplated thereby and each unanimously determined that the terms of the Plan of Dissolution are advisable and in your best interest. For a more complete description of the recommendation of our Board, see “Annual Meeting of the Stockholders of CNL Healthcare Properties II, Inc.” beginning on page 23 of this proxy statement and “Proposal 1—The Plan of Dissolution Proposal” beginning on page 26 of this proxy statement.

Q.	Are there any interests in the liquidation that differ from my own?

A.	Yes, some of our directors and officers and the Advisor have interests in the liquidation that are different from your interests as a stockholder, including the following:

•

All of our executive officers are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to the Company. We currently do not pay any direct compensation to our executive officers.

•

The Advisor may be entitled to subordinated incentive fees in connection with the sale of the Company’s assets, depending upon and correlated to the price received by us for the sale of our properties, but these fees are currently estimated to be zero. See “Proposal 1 — The Plan of Dissolution Proposal—Uses of Liquidation Proceeds.”

•

The Advisor currently owns 164,210 restricted shares of our common stock, which may vest in connection with the sale of the Company’s assets, depending upon and correlated to the price received by us for the sale of our properties, but we currently expect all of these restricted shares to be forfeited rather than vest. See “Proposal 1 — The Plan of Dissolution Proposal—Uses of Liquidation Proceeds.”

•

In addition to the Advisor’s restricted shares, our Advisor, executive officers and directors own a total of 268,860 shares of our common stock, for which we estimate they will receive distributions of between approximately $2.4 million and $2.6 million in connection with our liquidation.

Consequently, our officers and directors and the Advisor may be more likely to support the Plan of Dissolution than might otherwise be the case if they did not have these interests. Our Board and the Special Committee each were aware of these interests and considered them in making their recommendations. For further information regarding these and other interests that differ from your interests please see the section titled “Summary Term Sheet — Interests in the Liquidation that Differ from Your Interests.”

Q.	Did you obtain an opinion about the estimated range of aggregate liquidating distributions?

A.

Yes. Stanger provided to the Board an opinion dated June 24, 2019, as to the reasonableness, from a financial point of view, of our estimated range of liquidating distributions per share to be received by the Company’s stockholders in a liquidation pursuant to the Plan of Dissolution. The Stanger written opinion, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection therewith, is attached as Annex B to this proxy statement. Stanger provided its opinion for the information and assistance of our Board in connection with its consideration of the Plan of Dissolution. You are encouraged to read the Stanger opinion in its entirety. The Stanger opinion constitutes neither a recommendation to you as to how you should vote on the proposals set forth in this proxy statement nor a guarantee as to the actual amount of consideration that will be received by you under the Plan of Dissolution.

Q.

Why is the high-end of the estimated range of our net proceeds from liquidation in this proxy statement lower than the Company’s estimated net asset value (“NAV”) per share of its common stock as of December 31, 2018 (the “2018 NAV”)?

A.

The 2018 NAV of $9.92 per share was the midpoint value in the range of $9.40 and $10.49 (the “2018 NAV Range”) for the Company’s estimated NAV per share of the Company’s common stock. The 2018 NAV Range, including the 2018 NAV, was calculated as of December 31, 2018 and other than the adjustment for estimated property transaction costs, in accordance with the Company’s valuation policy and the recommendations and methodologies of the Institute for Portfolio Alternatives (formerly the Investment Program Association), a trade association for non-listed direct investment vehicles (“IPA”), as set forth in IPA Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITS” (the “IPA Guideline”). While the two overlap, the 2018 NAV Range and the estimated range of our net proceeds from liquidation in this proxy statement primarily differ on the low- and high-ends of each range for the following reasons. The 2018 NAV and 2018 NAV Range did not include or account for, among other things, (i) estimated liquidation costs to be incurred by the Company when liquidating and dissolving the Company, (ii) the first quarter 2019 cash distribution paid to stockholders, which exceeded our modified funds from operations generated by us during the same period, and (iii) our updated estimated values of the Company’s real estate portfolio which differed from the appraised property values underlying our 2018 NAV Range, all of which negatively impacted the range of our net proceeds from liquidation.

Q.	Are there any risks related to the Plan of Dissolution?

A.	Yes. You should carefully review the section entitled “Risk Factors” beginning on page 14 of this proxy statement.

Q.	What are the United States federal income tax consequences of the Plan of Dissolution?

A.

Subject to the limitations, assumptions, and qualifications described in this proxy statement and the approval by the Company’s stockholders of the Plan of Dissolution, the intended liquidation and dissolution of the Company pursuant to the Plan of Dissolution will constitute a taxable distribution to you in redemption of your Company common stock, with the following material federal income tax consequences to the Company’s stockholders.

In general, if the Plan of Dissolution is approved and we are liquidated, you will realize, for U.S. federal income tax purposes, gain or loss equal to the difference between the cash distributed to you by the Company and your adjusted tax basis in your Company common stock. If we distribute interests in a liquidating trust to you, you would be required to recognize any such gain in the taxable year of the distribution of the liquidating trust interests (to the extent that you have not recognized such gain in prior taxable years), although you may not receive the cash necessary to pay the tax on such gain. If you receive cash from the liquidating trust, you may receive such cash after the due date for filing your tax return and paying the tax on such gain. A summary of the possible tax consequences to you begins on page 40 of this proxy statement. You should consult your tax advisor as to the tax effect of the Plan of Dissolution to you based on your particular circumstances.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF SUCH TRANSACTIONS.

You are urged to read the discussion in the section entitled “Material United States Federal Income Tax Consequences” beginning on page 40 of this proxy statement and to consult your tax advisor as to the United States federal income tax consequences of the dissolution, as well as the effects of state, local and foreign tax laws.

General Questions

Q.	Why is the Company seeking a stockholder vote on the Adjournment Proposal?

A.

Adjourning the annual meeting to a later date will give us additional time to solicit proxies to vote in favor of approval of the Plan of Dissolution Proposal, if necessary. Consequently, we are seeking your approval of the Adjournment Proposal to ensure that, if necessary, we will have enough time to solicit the required votes for the Plan of Dissolution Proposal.

Q.	Who can help answer my questions?

A.

If you have any questions about the annual meeting, any of the proposals, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact us or our proxy solicitor, Broadridge.

CNL Healthcare Properties II, Inc. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 866-650-0650 Attn: Client Services	Broadridge Investor Communication Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717 855-600-2577

SUMMARY TERM SHEET

The following is a summary that highlights information contained in this proxy statement that relates to the proposed dissolution of the Company. This summary may not contain all of the information that may be important to you. For a more complete description of the Plan of Dissolution, we encourage you to read carefully this entire proxy statement, including the attached annexes.

Description of Business (see page 21)

We were organized as a Maryland corporation on July 10, 2015 and have elected to be taxed, and currently qualify as a real estate investment trust (“REIT”) for federal income tax purposes. We are sponsored by CNL Financial Group, LLC (“Sponsor” or “CNL”).

On March 2, 2016, pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended (the “Securities Act”), we commenced our initial public offering of common stock on a “best efforts” basis, which meant that CNL Securities Corp. (“Dealer Manager”), an affiliate of our Sponsor, used its best efforts but was not required to sell any specific amount of shares. On August 31, 2018, our Board approved the termination of our public offering and the suspension of our distribution reinvestment plan, effective October 1, 2018. We also suspended our share redemption plan and discontinued our stock dividends concurrently. In October 2018, we deregistered the unsold shares of common stock under our registration statement on Form S-11. In March 2019, in connection with the exploration of strategic alternatives, our Board suspended monthly cash distributions to stockholders effective April 1, 2019. Accordingly, our Board does not currently intend to declare any regular distributions, though if the Plan of Dissolution is approved by our stockholders, we expect to make liquidating distributions to our stockholders throughout the period of the liquidation process and to make the final liquidating distribution after we sell all of our assets, pay all of our known liabilities and provide for unknown liabilities.

From the time of our formation on July 10, 2015 (inception) through July 10, 2016, we had not commenced operations because we were in our development stage and had not received the minimum required offering amount of $2.0 million in shares of common stock. We broke escrow in our public offering effective July 11, 2016 and, through the close of the offering in October 2018, we had received aggregate subscription proceeds of approximately $50.8 million, including approximately $1.2 million pursuant to our distribution reinvestment plan. Prior to the commencement of our initial public offering, we received $0.2 million from our Advisor as our initial capitalization. In addition, we received $0.3 million in a private placement.

Our primary investment objectives prior to our Board and the Special Committee recommending that stockholders vote to approve the Plan of Dissolution were to invest in a diversified portfolio of assets that would allow us to:

•	provide stockholders with attractive and stable cash distributions;

•	preserve, protect and return stockholders’ invested capital; and

•	explore liquidity opportunities in the future, such as the sale of either the Company or our assets, potential merger, or the listing of our common shares on a national securities exchange.

Our investment focus was on acquiring a diversified portfolio of healthcare real estate or real estate-related assets, primarily in the United States, within the seniors housing, medical office, post-acute care and acute care asset classes.

On May 6, 2019, we sold our MOB asset, Overland Park, for approximately $15.4 million, subject to certain pro-rations and other adjustments, which resulted in net cash proceeds to the Company of approximately $9.5 million after closing costs and repayment of indebtedness secured by Overland Park. The Company used the remainder of the net proceeds to pay down indebtedness on one of its senior housing assets.

As of the date of this proxy statement, we owned two seniors housing communities. We have leased our two seniors housing properties to single member limited liability companies wholly-owned by TRS Holdings, a subsidiary of the Company. TRS Holdings has engaged independent third-party managers under management agreements to operate the properties as permitted under the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) structures.

We are externally managed and advised by CHP II Advisors, LLC (“Advisor”). Our Advisor has responsibility for our day-to-day operations, serving as our consultant in connection with policy decisions to be made by our Board, and for identifying, recommending and executing acquisitions (through the completion of our acquisition stage in August 2018) and dispositions on our behalf pursuant to an advisory agreement.

Stockholders’ Meeting; Vote Required (see page 24)

The annual meeting of our stockholders will be held on September 10, 2019 at 10:00 a.m. Eastern Time, at CNL Center at City Commons, Tower I, 13th Floor, 450 South Orange Avenue, Orlando, Florida 32801. At the annual meeting, our stockholders will be asked:

(1) to consider and vote upon the Plan of Dissolution Proposal;

(2) to consider and vote upon the Charter Amendment Proposals;

(3) to consider and vote upon the election of three persons to our Board for terms expiring at the 2020 annual meeting of stockholders and until their successors are duly elected and qualify;

(4) to consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2019; and

(5) to consider and vote upon the Adjournment Proposal.

In addition, we will attend to such other business as may properly come before the annual meeting and any adjournment or postponement thereof. The Board does not know of any matters that may be voted upon at the annual meeting other than the matters set forth above.

Only holders of record of our common stock at the close of business on July 9, 2019, the record date, are entitled to notice of and to vote at the annual meeting.

Approval of the Plan of Dissolution Proposal requires the affirmative vote of a majority of the holders of the shares of our common stock outstanding on the record date and entitled to vote thereon.

Approval of each of the Charter Amendment Proposals requires the affirmative vote of a majority of the holders of the shares of our common stock outstanding on the record date and entitled to vote thereon.

Election of each director requires the affirmative vote of a majority of the votes cast by holders of shares represented in person or by proxy.

Approval of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the votes cast in person or by proxy.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of shares represented in person or by proxy.

Plan of Dissolution (see page 26)

At the annual meeting, you will be asked to consider and vote upon a proposal to approve the Plan of Dissolution, attached to this proxy statement as Annex A. If the Plan of Dissolution Proposal is approved by our stockholders, we intend to, from time to time as favorable opportunities arise, dispose of all of our assets in exchange for cash, notes or such other assets as may be conveniently liquidated or distributed, which we expect to accomplish within 24 months after approval of the Plan of Dissolution. Upon the sale of our assets, we plan to file Articles of Dissolution and such other documents as may be required to dissolve the Company with the SDAT, which will commence a formal process under which we will give notice of our intention to dissolve, allow our creditors to come forward to make claims for amounts owed to them, reserve amounts for payment to our creditors (including amounts required to cover unknown or contingent liabilities), wind-up our affairs, and distribute the net proceeds from the sale of our assets to our stockholders. You are encouraged to read carefully the Plan of Dissolution in its entirety because it is the legal document that governs our proposed liquidation and dissolution.

Background of the Plan of Dissolution; Reasons for the Liquidation

On March 2, 2016, we commenced our initial public offering of our common stock as a “blind pool” with only $200,000 in assets. On August 31, 2018, our Board approved the termination of our offering and the suspension of our distribution reinvestment plan, effective October 1, 2018, because our Board believed our offering was not successful enough to achieve the size and scale necessary to execute our business objectives. Based on our actual and projected equity capital raise prospects along with a challenged environment for broker-dealers and non-traded REIT formats, the Board believed that identifying and pursuing opportunities to maximize value in the nearer term was in the best interest of the Company and our stockholders. In total, we received aggregate subscription proceeds of approximately $50.8 million, including approximately $1.2 million pursuant to our distribution reinvestment plan, through October 31, 2018. Prior to the commencement of our initial public offering, we received $0.2 million from our Advisor as our initial capitalization. In addition, we received $0.3 million in a private placement. Using the proceeds from our offering as well as debt financing, we acquired two seniors housing properties and one MOB known as Overland Park (“Overland Park”).

Also on August 31, 2018, in connection with the termination of our offering, our Board appointed the Special Committee to oversee the process of exploring strategic alternatives for our Company. On January 28, 2019, we engaged SunTrust Robinson Humphrey, Inc. (“SunTrust”) to act as exclusive financial advisor to the Special Committee. SunTrust provided the Special Committee with an analysis of different alternatives available to the Company and its recommendations to maximize value for stockholders.

After consultation with SunTrust, the Special Committee decided it was in the best interests of the Company to enter into an agreement to sell Overland Park pursuant to a proposal received by our Advisor at a purchase price of $15.4 million. This transaction was subsequently approved by the entire Board, an asset purchase agreement was entered into, and Overland Park was sold on May 6, 2019 for approximately $15.4 million, subject to certain pro-rations and other adjustments, which resulted in net cash proceeds to the Company of approximately $9.5 million after closing costs and repayment of indebtedness secured by Overland Park. The Company used the remainder of the net proceeds to pay down indebtedness on one of its senior housing assets.

With respect to the remaining two seniors housing properties and other corporate assets, the Special Committee decided in February 2019, after consultation with SunTrust, that it was worth exploring talks with CHP I, which might have interest in a transaction. However, CHP I was not interested, and after further consultation with SunTrust, the Special Committee determined that it did not expect to be able to obtain an attractive offer from a third party for an acquisition of the Company’s assets through a merger or whole-entity sale. Rather, the Special Committee concluded that a planned liquidation was the most likely path to maximize stockholder value. More particularly, after consultation with SunTrust, the Special Committee concluded that on balance, a full open marketing process for the entire Company and/or its real estate assets would be, given that any such transaction would be subject to stockholder approval and such process would involve significant time and expense, unlikely to yield better results for stockholders than a plan of complete liquidation and dissolution that was pursued as promptly as possible. On May 7, 2019, our Special Committee recommended to the Board that we pursue a complete liquidation and dissolution of the Company.

After further consultation with our Advisor, our Board and the Special Committee each has concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive if a different alternative reasonably available was implemented, and our Board resolved to seek your approval to pursue the Plan of Dissolution. In reaching this conclusion, our Board and the Special Committee each considered the continuing expense of operating the Company as a comparatively small public real estate investment trust and current market conditions for our seniors housing properties. The decision of the Special Committee and the Board to seek your approval for the Plan of Dissolution followed a lengthy process in which the Special Committee and the Board reviewed several different strategic alternatives, in addition to liquidation, including the following: a listing of the Company’s shares of common stock on a national securities exchange, with or without a concurrent offering; seeking to dispose of our assets through a merger or whole-entity sale; and continuing under the current business plan, including possibly with raising additional capital. The Board and the Special Committee carefully reviewed and considered the terms and conditions of the Plan of Dissolution and the transactions contemplated thereby and each unanimously determined that the terms of the Plan of Dissolution are advisable and in your best interest. For a discussion of the reasons for the Plan of Dissolution, see “Proposal 1—The Plan of Dissolution Proposal – Reasons for the Liquidation; Recommendations of Our Board and the Special Committee.”

We estimate that our net proceeds from liquidation could range between approximately $8.80 and $9.83 per share. These estimates are based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the period under which we implement the Plan of Dissolution as described below could have a material effect on the ultimate amount of proceeds received by stockholders.

Interests in the Liquidation That Differ from Your Interests

In considering our Board’s and the Special Committee’s recommendations that you vote in favor of the Plan of Dissolution Proposal, you should be aware that some of our directors and officers and the Advisor have interests in the liquidation that are different from your interests as a stockholder, including the following:

•

All of our executive officers are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to the Company. We currently do not pay any direct compensation to our executive officers.

•

The Advisor may be entitled to subordinated incentive fees in connection with the sale of the Company’s assets, depending upon and correlated to the price received by us for the sale of our properties, but these fees are currently estimated to be zero. See “Proposal 1 — The Plan of Dissolution Proposal—Uses of Liquidation Proceeds.”

•

The Advisor currently owns 164,210 restricted shares of our common stock, which may vest in connection with the sale of the Company’s assets, depending upon and correlated to the price received by us for the sale of our properties, but we currently expect all of these restricted shares to be forfeited rather than vest. See “Proposal 1 — The Plan of Dissolution Proposal—Uses of Liquidation Proceeds.”

•

In addition to our Advisor’s restricted shares, our Advisor, executive officers and directors own a total of 268,860 shares of our common stock, for which we estimate they will receive distributions of between approximately $2.4 million and $2.6 million in connection with our liquidation.

Consequently, our officers and directors and the Advisor may be more likely to support the Plan of Dissolution than might otherwise be the case if they did not expect to receive those payments. Our Board and the Special Committee each were aware of these interests and considered them in making their recommendations. For further information regarding these and other interests that differ from your interests please see the section titled “Interests in the Liquidation that Differ from Your Interests.”

Opinion of Stanger (see page 32 and Annex B)

Stanger provided to the Board an opinion dated June 24, 2019, as to the reasonableness, from a financial point of view, of our estimated range of liquidating distributions per share to be received by the Company’s stockholders in a liquidation pursuant to the Plan of Dissolution. The Stanger written opinion, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection therewith, is attached as Annex B to this proxy statement. Stanger provided its opinion for the information and assistance of our Board in connection with its consideration of the Plan of Dissolution. You are encouraged to read the Stanger opinion in its entirety. The Stanger opinion constitutes neither a recommendation to you as to how you should vote on the proposals set forth in this proxy statement nor a guarantee as to the actual amount of consideration that will be received by you under the Plan of Dissolution.

Recommendations of our Board of Directors (see pages 39, 48, 66, 67 and 68)

Our Board has determined that the proposals are advisable and in the best interests of the Company and our stockholders, and unanimously recommends that you vote FOR the Plan of Dissolution Proposal, FOR each of the Charter Amendment Proposals, FOR ALL of the nominated directors, FOR approval of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2019 and FOR the Adjournment Proposal.

Material United States Federal Income Tax Consequences (see page 40)

You are urged to read the discussion in the section entitled “Material United States Federal Income Tax Consequences” beginning on page 40 of this proxy statement and to consult your tax advisor as to the United States federal income tax consequences of the Plan of Dissolution, as well as the effects of state, local and foreign tax laws.

RISK FACTORS

The following risk factors, together with the other information in this proxy statement and in the “Risk Factors” sections included in the documents incorporated by reference herein (see “Where You Can Find More Information” on page 69), should be carefully considered by each of our stockholders before deciding whether to vote to approve the Plan of Dissolution Proposal as described in this proxy statement. In addition, our stockholders should keep in mind that the risks described below are not the only risks that are relevant to your voting decision. The risks described below are the risks that we currently believe are the material risks of which our stockholders should be aware. However, additional risks that are not presently known to us, or that we currently believe are not material, may also prove to be important.

RISKS THAT MAY DELAY OR REDUCE OUR LIQUIDATING DISTRIBUTIONS

We currently estimate that our net proceeds from liquidation could range between approximately $8.80 and $9.83 per share, which we anticipate paying to stockholders within 24 months after stockholder approval of the Plan of Dissolution. However, our expectations about the amount of liquidating distributions that we will make and when we will make them are based on many estimates and assumptions, one or more of which may prove to be incorrect. As a result, the actual amount of liquidating distributions we pay to you may be more or less than we estimate in this proxy statement. In addition, the liquidating distributions may be paid later than we predict. In addition to the risks that we generally face in our business, factors that could cause actual payments to be lower or made later than we expect include, among others, the risks set forth below:

If any of the parties to our future sale agreements default thereunder, or if these sales do not otherwise close, our liquidating distributions may be delayed or reduced.

If you approve the Plan of Dissolution, we will seek to enter into binding sale agreements for each of our properties. The consummation of the potential sales for which we will enter into sale agreements in the future will be subject to satisfaction of closing conditions. If any of the transactions contemplated by these future sale agreements do not close because of a buyer default, failure of a closing condition or for any other reason, we will need to locate a new buyer for the assets which we may be unable to do promptly or at prices or on terms that are as favorable as the original sale agreement. We will also incur additional costs involved in locating a new buyer and negotiating a new sale agreement for this asset. These additional costs are not included in our projections. In the event that we incur these additional costs, our liquidating payments to our stockholders would be delayed or reduced.

If we are unable to find buyers for our assets at our expected sales prices, our liquidating distributions may be delayed or reduced.

As of the date of this proxy statement and as previously disclosed, neither of our two properties are subject to agreements providing for their sale. In calculating our estimated range of liquidating distributions, we assumed that we will be able to find buyers for all of our assets at amounts based on our estimated range of market values for each property. However, we may have overestimated the sales prices that we will ultimately be able to obtain for these assets. For example, in order to find buyers in a timely manner, we may be required to lower our asking price below the low end of our current estimate of the property’s market value. If we are not able to find buyers for these assets in a timely manner or if we have overestimated the sales prices we will receive, our liquidating payments to our stockholders would be delayed or reduced. Furthermore, the projected liquidating distribution is based upon the Advisor’s estimates of the range of market value for each property, but real estate market values are constantly changing and fluctuate with changes in interest rates, supply and demand dynamics, occupancy percentages, lease rates, the availability of suitable buyers, the perceived quality and dependability of income flows from tenancies and a number of other factors, both local and national. In addition, transactional fees and expenses, environmental contamination at our properties or unknown liabilities, if any, may adversely impact the net liquidation proceeds from those assets.

If we are unable to find buyers that want to keep our property managers, our asset sales prices will likely be in the lower end of our expected range, it may take longer to sell our assets, and our liquidating distributions may be delayed or reduced.

As of the date of this proxy statement, our portfolio consists of two seniors housing properties managed by independent third-party managers as permitted under RIDEA structures. Some potential buyers of these assets may wish to replace our property managers, which is a change that could create transition costs and otherwise reduce what they would be willing to pay for the properties. If we are unable to find buyers that want to keep our property managers, our asset sales prices will likely be in the lower end of our expected range, it may take longer to sell our assets, and our liquidating distributions may be delayed or reduced.

If our liquidation costs or unpaid liabilities are greater than we expect, our liquidating distributions may be delayed or reduced.

Before making the final liquidating distribution, we will need to pay or arrange for the payment of all of our transaction costs in the liquidation, all other costs and all valid claims of our creditors. Our Board may also decide to acquire one or more insurance policies covering unknown or contingent claims against us, for which we would pay a premium which has not yet been determined. Our Board may also decide to establish a reserve fund to pay these contingent claims. The amounts of transaction costs in the liquidation are not yet final, so we have used estimates of these costs in calculating the amounts of our projected liquidating distributions. To the extent that we have underestimated these costs in calculating our projections, our actual net liquidation value may be lower than our estimated range. In addition, if the claims of our creditors are greater than we have anticipated or we decide to acquire one or more insurance policies covering unknown or contingent claims against us, our liquidating distributions may be delayed or reduced. Further, if a reserve fund is established, payment of liquidating distributions to our stockholders may be delayed or reduced.

Pursuing the Plan of Dissolution may cause us to fail to qualify as a REIT, which would dramatically lower the amount of our liquidating distributions.

For so long as we qualify as a REIT and distribute all of our taxable income, we generally are not subject to federal income tax. Although our Board does not presently intend to terminate our REIT status prior to the final distribution of the net proceeds from the sale of our assets and our dissolution, our Board may take actions pursuant to the Plan of Dissolution that would result in such a loss of REIT status. Upon the final distribution of the net proceeds from the sale of our assets and our dissolution, our existence and our REIT status will terminate. However, there is a risk that our actions in pursuit of the Plan of Dissolution may cause us to fail to meet one or more of the requirements that must be met in order to qualify as a REIT prior to completion of the Plan of Dissolution. For example, to qualify as a REIT, at least 75% of our gross income must come from real estate sources and 95% of our gross income must come from real estate sources and certain other sources that are itemized in the REIT tax laws, mainly interest and dividends. We may encounter difficulties satisfying these requirements as part of the liquidation process. In addition, in connection with that process, we may recognize ordinary income in excess of the cash received. The REIT rules require us to pay out a large portion of our ordinary income in the form of a dividend to our stockholders. However, to the extent that we recognize ordinary income without any cash available for distribution, and if we were unable to borrow to fund the required dividend or find another way to meet the REIT distribution requirements, we may cease to qualify as a REIT. While we expect to comply with the requirements necessary to qualify as a REIT in any taxable year, if we are unable to do so, we will, among other things (unless entitled to relief under certain statutory provisions):

•	not be allowed a deduction for dividends paid to stockholders in computing our taxable income;

•	be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income, including recognized gains, at regular corporate rates;

•	be subject to increased state and local taxes; and

•	be disqualified from treatment as a REIT for the taxable year in which we lose our qualification and for the four following taxable years.

As a result of these consequences, our failure to qualify as a REIT could substantially reduce the funds available for distribution to our stockholders.

Pursuing the Plan of Dissolution may cause us to be subject to federal income tax, which would reduce the amount of our liquidating distributions.

We generally are not subject to federal income tax to the extent that we distribute to our stockholders during each taxable year (or, under certain circumstances, during the subsequent taxable year) dividends equal to our taxable income for the year. However, we are subject to federal income tax to the extent that our taxable income exceeds the amount of dividends paid to our stockholders for the taxable year. In addition, we are subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of 85% of our ordinary income for that year, plus 95% of our capital gain net income for that year, plus 100% of our undistributed taxable income from prior years. While we intend to make distributions to our stockholders sufficient to avoid the imposition of any federal income tax on our taxable income and the imposition of the excise tax, differences in timing between the actual receipt of income and actual payment of deductible expenses, and the inclusion of such income and deduction of such expenses in arriving at our taxable income, could cause us to have to either borrow funds on a short-term basis to meet the REIT distribution requirements, find another alternative for meeting the REIT distribution requirements, or pay federal income and excise taxes. The cost of borrowing or the payment of federal income and excise taxes would reduce the funds available for distribution to our stockholders.

So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” are sales of property held primarily for sale to customers in the ordinary course of a trade or business. The prohibited transactions tax is intended to prevent a REIT from retaining any profit from ordinary retailing activities such as sales to customers of condominium units or subdivided lots in a development project. The Code provides for a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions. Whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and that none of the sales of our properties will constitute a prohibited transaction. We do not believe that the sales of the Company’s properties pursuant to the Plan of Dissolution should be subject to the prohibited transactions tax. However, due to the anticipated sales volume and other factors, the contemplated sales may not qualify for the protective safe harbor. There can be no assurance that the IRS will not successfully challenge the characterization of properties we hold for purposes of applying the prohibited transaction tax.

Distributing interests in a liquidating trust may cause our stockholders to recognize gain prior to the receipt of cash.

The REIT provisions of the Code generally require that each year we distribute as a dividend to our stockholders 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain). Liquidating distributions we make pursuant to the Plan of Dissolution will qualify for the dividends paid deduction, provided that they are made within 24 months of the adoption of such plan. Conditions may arise which cause us not to be able to liquidate within such 24-month period. For instance, it may not be possible to sell our assets at acceptable prices during such period. In such event, rather than retain our assets and risk losing our status as a REIT, we may elect to transfer our remaining assets and liabilities to a liquidating trust in order to meet the 24-month requirement. We may also elect to transfer our remaining assets and liabilities to a liquidating trust within such 24-month period to avoid the costs of operating as a public company. Such a transfer would be treated as a distribution of our remaining assets to our stockholders, followed by a contribution of the assets to the liquidating trust. As a result, a Company stockholder would recognize gain to the extent such stockholder’s share of the cash and the fair market value of any assets received by the liquidating trust was greater than the stockholder’s adjusted tax basis in the stock, notwithstanding that the stockholder would not contemporaneously receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. To the extent such stockholder’s share of the cash and the fair market value of any assets received by the liquidating trust is less than the stockholder’s adjusted tax basis in the stock, such loss is expected to be recognizable at the time of the transfer to the liquidating trust, but not before such time. See “Material United States Federal Income Tax Consequences —United States Federal Income Tax Consequences to our U.S. Stockholders” on page 42. In addition, it is possible that the fair market value of the assets received by the liquidating trust, as estimated for purposes of determining the extent of the stockholder’s gain at the time interests in the liquidating trust are distributed to the stockholders, will exceed the cash or fair market value of property received by the liquidating trust on a sale of the assets. In this case, the stockholder would recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, which loss may be limited under the Code.

You may not receive any profits resulting from the sale of one or more of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.

If you approve the Plan of Dissolution, you may experience a delay before receiving your share of the net proceeds of such liquidation. In a liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We do not have any limitations or restrictions on taking such purchase money obligations. To the extent we receive promissory notes or other property in lieu of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. We may receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments may be spread over a number of years. In such event, you may experience a delay in the distribution of the net proceeds of a sale until such time as the installment payments are received.

OTHER RISKS OF THE PROPOSALS

There can be no assurance that our adoption of the Plan of Dissolution will result in greater returns to you on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time.

If our stockholders approve the Plan of Dissolution, you will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets once such assets are sold. While our Board and the Special Committee each believe that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time, such belief relies on certain assumptions and judgments concerning future events. Therefore, it is possible that continuing with the status quo or pursuing one or more of the other alternatives could provide you with a greater return within a reasonable period of time. In that case, we will be foregoing those attractive opportunities if we implement the Plan of Dissolution. If the Plan of Dissolution is not approved by you and our other stockholders, our Board and the Special Committee intends to evaluate our remaining strategic alternatives.

Our Board may abandon or delay implementation of the Plan of Dissolution even if it is approved by our stockholders.

Our Board has adopted and approved a Plan of Dissolution for the liquidation and dissolution of the Company. Nevertheless, our Board may terminate the Plan of Dissolution for any reason. This power of termination may be exercised both before and after any approval of the Plan of Dissolution Proposal by our stockholders, up to the time that the Articles of Dissolution have been accepted for record by the SDAT. Notwithstanding approval of the Plan of Dissolution Proposal by our stockholders, our Board may modify or amend the Plan of Dissolution without further action by our stockholders to the extent permitted under then current law. Although our Board has no present intention to pursue any alternative to the Plan of Dissolution, our Board may conclude either that its duties under applicable law require it to pursue business opportunities that present themselves or that abandoning the Plan of Dissolution is otherwise in the best interests of the Company and its stockholders. If our Board elects to pursue any alternative to the Plan of Dissolution, our stockholders may not receive any of the consideration currently estimated to be available for distribution to our stockholders pursuant to the Plan of Dissolution.

The Board will have the authority to sell our assets under terms less favorable than those assumed for the purpose of estimating our net liquidation value range.

If our stockholders approve the Plan of Dissolution, our directors will have the authority to sell any and all of our assets on such terms and to such parties as the Board determines in its sole discretion. Notably, our stockholders will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such sales.

Distributions, if any, to our stockholders could be delayed and our stockholders could, in some circumstances, be held liable for amounts they received from the Company in connection with our dissolution.

Although our Board has not established a firm timetable for distributions to our stockholders, our Board intends, subject to contingencies inherent in the winding-up of our business and the payment of our obligations and liabilities, to completely liquidate as soon as practicable after the adoption of the Plan of Dissolution. If we are unable to dispose of all of our assets within 24 months after adoption of the Plan of Dissolution or if it is otherwise advantageous or appropriate to do so, our Board may establish a liquidating trust to which we could distribute in kind its unsold assets. Depending upon the Company’s cash flow and cash requirements and the progress of the sale process for our assets under the Plan of Dissolution, we may not make any distributions to our stockholders until we have repaid all of our known retained obligations and liabilities, paid all of our expenses, and complied with the requirements of Maryland law for companies in dissolution, including requirements for the creation and maintenance of adequate contingency reserves as required by Maryland law. Thereafter, we anticipate making distributions to our stockholders as promptly as practicable in accordance with the Plan of Dissolution and the liquidation and dissolution process selected by our Board in its sole discretion.

If we fail to create an adequate contingency reserve for payment of its expenses and liabilities, or if we transfer our assets to a liquidating trust and the contingency reserve and the assets held by the liquidating trust are less than the amount ultimately found payable in respect of expenses and liabilities, each of our stockholders could be held liable for the payment to our creditors of such stockholder’s pro rata portion of the excess, limited to the amounts previously received by the stockholder in distributions from the Company or the liquidating trust, as applicable. If a court holds at any time that we failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve and the assets of the liquidating trust, our creditors could seek an injunction to prevent us from making distributions under the Plan of Dissolution on the grounds that the amounts to be distributed are needed to provide for the payment of such expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to our stockholders and/or holders of beneficial interests of any liquidation trust.

We will continue to incur the expenses of complying with public company reporting requirements.

Until our liquidation and dissolution is complete, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with these reporting requirements is economically burdensome. In order to curtail expenses, we may, after filing our Articles of Dissolution, seek relief from the U.S. Securities and Exchange Commission (“SEC”) from the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution, along with any other reports that the SEC might require, but would discontinue filing annual and quarterly reports on Forms 10-K and 10-Q. However, the SEC may not grant any such relief. To the extent that we delay filing the Articles of Dissolution, we would be obligated to continue complying with the applicable reporting requirements of the Exchange Act. The expenses we incur in complying with the applicable reporting requirements will reduce the assets available for ultimate distribution to our stockholders.

Approval of the Plan of Dissolution may lead to stockholder litigation which could result in substantial costs and distract our management.

Historically, extraordinary corporate actions by a company, such as our proposed Plan of Dissolution, sometimes lead to securities class action lawsuits being filed against that company. We may become involved in this type of litigation as a result of the Plan of Dissolution Proposal, which risk may be increased if our stockholders approve the Plan of Dissolution Proposal. As of the date of this proxy statement, no such lawsuits relative to the Plan of Dissolution were pending or, to our knowledge, threatened. However, if such a lawsuit is filed against us, the litigation is likely to be expensive and, even if we ultimately prevail, the process will divert management’s attention from implementing the Plan of Dissolution. If we were not to prevail in such a lawsuit, we may be liable for damages. We cannot predict the amount of any such damages, however, if applicable, they may be significant and may reduce the cash available for distribution to our stockholders.

Our officers and directors and the Advisor have conflicts of interest that may influence their support of the Plan of Dissolution and may cause them to manage our liquidation in a manner not solely in the best interests of our stockholders.

In considering the recommendations of our Board and the Special Committee with respect to the Plan of Dissolution Proposal, you should be aware that some of our directors and officers and the Advisor have interests in the liquidation that are different from your interests as a stockholder. Our Board and the Special Committee are aware of these actual and potential conflicts of interest. Some of the conflicts of interest presented by the liquidation are summarized below.

•

All of our executive officers are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to the Company. We currently do not pay any direct compensation to our executive officers.

•

The Advisor may be entitled to subordinated incentive fees in connection with the sale of the Company’s assets, depending upon and correlated to the price received by us for the sale of our properties, but these fees are currently estimated to be zero. See “Proposal 1 — The Plan of Dissolution Proposal—Uses of Liquidation Proceeds.”

•

The Advisor currently owns 164,210 restricted shares of our common stock, which may vest in connection with the sale of the Company’s assets, depending upon and correlated to the price received by us for the sale of our properties, but we currently expect all of these restricted shares to be forfeited rather than vest. See “Proposal 1 — The Plan of Dissolution Proposal—Uses of Liquidation Proceeds.”

•

In addition to our Advisor’s restricted shares, our Advisor, executive officers and directors own a total of 268,860 shares of our common stock, for which we estimate they will receive distributions of between approximately $2.4 million and $2.6 million in connection with our liquidation.

Consequently, our officers and directors and the Advisor may be more likely to support the Plan of Dissolution than might otherwise be the case if they did not have these interests. Our Board and the Special Committee each were aware of these interests and considered them in making their recommendations. For further information regarding these and other interests that differ from your interests please see the section titled “Summary Term Sheet — Interests in the Liquidation that Differ from Your Interests.”

RISKS OF OUR BUSINESS

The risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 20, 2019, are incorporated by reference herein.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The information in this proxy statement contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We intend that such forward-looking statements be subject to the safe harbors created by Section 21E of the Exchange Act. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of our business and our performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance.

Among many other examples, the following statements are examples of the forward-looking statements in this proxy statement:

•	all predictions of the amount and timing of liquidating distributions to be received by stockholders;

•	all statements regarding future dividend rates;

•	all statements regarding our ability to continue to qualify as a REIT;

•	all statements regarding how our Board or the Special Committee will interpret and comply with the terms of the Plan of Dissolution;

•	all statements regarding the timing of asset dispositions and the sales price we will receive for assets;

•

all statements regarding future cash flows, future business prospects, future revenues, future working capital, the amount of cash reserves to be established in the future, future liquidity, future capital needs, future interest costs, future income or the effects of the liquidation; and

•	insofar as Stanger’s opinion was based upon the foregoing forward-looking statements, its opinion as set forth in Annex B to this proxy statement.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known (and unknown) risks, uncertainties and other unpredictable factors, many of which are beyond our control. Many relevant risks are described under the caption “Risk Factors” on page 14, as well as throughout this proxy statement and the incorporated documents, and you should consider these important cautionary factors as you read this proxy statement.

Our actual results, performance or achievements may differ materially from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. Among the factors that could cause such a difference are:

•	uncertainties relating to our asset portfolio;

•	uncertainties relating to our operations;

•	uncertainties relating to the implementation of our liquidation strategy;

•	uncertainties relating to domestic and international economic and political conditions;

•	uncertainties relating to certain tax matters, including the IRS treating the sale of our properties pursuant to the Plan of Dissolution as subject to the prohibited transactions tax;

•	uncertainties regarding the impact of regulations, changes in government policy and industry competition;

•	uncertainties regarding potential stockholder litigation as a result of the Plan of Dissolution Proposal; and

•	other risks detailed from time to time in our reports filed with the SEC. Please refer to our SEC filings for a description of such factors.

The cautionary statements contained or referred to in this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except for our ongoing obligations to disclose certain information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

OUR BUSINESS AND PROPERTIES

Our Business

We were organized as a Maryland corporation on July 10, 2015 and have elected to be taxed, and currently qualify as a REIT for federal income tax purposes. We are sponsored by CNL Financial Group, LLC (“Sponsor” or “CNL”).

On March 2, 2016, pursuant to a registration statement on Form S-11 under the Securities Act, we commenced our initial public offering of common stock on a “best efforts” basis, which meant that CNL Securities Corp. (“Dealer Manager”), an affiliate of our Sponsor, used its best efforts but was not required to sell any specific amount of shares. On August 31, 2018, our Board approved the termination of our public offering and the suspension of our distribution reinvestment plan, effective October 1, 2018. We also suspended our share redemption plan and discontinued our stock dividends concurrently. In October 2018, we deregistered the unsold shares of common stock under our registration statement on Form S-11. In March 2019, in connection with the exploration of strategic alternatives, our Board suspended monthly cash distributions to stockholders effective April 1, 2019. Accordingly, our Board does not currently intend to declare any regular distributions, though if the Plan of Dissolution is approved by our stockholders, we expect to make liquidating distributions to our stockholders throughout the period of the liquidation process and to make the final liquidating distribution after we sell all of our assets, pay all of our known liabilities and provide for unknown liabilities.

From the time of our formation on July 10, 2015 (inception) through July 10, 2016, we had not commenced operations because we were in our development stage and had not received the minimum required offering amount of $2.0 million in shares of common stock. We broke escrow in our public offering effective July 11, 2016 and, through the close of the offering in October 2018, we had received aggregate subscription proceeds of approximately $50.8 million, including approximately $1.2 million pursuant to our distribution reinvestment plan. Prior to the commencement of our initial public offering, we received $0.2 million from our Advisor as our initial capitalization. In addition, we received $0.3 million in a private placement.

Our primary investment objectives prior to our Board and the Special Committee recommending that stockholders vote to approve the Plan of Dissolution were to invest in a diversified portfolio of assets that would allow us to:

•	provide stockholders with attractive and stable cash distributions;

•	preserve, protect and return stockholders’ invested capital; and

•	explore liquidity opportunities in the future, such as the sale of either the Company or our assets, potential merger, or the listing of our common shares on a national securities exchange.

Our investment focus was on acquiring a diversified portfolio of healthcare real estate or real estate-related assets, primarily in the United States, within the seniors housing, medical office, post-acute care and acute care asset classes.

We are externally managed and advised by our Advisor. Our Advisor has responsibility for our day-to-day operations, serving as our consultant in connection with policy decisions to be made by our Board, and for identifying, recommending and executing acquisitions (through the completion of our acquisition stage in August 2018) and dispositions on our behalf pursuant to an advisory agreement.

Our Assets

On May 6, 2019, we sold our MOB asset, Overland Park, for approximately $15.4 million, subject to certain pro-rations and other adjustments, which resulted in net cash proceeds to the Company of approximately $9.5 million after closing costs and repayment of indebtedness secured by Overland Park. The Company used the remainder of the net proceeds to pay down indebtedness on one of its senior housing assets.

As of the date of this proxy statement, our portfolio consisted of two seniors housing properties: Summer Vista Assisted Living (“Summer Vista”) and The Crossings at Riverview (“Riverview”). We have leased our two seniors housing properties to single member limited liability companies wholly-owned by TRS Holdings, a subsidiary of the Company. TRS Holdings has engaged independent third-party managers under management agreements to operate the properties as permitted under RIDEA structures.

We monitor the performance of our tenants and third-party operators to stay abreast of any material changes in the operations of the underlying properties by (1) reviewing the current, historical and prospective operating margins (measured by a tenant’s earnings before interest, taxes, depreciation, amortization and facility rent), (2) monitoring trends in the source of our tenants’ revenue, including the relative mix of public payors (including Medicare, Medicaid, etc.) and private payors (including commercial insurance and private pay patients), (3) evaluating the effect of evolving healthcare legislation and other regulations on our tenants’ profitability and liquidity, and (4) reviewing the competition and demographics of the local and surrounding areas in which the tenants operate.

Management reviews certain operating and other statistical measures of the underlying property such as occupancy levels and revenue per occupied unit (“RevPOU”), which we define as total revenue before charges for ancillary and care services offered at the community divided by average number of occupied units. As of March 31, 2019, 99% and 79% of resident units were occupied at Summer Vista and Riverview, respectively. The average monthly RevPOU as of March 31, 2019 was $4,230 for assisted living units and $5,327 for memory care units.

Excluding our Overland Park property and indebtedness related to this property, which was classified as held for sale at March 31, 2019 (and subsequently sold in May 2019), the following table sets forth additional details on our consolidated healthcare investment portfolio as of March 31, 2019:

Name	Structure	Date Acquired	Encumbrance (in millions)		Purchase Price (in millions)
Summer Vista Assisted Living	RIDEA	3/31/2017	13.9	(1)	21.4
Pensacola, FL
The Crossings at Riverview	RIDEA	8/31/2018	5.0		24.3
Riverview, FL (“Tampa”)

			$18.9		$45.7

FOOTNOTES:

(1)	In May 2019, we used a portion of the net sales proceeds from the sale of Overland Park, plus some cash on hand, to repay $12.75 million of the Summer Vista loan.

ANNUAL MEETING OF THE STOCKHOLDERS OF CNL HEALTHCARE PROPERTIES II, INC.

When and Where the Annual Meeting Will Be Held

The annual meeting of our stockholders will be held at CNL Center at City Commons, Tower I, 13th Floor, 450 South Orange Avenue, Orlando, Florida 32801, on September 10, 2019, at 10:00 a.m. Eastern Time.

What Will Be Voted Upon

The purpose of the annual meeting is to consider and vote upon the following proposals:

1. Approval of the Plan of Dissolution;

2. Approval of the Charter Amendment Proposals;

3. Election of three persons to the Board for terms expiring at the 2019 annual meeting of stockholders and until their successors are duly elected and qualify;

4. Approval of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2019; and

5. Approval of the Adjournment Proposal.

Our Board does not currently intend to bring any business before the annual meeting other than the specific proposals set forth above and specified in the notice of the annual meeting. Our Board does not know of any other matters that are to be brought before the annual meeting. If any other business properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board may recommend.

The matters to be considered at the annual meeting are of great importance to our stockholders. Accordingly, we urge our stockholders to read and carefully consider the information presented in this proxy statement, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope. Proxies may also be returned to the Company by telephone or on the Internet.

Our Board of Directors’ Recommendation

Our Board has determined that the proposals are advisable and in the best interests of the Company and our stockholders, and unanimously recommends that you vote FOR the Plan of Dissolution Proposal, FOR each of the Charter Amendment Proposals, FOR ALL of the nominated directors, FOR approval of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2019 and FOR the Adjournment Proposal.

Which Stockholders May Vote

Our Board has fixed the close of business on July 9, 2019 as the record date for determining Company stockholders entitled to receive notice of the annual meeting, and to vote their shares at the annual meeting and any adjournment or postponement of the annual meeting. Only Company stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting. Each share of our common stock is entitled to one vote.

At the close of business on the record date, we had issued and outstanding 5,063,324 shares of common stock.

How Do Stockholders Vote

The proxy card accompanying this proxy statement is solicited on behalf of our Board for use at the annual meeting. Our stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to the Company. Our stockholders can also submit their proxy by telephone or the Internet. All proxies that are properly executed and returned, or submitted by telephone or the Internet, and that are not revoked, will be voted at the annual meeting in accordance with the instructions indicated thereon. Executed or submitted but unmarked proxies will be voted FOR approval of all of the proposals listed on the proxy card.

Quorum and Vote Required to Approve Each Proposal

The presence at the annual meeting, in person or by proxy, of the holders of 50% in voting power of the issued and outstanding shares of common stock entitled to vote at the annual meeting will be necessary to constitute a quorum.

Voting requirements for the approval of the Plan of Dissolution Proposal. Assuming a quorum is present, approval of the Plan of Dissolution Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock and entitled to vote thereon.

Voting requirements for the approval of the Charter Amendment Proposals. Assuming a quorum is present, each of the Charter Amendment Proposals will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock and entitled to vote thereon.

Voting requirements for the election of directors. Assuming a quorum is present, the affirmative vote of a majority of the votes cast by holders of shares represented in person or by proxy is required for the election of each director.

Voting requirements for approval of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2019. Assuming a quorum is present, approval of this proposal will require the affirmative vote of a majority of the votes cast in person or by proxy.

Voting requirements for the approval of the Adjournment Proposal. Assuming a quorum is present, approval of the Adjournment Proposal will require the affirmative vote of a majority of the votes cast in person or by proxy.

Abstentions; Broker Non-Votes

The inspector of election at our annual meeting will treat abstentions and shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Your abstention will have the same effect as a vote AGAINST the approval of the Plan of Dissolution Proposal and each of the Charter Amendment Proposals but will have no effect on the election of each nominee for director, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2019 or on the Adjournment Proposal.

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Plan of Dissolution Proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote.” Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote AGAINST the Plan of Dissolution Proposal and each of the Charter Amendment Proposals but will have no effect on the election of each nominee for director or on the Adjournment Proposal. Because brokers have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered certified public accounting firm, in the event they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to that proposal.

Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain the voting instruction card. Your vote is important to the success of the proposals. We encourage all of our stockholders whose shares are held in street name to provide their brokers with instructions on how to vote.

Revocability of Proxies

Stockholders of record who execute proxies may revoke them by giving written notice to, or by signing and delivering a new, valid proxy bearing a later date to, our Secretary at any time before such proxies are voted. Stockholders who submit a proxy by telephone or the Internet can revoke such proxy by submitting another proxy by telephone or the Internet at any time before such proxy is voted. Attendance at the annual meeting will not have the effect of revoking a proxy unless the stockholder attending the annual meeting notifies the Secretary, in writing, of the revocation of the proxy at any time prior to the voting of the shares represented by the proxy. If a stockholder’s shares are held in “street name,” the stockholder must contact its broker, bank or other nominee to change its vote.

Solicitation of Proxies and Expenses of Solicitation

We will bear the costs of printing, filing and mailing this proxy statement and will pay for the entire cost of soliciting proxies and holding the annual meeting. In addition to mailed proxy materials, our directors and officers may also solicit proxies in person, by phone or by other means of communication. Our directors and officers will not be paid any additional compensation for soliciting proxies. We have also hired Broadridge to assist in the proxy solicitation process. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Assistance

If you have any questions about the Plan of Dissolution or the Adjournment Proposals, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

CNL Healthcare Properties II, Inc. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 866-650-0650, option 3 Attention: Client Services	Broadridge Investor Communication Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717 855-600-2577

PROPOSAL 1—THE PLAN OF DISSOLUTION PROPOSAL

General

We are seeking stockholder approval of the Plan of Dissolution Proposal at the annual meeting. The Plan of Dissolution was approved by our Board on June 24, 2019, subject to stockholder approval. The following summary describes the material provisions of the Plan of Dissolution. This summary does not purport to be complete and may not contain all of the information about the Plan of Dissolution that is important to you. The Plan of Dissolution is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement, and we encourage you to read it carefully in its entirety for a more complete understanding of the Plan of Dissolution. By approving the Plan of Dissolution, our stockholders will be approving the dissolution of the Company under Section 3-403 of the Maryland General Corporation Law (the “MGCL”).

Background of the Plan of Dissolution

We were formed as a Maryland corporation on July 10, 2015, to acquire and manage a diversified portfolio of real estate properties, focusing primarily on the seniors housing, medical office building, acute care and post-acute care facility sectors, including stabilized, value add and development properties, as well as other income-producing real estate and real estate-related securities and loans. On March 2, 2016, we commenced our initial public offering of our common stock as a “blind pool” with only $200,000 in assets. We broke escrow in our offering on July 11, 2016.

On August 31, 2018, our Board approved the termination of our offering and the suspension of our distribution reinvestment plan, effective October 1, 2018, because our Board believed our offering was not successful enough to achieve the size and scale necessary to execute our business objectives. Based on our actual and projected equity capital raise prospects along with a challenged environment for broker-dealers and non-traded REIT formats, the Board believed that identifying and pursuing opportunities to maximize value in the nearer term was in the best interest of the Company and our stockholders. In total, we received aggregate subscription proceeds of approximately $50.8 million, including approximately $1.2 million pursuant to our distribution reinvestment plan, through October 31, 2018. Prior to the commencement of our initial public offering, we received $0.2 million from our Advisor as our initial capitalization. In addition, we received $0.3 million in a private placement. Using the proceeds from our offering as well as debt financing, we acquired two seniors housing properties and one MOB asset.

Also on August 31, 2018, in connection with the termination of our offering, our Board appointed the Special Committee to oversee the process of exploring strategic alternatives for our Company. Although the Board and Special Committee were cognizant of the fact that our shares are illiquid and considered the benefits of liquidity throughout this process, the Special Committee was not limited by the Board to only consider strategic alternatives that provide liquidity to our stockholders. This is because (i) our stockholders have held their shares only since July 2016, at the earliest, (ii) because we had little demand for liquidity under our share redemption plan when it was open, and (iii) during the Company’s offering stage it was contemplated that the Board would begin to explore liquidity options within five to seven years from the launch of the offering.

On September 7, 2018, the members of the Special Committee met with the Company’s outside legal counsel, DLA Piper LLP (US) (“DLA”) and determined there were no conflicts that would require the Special Committee to hire its own legal counsel. Accordingly, it was determined that DLA would advise the Special Committee. At this meeting, it was also discussed that an affiliate of the Advisor, CNL Healthcare Properties, Inc. (“CHP I”), might be a potential acquirer of the Company or its assets. CHP I possessed many synergies with the Company, including a common sponsor, similar management, similar investment objectives and a focus on healthcare properties. Because of the potential conflicts of a transaction with an affiliate, the participants on the call agreed that any negotiations for a potential transaction between the Company and CHP I would take place between the companies’ respective independent financial advisors and independent directors. Because J. Chandler Martin was, at the time, an independent director of both the Company and CHP I, it was agreed by the participants that he should resign from the Company’s Board and Special Committee in order to maximize options for the Company and avoid even the appearance of any potential conflict as we began to explore strategic alternatives.

On September 28, 2018, Mr. Martin notified the Board of his decision to resign from the Board and all committees thereof, effective September 30, 2018, for the reasons described above. Mr. Martin’s decision to resign did not involve any disagreement with the Company.

On November 7, 2018, at a Board meeting at which DLA, Company management and Advisor personnel were present, the Advisor presented to the Board its own review and comparison of potential strategic alternatives. The options presented included a listing of shares on a national securities exchange with or without a concurrent offering, a merger with another company (including but not limited to a merger with CHP), a sale of the Company or its assets, and continuing to operate as a standalone entity, among others. A thorough discussion took place and the Board asked many questions of the Advisor and management, but no conclusions were reached by the Board at this meeting. The Special Committee had a separate meeting with DLA after the Board meeting concluded, at which additional questions for the Advisor were prepared and later communicated by DLA.

On December 7, 2018, at a Special Committee meeting at which DLA, Company management and Advisor personnel were present, the Advisor presented to the Special Committee additional information and more specific recommendations with regard to potential strategic alternatives. The Advisor and Company management noted that CHP I was in negotiations to sell a portfolio of MOB assets and proposed asking the unidentified buyer whether it would be interested in the Company’s MOB asset, Overland Park. After a thorough discussion, the members of the Special Committee did not object to a market check with this potential buyer. The Advisor also recommended gauging the interest of CHP I for a potential merger with the Company. After a thorough discussion, the Special Committee did not object to this course of action.

Following this meeting, the Special Committee and DLA began considering potential independent financial advisors for the Special Committee. The Special Committee met on December 28, 2018 and on January 9, 2019, each time with DLA present, to discuss and consider the selection of its independent financial advisor. After receiving proposals from two firms and discussing them with DLA, the Special Committee selected SunTrust. The Special Committee engaged SunTrust on January 28, 2019, to act as exclusive financial advisor to the Special Committee for the purpose of assisting the Special Committee consider strategic alternatives to enhance value for stockholders. The engagement was specifically limited to the following: (i) prepare for the Special Committee an independent financial analysis and transaction feasibility analysis with respect to potential strategic alternatives for the Company and (ii) to help the Special Committee consider, explore, negotiate and execute a potential transaction with CHP I.

On February 18, 2019, at a Special Committee at which SunTrust and DLA were present, SunTrust presented its analysis to the Special Committee regarding strategic alternatives available to the Company. With respect to the Company’s MOB asset, Overland Park, SunTrust discussed a recent market check process conducted by the Advisor with three highly qualified buyers that had resulted in an indication of interest at a purchase price of $15.4 million. SunTrust stated that this transaction would be a positive outcome for the Company’s stockholders, noted that it did not impact its analysis of strategic alternatives, and recommended it to the Special Committee. With respect to strategic alternatives, SunTrust advised that a listing on a national securities exchange with or without a concurrent offering was not viable and that maintaining the status quo was not recommended. SunTrust considered a sale of the Company or its assets to a third party or to an affiliate to both be viable. A thorough discussion took place regarding the various strategic alternatives and the comparison of a CNL-affiliated transaction versus a non-affiliated transaction. This discussion included consideration of the costs and length of time associated with the different possible alternatives. It was agreed by the participants that a transaction with CHP I should be explored as a possible strategic alternative. Over the ensuing weeks, the Company entered into a confidentiality agreement with CHP I and both companies created confidential data rooms with financial information for their advisors to analyze and consider in connection with a potential transaction.

On March 1, 2019, the Board approved an agreement to sell Overland Park, pursuant to the proposal received at a purchase price of $15.4 million. An asset purchase agreement was entered into on March 15, 2019, and Overland Park was sold on May 6, 2019 for approximately $15.4 million, subject to certain pro-rations and other adjustments, which resulted in net cash proceeds to the Company of approximately $9.5 million after closing costs and repayment of indebtedness secured by Overland Park. The Company used the remainder of the net proceeds to pay down indebtedness on one of its senior housing assets.

On March 8, 2019, at a Special Committee meeting at which SunTrust and DLA were present, SunTrust updated the Special Committee on the status of discussions with CHP I. At this point, the respective financial advisors of each company were still reviewing the financial information in the data rooms and performing their analysis. The participants at the meeting discussed the pros and cons of beginning a marketing process for the Company’s two seniors housing assets. It was agreed that SunTrust would prepare materials for a marketing process but that a marketing process would not commence if negotiations with CHP I seemed promising.

On April 30, 2019, at a Special Committee meeting at which SunTrust and DLA were present, SunTrust informed the Special Committee that CHP I was not interested in a transaction with the Company at this time. SunTrust advised that the most likely way to maximize value for stockholders at this point would be to proceed with a complete plan of liquidation and to market the Company’s assets after receiving stockholder approval of the liquidation. After a thorough discussion, the Special Committee determined that it did not expect to be able to obtain an attractive offer from a third party for an acquisition of the Company’s assets through a merger or whole-entity sale. Rather, the Special Committee concluded that a planned liquidation was the most likely path to maximize stockholder value. More particularly, after consultation with SunTrust, the Special Committee concluded that on balance, a full open marketing process for the entire Company and/or its real estate assets would be, given that any such transaction would be subject to stockholder approval and such process would involve significant time and expense, unlikely to yield better results for stockholders than a plan of complete liquidation and dissolution that was pursued as promptly as possible.

On May 7, 2019, at a Board meeting at which DLA, Company management and Advisor personnel were present, the Special Committee updated the Board on its progress and recommended to the Board that we pursue a complete liquidation and dissolution of the Company. After a lengthy discussion by participants, the full Board agreed to pursue a complete liquidation and dissolution of the Company. At that same meeting, the Special Committee and Board also agreed to permit the Advisor, at its request, to pursue off-market transactions with potential buyers of the Company or its assets, while the Company and its advisors simultaneously prepared for a plan of complete liquidation and dissolution.

On May 29, 2019, at a joint meeting of the Board and the Special Committee, at which DLA, Company management and Advisor personnel were present, the Advisor presented the results of its efforts to pursue off-market transactions for the Company or its assets. Company management had entered into confidentiality agreements and provided financial information in data rooms for three potential buyers of the Company and/or its assets. The Advisor reported that it did not consider of any of those efforts to have led to any potential transactions that would be likely to be better for stockholders than a complete liquidation and dissolution. After hearing the Advisor’s summary of those discussions, the Board and Special Committee concurred with this conclusion. The Advisor and management also presented and recommended to the Board and the Special Committee a proposal from Stanger to deliver an opinion regarding the reasonableness, from a financial point of view, of the Company’s estimated range of liquidating distributions, should the Board and Special Committee determine to approve a plan of complete liquidation and dissolution of the Company. Following a discussion by the participants, the Special Committee determined, in light of the fact that the proposed course of action did not present a conflict of interest at that time, that it was appropriate for the full Board to retain Stanger for this purpose. The Board and Special Committee each approved the Board’s retention of Stanger and directed management to continue to prepare for a plan of complete liquidation and dissolution.

The Board and the Special Committee carefully reviewed and considered the terms and conditions of the Plan of Dissolution and the transactions contemplated by that plan, as well as the other alternatives described in this proxy statement. Based upon the factors discussed more thoroughly below under the heading “Reasons for the Liquidation,” the Special Committee and the Board each concluded that a planned liquidation pursuant to the Plan of Dissolution will be most likely to maximize stockholder value at this time.

On June 24, 2019, the Board and the Special Committee each unanimously determined that the terms of the Plan of Dissolution are advisable and in your best interest, and approved the Plan of Dissolution. Accordingly, the Board and the Special Committee each approved the sale of all of our assets and our dissolution pursuant to the terms of the Plan of Dissolution, pending your approval. The Board also unanimously recommended that our stockholders approve the Plan of Dissolution Proposal.

We currently estimate that if the Plan of Dissolution Proposal is approved by our stockholders and we are able to successfully implement the plan, our net proceeds from liquidation and, therefore, the amount of cash that you would receive for each share of our common stock that you then hold, could range between approximately $8.80 and $9.83 per share.

Our range of estimated net proceeds from liquidation is based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the liquidation process could have a material effect on the ultimate amount of liquidating distributions received by stockholders.

Assessment of Strategic Alternatives

The decision of the Special Committee and the Board to seek your approval for the Plan of Dissolution followed a lengthy process in which the Special Committee and the Board reviewed several different strategic alternatives, in addition to liquidation, including the following:

•	a listing of the Company’s shares of common stock on a national securities exchange, with or without a concurrent offering;

•	seeking to dispose of our assets through a merger or whole-entity sale; and

•	continuing under the current business plan, including possibly with raising additional capital.

Listing on a National Securities Exchange

The Board and the Special Committee considered a listing of our common stock on a national securities exchange. However, after consulting with SunTrust and the Advisor, the Special Committee and the Board each concluded that:

•	if listed without an offering, the Company’s size could not support its general and administrative expense burden or an internalization of management functions;

•

if listed without an offering, given the Company’s small size, outsized selling pressure could result in a significant stock price decline that might never recover, and even if the stock were to stabilize after a listing, a micro-cap, externally-advised REIT would trade at a perpetual and significant discount to its peers and its own net asset value;

•	if listed without an offering, the Company could become an immediate takeover target at a value well below net asset value;

•	the Company would be unlikely to raise capital effectively as a listed, externally-advised REIT, with its current small portfolio; and

•	non-traded REIT listings with a concurrent capital raise have generally not been successful.

Merger or Whole-Entity Sale

The Board and the Special Committee also considered seeking to dispose of our assets through a merger or whole-entity sale. However, after consulting with SunTrust and the Advisor, the Special Committee and the Board each concluded that:

•	because of the small size of the Company’s portfolio and the difference between the two assets, individual or group asset-level sales are expected to produce maximum value for stockholders;

•

despite the efforts of SunTrust to pursue a transaction with CHP I, and the efforts of the Advisor to pursue off-market transactions for the Company or its assets, the Board and the Special Committee did not receive an offer that would have been more likely to maximize stockholder value than a planned liquidation pursuant to the Plan of Dissolution;

•

a public marketing process for the Company and its assets would be not be expected to result in a better outcome for stockholders than a planned liquidation pursuant to the Plan of Dissolution, but would involve additional time and expense.

Continuation of Current Business Plan

The Board and the Special Committee considered various factors in determining that the continuation of the Company’s current business plan was not reasonably likely to maximize stockholder value to a greater extent at this time than a planned liquidation pursuant to the Plan of Dissolution. In particular, they noted that:

•	the Company’s initial public offering was not successful enough to achieve the size and scale necessary to execute the Company’s business objectives;

•	due to its small size, the Company is unlikely to be able to raise capital through a listing offering or from private equity;

•

the Company’s current portfolio is unable to produce sufficient income relative to the considerable expenses associated with operating as a public REIT to reinstate regular distributions from cash from operations;

•	an inability to grow the asset base and scale the platform; and

•	due to the Company’s small size, it is particularly susceptible to hardship in the event of an economic or market downturn.

Reasons for the Liquidation

Our Board and the Special Committee concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time.

In reaching this conclusion, our Board and the Special Committee each considered a number of factors, including current market conditions, which we believe have made the liquidation of our assets desirable at this time. We estimate that our net proceeds from liquidation could range between approximately $8.80 and $9.83 per share. We believe that market conditions are favorable for several reasons, including, without limitation, the following: low cost of debt, low capitalization rates, many potential buyers in the marketplace, and the desirability of the locations of our assets. We note, however, that our estimates of net liquidation proceeds are based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the period under which we implement the Plan of Dissolution as described below could have a material effect on the ultimate amount of proceeds received by stockholders.

In their decision to recommend the sale of all of our assets and our dissolution in accordance with the Plan of Dissolution, our Board and the Special Committee also considered the significant cost of corporate compliance with all federal, state and local regulatory requirements applicable to us with respect to our business activities. These costs include, without limitation, the cost of preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings required under the Exchange Act, or other federal or state laws.

In reaching their determinations, our Board and the Special Committee also considered the following factors:

•

the Company’s current portfolio is unable to produce sufficient income relative to the considerable expenses associated with operating as a public REIT, which will negatively affect the long-term sustainability of the Company and harm stockholder value;

•	the significant costs of compliance with federal, state and local tax filings and reports and general maintenance of our status as a REIT, under the applicable provisions of the Internal Revenue Code;

•	because of the small size of the Company’s portfolio and the difference between the two assets, individual or group asset-level sales are expected to produce maximum value for stockholders;

•	the avoidance of market-dictated discounts that we might have incurred through the sale of the Company in its entirety, either through a merger or whole-entity sale;

•

the recommendations from our Advisor and SunTrust that it would be advantageous, given current market conditions, to liquidate properties and the REIT in the near term, rather than over an extended period;

•

the current favorable conditions for sale transactions in our assets, including low cost of debt, low capitalization rates, many potential buyers in the marketplace, and the desirability of the locations of our assets;

•	the Plan of Dissolution provides us with the ability to dispose of our assets together or individually, providing the opportunity for optimal alignment with a particular buyer’s preferences;

•

our evaluation of possible alternatives to the liquidation, as described above, following which, based on a variety of factors, including the observations of our Advisor and SunTrust and the findings of our Board and the Special Committee, our Board and the Special Committee each concluded that none of the alternatives considered were reasonably likely to provide greater value to our stockholders than the proposed Plan of Dissolution;

•	our net proceeds from liquidation, which we estimate could range between approximately $8.80 and $9.83 per share;

•

the financial presentation and opinion, dated June 24, 2019, of Stanger to the Board as to the reasonableness, from a financial point of view and as of such date, of the Company’s estimated range of liquidating distributions per share in connection with the Plan of Dissolution, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken as further described below under the caption “—Opinion of Stanger”;

•

our Board’s and the Special Committee’s belief that the range of cash liquidating distributions that we estimate we will make to our stockholders is fair relative to the Board’s and Special Committee’s own assessment of the Company’s current and expected future financial condition, earnings, business opportunities, strategies and competitive position and the nature of the market environment in which we operate;

•

the fact that the Plan of Dissolution Proposal is subject to approval by the Company’s stockholders and allows stockholders to have a direct vote on whether they concur with the proposal as a favorable outcome for the Company and its stockholder;

•

the liquidity that the Plan of Dissolution will provide our stockholders, particularly in light of the fact that the Company’s common stock is not listed on a national securities exchange and the suspension of the Company’s share redemption plan;

•

the per share price to be received by you in the liquidation is payable in cash, readily marketable securities or interests in the liquidating trust (which would distribute any remaining net proceeds of the liquidation in cash), thereby eliminating most of the uncertainties in valuing the consideration to be received by you; and

•	the terms and conditions of the Plan of Dissolution.

Our Board and the Special Committee each believe that each of these factors generally support their determinations and recommendations. Our Board and the Special Committee each also considered potentially negative factors concerning the Plan of Dissolution, including, without limitation, those listed below:

•	there can be no assurance that the Company will be successful in disposing of its assets and receiving net proceeds from liquidation equal to or more than $8.80 per share;

•

the fact that the Plan of Dissolution may result in more than one liquidating distribution to our stockholders, whereas certain of the other strategic alternatives considered by the Board and Special Committee would provide liquidity to stockholders in one payment;

•

the risk that interest rates, the availability of financing, general economic conditions, real estate tax rates, competition in the real estate market, the availability of suitable buyers and other conditions could change during the period under which we implement the Plan of Dissolution, which could have a material effect on the ultimate amount or timing of proceeds received by our stockholders;

•

the fact that future sale transactions entered into by the Company might not be consummated in a timely manner or at all, due to a failure of certain conditions precedent to such consummation and the potential inability of the Company to consummate another transaction or transactions for the sale of its assets on the same or similar financial terms if the sales of its assets are not consummated, which could reduce the amount and delay the timing of liquidating distributions;

•

as compared to the sale of the entire Company in one transaction, the liquidation process could involve multiple asset sales and a longer and less certain process and will require the Company to incur potentially larger administrative and other costs;

•

the anticipated expenses and potential for unforeseen expenses that will or may be incurred in connection with the sale of our assets and the continued operation of the Company, which could reduce the amount of liquidating distributions;

•	the fact that after the sale of our assets you will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets;

•	the fact that, under Maryland law, our stockholders are not entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the Plan of Dissolution;

•

the actual or potential conflicts of interest which certain of our executive officers and directors have in connection with the liquidation, including those identified under the headings “Risk Factors” and “Summary Term Sheet — Interests in the Liquidation that Differ from Your Interests;”

•

the fact that the announcement and consummation of the Plan of Dissolution may have an adverse impact on our existing and prospective business relationships with tenants, property managers and other third parties;

•	the fact that pursuing the Plan of Dissolution could cause us to lose our qualification as a REIT, and the potential adverse tax consequences of such disqualification; and

•	the taxable gain that our stockholders may recognize, depending on their tax basis in their stock, upon the completion of the liquidation.

The above discussion concerning the information and factors considered is not intended to be exhaustive, but includes the material factors considered by our Board and the Special Committee in making their determinations. In view of the variety of factors considered in connection with their evaluation of the Plan of Dissolution and the proposed liquidation, our Board and the Special Committee did not quantify or otherwise attempt to assign relative weights to the factors it considered. Individual members of our Board or the Special Committee may have given different weight to different factors and, therefore, may have viewed certain factors more positively or negatively than others.

Recommendations of Our Board and the Special Committee

On June 24, 2019, after reviewing the other alternatives described in the proxy statement, the Board and the Special Committee each unanimously determined that a planned liquidation pursuant to the Plan of Dissolution will be more likely to maximize stockholder value at this time, and that the terms of the Plan of Dissolution are advisable and in the best interest of the Company and its stockholders. Accordingly, the Board and the Special Committee each approved the sale of all of our assets and our dissolution pursuant to the Plan of Dissolution, pending your approval, and unanimously recommend that you vote FOR the approval of the Plan of Dissolution Proposal.

Uses of Liquidation Proceeds

We have summarized below the estimated uses of the cash proceeds we expect to receive in the transactions contemplated by the Plan of Dissolution. We estimate that our net proceeds from liquidation will range between approximately $8.80 and $9.83 per share. Our actual uses of the liquidation proceeds will vary from those summarized below, depending on the actual dates of the closings of, and the amounts received in, the sale of our assets and the amount needed to pay or provide for our liabilities and expenses, including any reserves established to satisfy contingent liabilities.

Uses of Liquidation Cash Proceeds(1)

(in thousands)

	Low End of Estimated Range	High End of Estimated Range
Gross sale proceeds	$48,000	$51,800
Less: Debt repayment and transaction costs	(7,182)	(7,247)

Company’s share of net sales proceeds	40,818	44,553
Plus: projected Company cash balance	4,106	4,106
Corporate transaction costs, net of property operating income	(1,804)	(476)

Company’s valuation	$43,120	$48,183

Company valuation per share(2)	$8.80	$9.83

(1)	Reflects low and high ends of range of estimated liquidation value.
(2)	Based on 4,899,139 shares outstanding, excluding advisor restricted shares.

Opinion of Stanger

In connection with the Board’s approval of the Plan of Dissolution, Robert A. Stanger & Co., Inc. (which we refer to in this proxy statement as “Stanger”), an independent financial advisory and investment banking firm with substantial real estate, real estate investment trust and partnership transaction experience, rendered an opinion, dated June 24, 2019, to the Board as to the reasonableness, from a financial point of view, of the estimated range of liquidating distributions per share of our common stock to be paid to our stockholders in connection with the successful implementation of the Plan of Dissolution. The full text of Stanger’s written opinion is attached as Annex B to this proxy statement and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Stanger in rendering its opinion. Stanger’s opinion did not address the merits of the underlying decision by the Board to approve the Plan of Dissolution or related documents or the relative merits of any related transactions compared with other business strategies or transactions available or that have been or might be considered by us or the Board or in which we might engage. Stanger’s advisory services and opinion were provided for the information and assistance of the Board in connection with its consideration of the Plan of Dissolution and the opinion does not constitute a recommendation as to how any holder of our common stock should vote with respect to the Plan of Dissolution Proposal or any other matter. The material assumptions and qualifications to the opinion are summarized below, although this summary does not purport to be a complete description of the various inquiries and analyses undertaken by Stanger in rendering its opinion. Arriving at an opinion of reasonableness is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

Although we advised Stanger that certain assumptions were appropriate in our view, we imposed no conditions or limitations on the scope of the investigation by Stanger or on the methods and procedures to be followed by Stanger in rendering its opinion. The fees and expenses of Stanger will be treated as general and administrative expenses and borne by us and are included in our determination of our estimated range of liquidating distributions per share. In addition, as noted below, we have agreed to indemnify Stanger against certain liabilities.

Qualifications to Opinion

In connection with rendering the opinion, Stanger was not engaged to and, therefore, did not: (i) appraise us or our operating partnership, CHP II Partners, LP (the “Operating Partnership”) or our or the Operating Partnership’s assets and liabilities; (ii) select the method of determining the type or amount of consideration to be received in any transaction; (iii) make any recommendation to us, the Operating Partnership, the Board, or our stockholders with respect to whether to accept or reject any transaction or the tax impact of acceptance or rejection of any transaction or the Plan of Dissolution; (iv) express any opinion as to (a) the business decision to pursue a Plan of Dissolution, or alternatives to the Plan of Dissolution, including, but not limited to, continuing the Company and/or Operating Partnership as a going concern, (b) the amount or allocation of expenses relating to the Plan of Dissolution or any transaction, and (c) any terms of any transaction; (v) provide any implied or explicit guarantee or warranty that the amounts actually realized upon the sale of the properties will be within the estimates contained within our estimated range of liquidating distributions per share pursuant to the Plan of Dissolution and that the distributions per share resulting from the Plan of Dissolution will be within our estimated range of liquidating distributions per share, which realized amount may be higher or lower than our estimates; or (vi) opine as to the fairness of the amount or the nature of any compensation to any of our officers or directors or any officers, directors, or employees of any affiliates of the Company, or any class of such persons, relative to the compensation to our stockholders.

Stanger’s opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of Stanger’s analysis and address the estimated range of liquidating distributions per share pursuant to the Plan of Dissolution in the context of information available as of the date of Stanger’s analysis. Events occurring after that date may materially affect the assumptions used in preparing the opinion.

In connection with preparing its opinion, Stanger provided the Board with a presentation of its findings and the opinion set forth in Annex B. Stanger will not deliver any additional written summary of the analysis in connection with its opinion.

Experience of Stanger

Stanger, founded in 1978, has provided information, research, financial advisory and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The financial advisory activities of Stanger include strategic planning, mergers and acquisitions, advisory and fairness opinion services, capital formation services, asset and securities valuations, industry and company analysis, and litigation support and expert witness services in connection with both publicly registered and privately placed securities transactions. Stanger, as part of its financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger’s valuation practice principally involves real estate investment trusts and partnerships, and the securities issued by and the assets owned through such entities including, but not limited to, real properties and property interests.

Stanger was selected because of its familiarity with our properties from its appraisal of our properties in the context of our determination of net asset value as of December 31, 2018, and because of its experience in the real estate industry, specifically with the valuation of real estate assets similar to ours and for its experience in connection with mergers, acquisitions, reorganizations and financial advisory services. We considered no other firm for purposes of rendering the opinion.

Summary of Materials Considered and Reviews Undertaken

Stanger’s analysis of our proposed liquidation involved, among other things, the review of the following information: (i) a draft of this proxy statement, which draft was substantially in the form finalized and filed with the SEC; (ii) our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 20, 2019, and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019; (iii) a current unit mix and rent roll for each property, together with historical operating statements for the annual periods 2016, 2017, 2018 and the 12 months ending April 2019 for our Summer Vista property and 2017, the twelve months ending June 2018 and partial year operating data for the twelve month period ending April 2019 for our Crossings at Riverview property, (iv) the 2019 asset management operating budgets and the 2019 asset management reforecast based on actual results through April 2019 for each of the properties, (v) asset management’s multi-year operating projections for each property, (vi) 2019 property capital expenditure budgets, including items identified as cured during January 2019 through April 2019; (vii) published national investor surveys relating to acquisition criteria for properties similar to our properties; (viii) appraisals of our properties as of December 31, 2018 (prepared by Stanger under a separate engagement); and (ix) internal financial analyses and projections prepared by us in connection with our calculation of the estimated range of liquidating distributions per share pursuant to the Plan of Dissolution, which estimate reflects our estimated range of liquidation values of our properties, the terms and conditions of our charter and bylaws, the Operating Partnership’s partnership agreement, and the agreements of other subsidiaries through which we hold interests in the properties, in each case relating to the sale of our assets and the Plan of Dissolution, and the terms of the advisory agreement with the Advisor and property management agreements.

In addition, representatives of Stanger performed site visits of our properties in December 2018 and January 2019 in the context of their appraisal of the properties for our December 31, 2018 net asset valuation and discussed with us any changes in the physical condition of the properties since the Stanger site visits, and reviewed information concerning regional and local market conditions at or around the date of its opinion. Stanger also discussed with our management, including our third-party property managers where appropriate, the conditions in senior care property markets in general, and the local market of each property, the current and projected operation and performance of each of the properties, the current debt encumbering each property, and our financial condition and future prospects.

Stanger’s Analysis

Stanger’s analysis and reviews may be described as involving the following steps: (i) data gathering, including: reviewing local or regional market information; interviews with key Advisor personnel; reviews of published surveys of buyers’ acquisition criteria and related information; (ii) reviews of our estimated range of liquidation values for our properties; (iii) review of our liquidation cost estimates; and (iv) reviews of our estimated range of liquidating distributions per share.

Data Gathering

Stanger reviewed information on the properties provided by us and our property managers and also reviewed economic demographic and local, regional and national real estate market information, including regional property sales. Stanger also reviewed published national surveys relating to acquisition criteria used by real estate investors and buyers of properties similar to our properties.

Stanger also obtained information from our management personnel, relating to the condition of our properties, including any deferred maintenance, capital budgets, environmental conditions, and other factors affecting the physical condition of the property improvements and competitive conditions in the local markets. Stanger also reviewed historical property operating statements for the years 2016, 2017, 2018 and the 12 months ending April 2019 for our Summer Vista property, and 2017, the twelve months ending June 2018 and partial year operating data for the twelve month period ending April 2019 for our Crossings at Riverview property, the 2019 asset management operating budgets and the 2019 asset management reforecast based on actual results through April 2019 for each of the properties, along with available real estate tax information for each property. Stanger also reviewed the most recently available appraisals of our properties performed as of December 31, 2018 (prepared by Stanger).

Review of our Estimated Range of Liquidating Distributions Per Share

Stanger estimated an indicative range of market value of our portfolio of properties utilizing the sales comparison approach and the income approach to valuation. The sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market. Comparable sale data is analyzed and indices of value are extracted to develop a market value estimate for a property.

The income approach involves an economic analysis of a subject property based on its potential to provide future net annual operating income. This approach is based on the assumption that the value of a property is dependent upon the property’s ability to produce income. In the income approach, a direct capitalization analysis and a discounted cash flow (“DCF”), analysis were used to determine the value of each property. The direct capitalization analysis is based upon the net operating income of a property capitalized at a capitalization rate for the property deemed appropriate considering the property’s characteristics and competitive position and market conditions at the date of valuation. The DCF analysis utilizes projections of net operating cash flow from a property and estimated residual proceeds from sale of the property at the end of a multi-year holding period and discounts such cash flows to present value at a rate deemed appropriate to estimate the present value of the property. The indicated value by the income approach represents the amount an investor may pay for the expectation of receiving the net cash flow from the property.

In the course of preparing the income approach analysis, Stanger was provided with multi-year property income, and expense projections prepared by our management commencing for the fiscal year ending April 30, 2020 (“Management’s Projections”) and also our reforecast for 2019 for each property, reflecting actual operating results for the period January 2019 through April 2019 (“Management’s 2019 Forecast”). Stanger observed that Management’s Projections and Management’s 2019 Forecast considered the following factors: (i) our estimated market rental rates per unit and our estimated occupancy; (ii) property operating expenses; and (iii) reserves for capital expenditures. While Stanger relied upon Management’s Projections and Management’s 2019 Forecast in preparing the anticipated terms of its analyses, Stanger did review for each property data on local market rental rates, occupancy, recent historical and budgeted effective gross income, operating expenses and net operating income, and property capital needs.

Stanger then employed both the direct capitalization and DCF analysis to estimate a range of value of the properties. In conducting its analysis, Stanger relied upon our information concerning any material deferred maintenance, adverse physical conditions, or the existence of any hazardous materials on our properties.

Direct Capitalization Analysis

Utilizing a range of capitalization rates determined based upon reviews of published surveys of buyers of similar properties and by a review of comparable sale transactions, as described below, Stanger capitalized the projected Management’s 2019 Forecast net operating income for our stabilized Summer Vista property and the projected net operating income for the fiscal year ending April 30, 2020 from the Management’s Projections for our unstabilized Crossings at Riverview property. Stanger established an estimated range of direct capitalization rates for each of our properties based upon its review of the net operating income being capitalized, a review of each property’s market and historical operating trends and information concerning capitalization rates from published national surveys and regional sale data, as described above. Necessary capital expenditures by reference to the 2019 capital budgets, and, for the unstabilized Crossings at Riverview property, estimated lease-up costs were considered as appropriate.

Based upon the direct capitalization analysis described above, Stanger estimated a range of value for our portfolio of properties in U.S. dollars between approximately $47,700,000 to $51,490,000.

Discounted Cash Flow Analysis

In applying the DCF analysis, Stanger utilized Management’s Projections, which had various projection periods (nine years for our Summer Vista property and ten years for our unstabilized Crossings at Riverview property). Based on these projection periods, Stanger utilized an investment holding period of eight years for Summer Vista and nine years for Crossings at Riverview. At the end of such holding period each property was assumed to be sold to produce and estimated reversion value for each property.

The range of reversion values of each property which might be realized upon sale at the end of the assumed holding period was estimated based on the capitalization of the estimated net operating income of the property in the year immediately following the holding period, utilizing a range of capitalization rates deemed appropriate in light of the age, anticipated functional and economic obsolescence and competitive position of the property at the time of sale. Net proceeds to owners were determined by deducting estimated costs of sale. The estimated net cash flows from each property for the holding period (including the range of reversion value net of selling expenses) were discounted to present value at a range of discount rates deemed appropriate for the subject property based in part upon published surveys of target rates of return for buyers of similar properties and Stanger’s review of Management’s Projections in relation to current property market information and historical property operating levels. Necessary capital expenditures by reference to the 2019 capital budgets were considered as appropriate.

Based upon the discounted cash flow analysis described above, Stanger estimated a range of value for our portfolio of properties in U.S. dollars of between approximately $49,480,000 to $52,960,000.

Sales Comparison Approach

Based upon available data gathered for actual sale transactions identified in each property’s region, an index of value based on a range of observed sale prices per unit was derived considering each property’s age, location and other factors. The range of prices per unit, as estimated by reference to comparable sales transactions, was multiplied by the number of units of each property as of April 30, 2019. Necessary capital expenditures by reference to the 2019 capital budgets, and, for the unstabilized Crossings at Riverview property, estimated lease-up costs were considered as appropriate.

Based upon the sales comparison approach, Stanger estimated a range of value for our properties in U.S. dollars between approximately $46,040,000 to $49,660,000.

Reconciliation

Stanger then reconciled the estimated ranges of value in the sales comparison approach and both the direct capitalization and discounted cash flow analyses in the income approach. Stanger observed that the income approach reflects the quality, durability and risk of the estimated income stream. Properties such as those owned by us are typically purchased and sold based upon their income characteristics. Stanger, therefore, gave the income approach primary consideration and the sales comparison approach was given secondary consideration.

Based upon the methodology described above, Stanger estimated the probable value of our portfolio of properties at between approximately $48,000,000 to $52,000,000.

Stanger then observed that in estimating the range of liquidating distributions per share pursuant to the Plan of Dissolution, we assumed the sale of our properties at year-end 2019. Stanger also observed that we reduced our estimated range of the value of our real estate assets for the estimated commissions and disposition fees payable taking into account the advisory agreement with the Advisor, and for our estimated other property transaction expenses. Stanger observed that we then factored into our analysis the prepayment terms and balances of debt outstanding, our interim earnings during the Plan of Dissolution, our other net assets and liabilities after giving effect to our sale of our Overland Park property on May 6, 2019 and related repayment of debt and our estimate of other entity wind-down costs and timing to arrive at an estimated range of liquidating distributions per share pursuant to the Plan of Dissolution of between $8.80 and $9.83.

Stanger reviewed the derivation of our estimated range of liquidating distributions per share and then Stanger adjusted our estimated range of liquidating distributions per share pursuant to the Plan of Dissolution by Stanger’s estimated range of the market value of our real estate portfolio and any associated adjustments to our estimates of commissions, disposition fees, other property transaction expenses. Based on the foregoing, Stanger arrived at an estimated range of liquidating distributions per share pursuant to the Plan of Dissolution of between $8.80 and $9.87.

Assumptions

In rendering its opinion, Stanger has relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information contained in this proxy statement or furnished or otherwise communicated to Stanger by us or the Advisor. Stanger has not performed an independent appraisal of our assets and liabilities, including our real estate portfolio, or an audit of Management’s Projections or any cash flow models used by us to derive our estimated range of liquidating distributions per share. Stanger, rather, has relied upon and assumed the accuracy of: (i) any estimates of potential environmental liabilities, deferred maintenance and other property capital needs, as provided to Stanger by us, (ii) our ownership interest in each of the properties; (iii) the number of shares of our common stock outstanding; (iv) the balance sheet value determinations for non-real estate assets and liabilities; and (v) any transaction and entity wind down expenses and any other adjustments thereto made by us.

With our approval, Stanger has assumed that:

i.

we will maintain our status as a real estate investment trust for the entire period of implementation of the Plan of Dissolution and will meet any required distribution levels or other tests and will not incur any tax liabilities of any kind in connection with the failure to so comply with tax rules of any nature;

ii.

we will not incur any fees or costs associated with reserves or insurance for liabilities, contingent or otherwise, during the term of implementation of the Plan of Dissolution which are not accrued in or anticipated to be paid during the Plan of Dissolution and, therefore, considered in our estimated range of liquidating distributions per share;

iii.

our interest in and the value of each real estate investment will not be encumbered or reduced by any incentive interest, fees or third-party profit participation other than for those included in our estimated range of liquidating distributions per share;

iv.	we will not incur any fines, penalties, assessments, charges, settlement costs, judgments or any other costs, legal or otherwise associated with any regulatory inquiry or litigation;

v.

we will not sell any assets while under duress at prices less than market value, including any sales of assets due to influence exerted by any lender, or accept any consideration for the sale or exchange of any of our assets which has a market value which is less than the assets exchanged therefore, including any deferred, contingent or earn-out type consideration;

vi.	we will not incur any costs associated with the assumption or prepayment of our debt;

vii.	we will not incur any additional wind down costs associated with the Plan of Dissolution other than those included in our estimated range of liquidating distributions per share;

viii.	we will sell our real estate assets at the timing identified in our Plan of Dissolution;

ix.	the level of distributions made prior to the adoption of the Plan of Dissolution to our common stockholders has been accurately reflected in our analysis;

x.

there are no termination fees associated with the advisory agreement or any management or service agreements, including any such fees payable to affiliates, that have not been identified to Stanger and included in our estimated range of liquidating distributions per share pursuant to the Plan of Dissolution;

xi.

the distribution rights associated with our restricted stock outstanding as it relates to any distributions made pursuant to the Plan of Dissolution will be subject and subordinated to the return thresholds to non-restricted stockholders, with such thresholds not met based on our estimated range of liquidating distributions per share;

xii.	the Advisor has agreed to waive its 2019 asset management fees it may be entitled to; and

xiii.	no options or warrants are outstanding with respect our common stock.

Stanger has also relied on our assurance and the assurances of the Advisor that any pro forma financial statements, projections, including Management’s Projections, budgets, value or distribution estimates or adjustments provided or communicated to Stanger were reasonably prepared on bases consistent with actual historical experience and reflect our and the Advisor’s best currently available estimates and good faith judgments; that the allocation of consideration between the operating partnership and other subsidiaries of the Company and us, and the stockholders and the Advisor and the fees and costs associated with the Plan of Dissolution are consistent with the provisions of our charter and bylaws, the Operating Partnership’s partnership agreement, the agreements of any other subsidiaries through which we hold interests in the properties, and the advisory agreement and property management agreements; that no material change has occurred in the value of the assets or the information reviewed between the date such information was provided to Stanger and the date of Stanger’s opinion; and that we, and the Advisor are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect.

Conclusions

Stanger concluded that, based upon and subject to its analysis and assumptions, qualifications and limiting conditions, and as of the date of its opinion, our estimated range of liquidating distributions per share of our common stock to be paid to our stockholders in connection with the successful implementation of the Plan of Dissolution is reasonable from a financial point of view. The issuance of Stanger’s opinion was approved by the Opinion Committee of Stanger.

The above does not purport to be a complete description of the analyses performed or the matters considered by Stanger in rendering its opinion. The preparation of an opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Stanger has advised the Board that its entire analysis must be considered as a whole and that selecting portions of the analysis and the factors considered by Stanger, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the opinion. In rendering its opinion, Stanger’s judgment was applied to a variety of complex analyses and assumptions. The assumptions made and the judgments applied in rendering the opinion are not readily susceptible to partial analysis or summary description.

Compensation and Material Relationships

We are not affiliated with Stanger or any of its affiliates. Although we, the Advisor or our affiliates may engage Stanger or its affiliates in the future for valuations and commercial real estate-related services of various kinds, the Board believes that there are no material conflicts of interest with respect to its engagement of Stanger.

For preparing to deliver its opinion and related services described herein, Stanger was paid a fee of $35,000, one-half of which was payable upon commencement of the engagement and the remainder of which was payable upon Stanger’s notification to the Board that it was prepared to render its opinion. The fee was negotiated with Stanger. Stanger was not a financial advisor to our Advisor, the Board or any other party in connection with the Plan of Dissolution and payment of the fee to Stanger was not dependent upon the findings of Stanger with respect to reasonableness. Stanger also does not have a fee which is contingent upon the successful completion or implementation of the Plan of Dissolution. In addition, Stanger will be reimbursed for certain out-of-pocket expenses, including legal fees, and will be indemnified against all liabilities arising under any applicable federal or state law or otherwise related to or arising out of Stanger’s engagement or performance of its services to us other than liabilities resulting from Stanger’s gross negligence or willful misconduct. In the past two years, Stanger was engaged to provide its opinion of our net asset value as of December 31, 2018. Stanger was paid of a fee of $14,750 plus reasonable out-of-pocket expenses. Stanger was also engaged by an affiliate of the Advisor, CNL Healthcare Properties, Inc., to provide its opinion of the net asset value of CNL Healthcare Properties, Inc. also as of December 31, 2018 for a fee of $287,500, plus reasonable out-of-pocket expenses. Other than these engagements, during the past two years, we or our affiliates have not engaged Stanger to provide any financial advisory or other services and have not paid any fees to Stanger, with the exception of usual and customary payments for subscriptions to certain Stanger publications.

Interests in the Plan of Dissolution that Differ from Your Interests

In considering the recommendations of our Board and the Special Committee with respect to the Plan of Dissolution Proposal, you should be aware that some of our directors and officers and the Advisor have interests in the liquidation that are different from your interests as a stockholder. Our Board and the Special Committee were aware of these actual and potential conflicts of interest and considered them in making their respective recommendations. Some of the conflicts of interests presented by the liquidation are summarized below.

The Advisor may be entitled to receive fees in connection with the Plan of Dissolution.

All of our executive officers are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to the Company. We currently do not pay any direct compensation to our executive officers.

Under the advisory agreement, the Advisor may be entitled to receive certain subordinated incentive fees upon sales of our assets, depending upon and correlated to the price received by us for the sale of our properties, but these fees are currently estimated to be zero. The subordinated incentive fees are calculated pursuant to formulas set forth in the advisory agreement. All subordinated incentive fees payable to the Advisor are subordinated to the return to investors of their invested capital plus a 6% cumulative, non-compounded annual return on their invested capital.

The Advisor may be entitled to vesting of restricted stock.

The Advisor currently owns 164,210 restricted shares of our common stock, which may vest in connection with the sale of the Company’s assets, depending upon and correlated to the price received by us for the sale of our properties, but we currently expect all of these restricted shares to be forfeited rather than vest as the threshold to meet for vesting is to return to investors their invested capital plus a 6% cumulative, non-compounded annual return on their invested capital.

Stock ownership of executive officers and directors.

In addition to our Advisor’s restricted shares, our Advisor, executive officers and directors own a total of 268,860 shares of our common stock, for which we estimate they will receive distributions of between approximately $2.4 million and $2.6 million in connection with our liquidation.

Litigation arising from our actions in connection with the Plan of Dissolution

There is currently no litigation arising from our actions in connection with the Plan of Dissolution.

Principal Provisions of the Plan of Dissolution

The following is a brief summary of the material provisions of the Plan of Dissolution. The following summary is qualified in its entirety by reference to the Plan of Dissolution, which we have attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. We encourage you to read the Plan of Dissolution in its entirety.

Pursuant to the Plan of Dissolution we will, among other things, undertake the following:

•

dispose of all of our assets, which we expect to accomplish within 24 months after approval of the Plan of Dissolution. Although we currently anticipate that we will sell our assets for cash and our discussion in this proxy statement contemplates that we will receive cash for the sale of our assets, the Plan of Dissolution provides that our assets may be sold for cash, notes, redemption of equity or such other assets as may be conveniently liquidated or distributed to stockholders;

•	liquidate and dissolve the Company and distribute the net proceeds of such liquidation in accordance with the provisions of our Charter and applicable law;

•	pay or provide for our liabilities and expenses, which may include the purchase of insurance or the establishment of a reserve fund to provide for payment of contingent or unknown liabilities;

•

distribute the remaining proceeds of the liquidation to you after the payment of or provision for our liabilities and expenses, in accordance with our Charter and bylaws, and take all necessary or advisable actions to wind-up our affairs;

•

if we cannot sell our assets and pay our liabilities within 24 months after your approval of the Plan of Dissolution, or if our Board and the Special Committee otherwise determines that it is advisable to do so, we may transfer our remaining assets and liabilities to a liquidating trust and distribute the interests in the liquidating trust to you; and

•	wind-up our operations and dissolve the Company, all in accordance with the Plan of Dissolution attached hereto as Annex A.

Under the Plan of Dissolution, our Board may modify, amend or abandon the plan of dissolution, notwithstanding stockholder approval, to the extent permitted by the MGCL. We do not plan to amend or modify the Plan of Dissolution under circumstances that would require additional stockholder solicitations under the MGCL or the federal securities laws without complying with the MGCL and the federal securities laws.

Liquidating Distributions and Procedures

We currently anticipate making one or more liquidating distributions to our stockholders. We intend to make the final liquidating distribution to our stockholders no later than 24 months after approval of the Plan of Dissolution, although the timing of this distribution will depend on when we sell our assets. We cannot assure you that the final distribution will be made within that 24-month period.

The Plan of Dissolution gives the Board the authority, in its discretion, to determine how best to provide for any unknown or contingent liabilities consistent with Maryland law. Our Board may authorize us to obtain insurance policies to cover such costs and/or to establish a reserve fund out of which to pay such costs. If a reserve fund is established, we would expect a final liquidating distribution to be made once the manager of the fund determines that no further claims are likely to be made upon the fund. Such a determination could be made, for example, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. If such a reserve fund is created, the final payout of the fund’s assets remaining after payment of claims against the fund to our stockholders may not occur for three or more years following the filing of our Articles of Dissolution.

The aggregate of all liquidating distributions may be less or more than the amounts we anticipate. The actual amounts and times of payment of the liquidating distributions to be made to you will be determined by the Special Committee in its discretion. If you transfer your shares during the liquidation, the right to receive liquidating distributions will transfer with those shares.

Liquidating Trust

If all of our assets are not sold or distributed within 24 months after the approval of the Plan of Dissolution by our stockholders, or if unpaid liabilities remain outstanding, we may transfer any assets not sold or distributed, including any reserve fund or other cash on hand, to a liquidating trust. The creation of a liquidating trust may be necessary to avoid losing our status as a REIT after the 24-month period following adoption of the Plan of Dissolution. We may also create a liquidating trust prior to that time in order to avoid the costs of operating as a public company, or if our Board determines that it is otherwise advantageous or appropriate to do so. If we establish a liquidating trust, we would distribute to our stockholders at that time common shares of beneficial interests in the liquidating trust in proportion to the number of shares of common stock owned by such holders. The purpose of the liquidating trust that we may establish will be to liquidate any remaining assets on terms satisfactory to the liquidating trustees and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the holders of the interests in the liquidating trust. The liquidating trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied. Approval of the Plan of Dissolution will constitute the approval by our stockholders of the establishment of a liquidating trust, the Board’s appointment of one or more individuals, who may or may not be former members of our Board or officers, or corporate persons to act as trustee or trustees and the terms of any declaration of trust adopted by our Board. We expect that interests in the liquidating trust will not be freely transferable. Therefore, the recipients of interests in the liquidating trust will not realize any value from these interests unless and until the liquidating trust distributes cash or other assets to them, which will be solely in the discretion of the trustees.

Any plan to transfer assets to a liquidating trust is only a contingency plan. Therefore, our Board has not determined the detailed terms or structure for a liquidating trust. The characteristics of any liquidating trust will be determined by our Board at a future date depending on factors such as the number and value of assets to be held by the liquidating trust and the number of holders of interests in the liquidating trust.

Dissolution

The Plan of Dissolution authorizes our officers, when appropriate, to file Articles of Dissolution and to take any other appropriate and necessary action to dissolve our company under Maryland law.

Reporting Requirements

Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with such reporting requirements is economically burdensome. If the Plan of Dissolution is approved by our stockholders, after filing our Articles of Dissolution, in order to curtail expenses, we may seek relief from the SEC from the reporting requirements under the Exchange Act (other than with respect to the filling of current reports on Form 8-K), but there can be no assurances that such relief will be granted by the SEC.

Our Common Stock

We currently intend to close our stock transfer books on the dissolution date and at such time cease recording stock transfers and issuing stock certificates (other than replacement certificates).

Our common stock is not currently listed on a stock exchange.

We intend to make a public announcement of the anticipated filing date of the Articles of Dissolution at least three business days in advance of the filing.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the Plan of Dissolution, other than the requirements of the MGCL.

Appraisal Rights

Under Maryland law, our stockholders are not entitled to appraisal rights or to any similar rights of dissenters for their shares of our common stock in connection with the transactions contemplated by the Plan of Dissolution.

Vote Required

With regard to the Plan of Dissolution Proposal, your vote may be cast “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. Under the Charter, the affirmative vote of holders of shares entitled to be cast on the Plan of Dissolution Proposal is required for approval of the Plan of Dissolution Proposal. Because of this majority vote requirement, “ABSTAIN” votes and broker non-votes will have the effect of a vote against the Plan of Dissolution Proposal.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the Plan of Dissolution Proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE PLAN OF DISSOLUTION PROPOSAL.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material United States federal income tax considerations that may be relevant to you from the transactions described in this proxy statement. This discussion is based on the laws, regulations (whether final, temporary or proposed), rulings and judicial decisions now in effect, all of which are subject to change, and some of which may have retroactive effect. With the exception of the ruling that we intend to seek from the IRS relating to the tax consequences of the sale of our properties pursuant to the Plan of Dissolution, we have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with all of such statements and conclusions. In the event that we fail to receive a positive ruling with respect to certain of those statements and conclusions, the Board may decide to modify certain elements of our plan for liquidation and sale of our assets, including the timing individual asset or sub-portfolio sales and final distribution of the net proceeds thereof to our stockholders, which in turn could adversely affect the timing and amount of receipt of proceeds by stockholders. This discussion assumes that we have qualified at all times throughout our existence, and will continue to qualify until our liquidation, as a real estate investment trust, or, REIT for United States federal income tax purposes. The following discussion is not exhaustive of all possible tax considerations. This summary neither gives a detailed discussion of any state, local or foreign tax considerations nor does it discuss all of the aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations or partnerships, and persons who are not citizens or residents of the United States) subject to special treatment under the United States federal income tax laws, including with respect to “unrelated business taxable income” and “effectively connected income”.

YOU ARE ADVISED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU FROM THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT AND YOUR RECEIPT OF DISTRIBUTIONS FROM US IN CONNECTION WITH THE PLAN OF DISSOLUTION.

United States Federal Income Tax Consequences to Our Company and Our Stockholders

United States Federal Income Tax Consequences to Our Company

For U.S. federal income tax purposes, we are taxed as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). If the Plan of Dissolution is approved by the stockholders, we currently contemplate that we will continue to qualify as a REIT prior to the final distribution of assets. However, in order for us to continue to qualify as a REIT, we must satisfy a number of asset, income and distribution tests and there can be no assurances that we will be able to satisfy these tests throughout the period during which we would liquidate our assets. For example, in order to maintain our REIT status, we must, among other things, continue to derive income from qualified sources, principally rents from real property, interest from mortgages on real property and gains from the sale or exchange of real estate assets. In addition, our principal investments must continue to be in real estate assets. We plan to sell substantially all of our assets if the Plan of Dissolution is approved. Accordingly, there can be no assurances that we will be able to satisfy these tests throughout the period during which we would liquidate our assets pursuant to our Plan of Dissolution. The Board has the authority under the Plan of Dissolution to cause us to discontinue our status as a REIT at any time if the Board finds it in the best interests of our stockholders to do so.

The Code defines a REIT generally as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Code Sections 856 through 860; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code); and (vii) which meets certain other tests regarding the nature of its income and assets and the amount of its distributions. We believe that we have issued a sufficient number of shares to allow us to satisfy conditions (v) and (vi) above. In addition, our Charter provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (v) and (vi) above.

In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction (as described below) and excluding our net capital gain, and (b) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We may elect to retain and pay taxes on all or a portion of our net long-term capital gains for any taxable year, in which case our stockholders would include in their income as long-term capital gains their proportionate share of such undistributed capital gains. Our stockholders would be treated as having paid their proportionate share of the capital gains tax paid by us, which amounts would be credited or refunded to our stockholders. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent possible, we intend to make timely distributions sufficient to satisfy this annual distribution requirement.

As a REIT, we are generally not subject to federal corporate income tax on the portion of our taxable income or capital gain that we currently distribute to our stockholders in distributions that are eligible for the dividends paid deduction (the “DPD”). We will, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed to our stockholders. Under Code Section 562(b), distributions eligible for the DPD include (1) in the case of amounts distributed in liquidation, the part of such distribution (deducting for such purpose the amount of such distribution equal to the capital and paid-in surplus attributable to the stock with respect to which the distribution is being made) which is properly chargeable to earnings and profits accumulated after February 28, 1913; and (2) in the case of a complete liquidation of a corporation occurring within 24 months after the adoption by a corporation of a Plan of Dissolution, any distribution within such period pursuant to such plan to the extent of the earnings and profits (computed without regard to capital losses) of such corporation for the taxable year in which such distribution is made. In addition, under Code Section 562(e), in the case of a REIT, in determining the amount of dividends under Code Section 316 for purposes of computing the DPD, the earnings and profits of such REIT are increased for any taxable year by the total amount of gain, if any, on the sale or exchange of real property by the REIT during such taxable year.

So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” are sales of property held primarily for sale to customers in the ordinary course of a trade or business. The prohibited transactions tax is intended to prevent a REIT from retaining any profit from ordinary retailing activities such as sales to customers of condominium units or subdivided lots in a development project. The Code provides for a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions. Whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and that none of the sales of our properties will constitute a prohibited transaction. We do not believe that the sales of the Company’s properties pursuant to the Plan of Dissolution should be subject to the prohibited transactions tax. However, due to the anticipated sales volume and other factors, the contemplated sales may not qualify for the protective safe harbor. There can be no assurance that the IRS will not successfully challenge the characterization of properties we hold for purposes of applying the prohibited transaction tax.

We expect to completely liquidate within 24 months after the adoption of the Plan of Dissolution, in which case any liquidating distributions that we make to our stockholders within such 24-month period pursuant to such Plan of Dissolution will, to the extent of our earnings and profits, computed without regard to our capital losses, for the taxable year in which any such distributions are made, be treated as dividends for purposes of computing our DPD. For this purpose, for the taxable year in which we make the liquidating distributions to our stockholders, our earnings and profits will include any gain resulting from the sale of our assets. As a result, and provided that we continue to qualify as a REIT, we believe that we will not be subject to U.S. federal corporate income tax on gain recognized in connection with liquidating sales of its assets, nor will we be subject to U.S. federal corporate income tax on gains realized upon a liquidating distribution of any of our appreciated assets.

If we are unable to dispose of all of our assets within 24 months after adoption of the Plan of Dissolution or if it is otherwise advantageous or appropriate to do so, our Board may establish a liquidating trust to which we could distribute in kind our unsold assets. Even if all of our assets were disposed of within such period, our Board may decide to establish a liquidating trust to retain cash reserves beyond such 24-month period to meet any contingent liabilities. Under the Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust. Although neither the Code nor the Treasury regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations. If we establish a liquidating trust, we intend to comply with such IRS guidelines.

An entity classified as a liquidating trust may receive assets, including cash, from the liquidating entity without incurring any tax. The liquidating trust will be treated as a grantor trust, and accordingly, will not be subject to tax on any income or gain recognized by it. For tax consequences of transfers made to the liquidating trust, see “—United States Federal Income Tax Consequences to our U.S. Stockholders” below. If the liquidating trust fails to qualify as such, its treatment for U.S. federal income tax purposes will depend, among other things, upon the reasons for its failure to so qualify. If the liquidating trust fails to qualify as a grantor trust because the liquidation is considered to have been unreasonably prolonged or the liquidation purpose has become so obscured by business activities that the declared purpose of liquidation is considered to have been lost or abandoned, then the liquidating trust will most likely be treated as a partnership. Partnership status, however, would require that the liquidating trust avoid being classified as a publicly traded partnership, which among other things may require that interests in the trust not be transferable. If the liquidating trust were classified as a publicly traded partnership, the liquidating trust itself would be subject to tax, and stockholders could also be subject to tax upon the receipt of certain distributions from the liquidating trust. If the liquidating trust were classified as a partnership for U.S. federal income tax purposes, it is likely that the tax consequences to the stockholders as a result of owning interests in the liquidating trust would not differ materially from the tax consequences to the stockholders if the liquidating trust was classified as a grantor trust. If the liquidating trust were classified as a corporation, the liquidating trust itself would be subject to tax and stockholders could also be subject to tax upon the receipt of certain distributions from the liquidating trust. If our Board elects to use a liquidating trust, it is anticipated that every effort will be made to ensure that the trust will be classified as a grantor trust for U.S. federal income tax purposes.

United States Federal Income Tax Consequences to our U.S. Stockholders

For purposes of this discussion, a “U.S. Stockholder” is a beneficial owner of our shares that is (1) an individual citizen or resident of the United States, (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, organized under the laws of the United States or any state of the United States (or the District of Columbia), (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) certain tax-exempt entities, including individual retirement accounts, or (5) a trust if (i) both: (A) a U.S. court is able to exercise primary supervision over the administration of the trust, and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust was in existence on August 20, 1996, was treated as a domestic trust on August 19, 1996, and was eligible to elect, and validly elected, to be treated as a domestic trust. A “Non-U.S. Stockholder” is any beneficial owner of our shares other than a U.S. Stockholder or a partnership or other entity treated as a partnership for U.S. federal income tax purposes. If a partnership, or entity treated as a partnership for U.S. federal income tax purposes, holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.

Stockholders may receive one or more liquidating distributions as a result of the dissolution. The amount of any distribution should be applied first to reduce a stockholder’s tax basis in his, her or its shares of our common stock, but not below zero. The amount of the distributions in excess of a stockholder’s tax basis in his, her or its shares of our common stock will be gain, and should be recognized in the year the distribution is received. If the amount of the distributions is less than the stockholder’s tax basis in his, her or its shares of our common stock, the stockholder will generally recognize a loss in the year the final distribution is received by the stockholder. If the Board decides to establish a liquidating trust, the distribution to stockholders of interests in the liquidating trust will constitute the final liquidating distribution for these purposes. The gain or loss will be a capital gain or loss, assuming that the shares of our common stock are held as a capital asset (generally, property held for investment). Long-term capital gain realized by a stockholder that is an individual, estate or trust is generally taxed as preferential rates. A capital gain or loss will be long-term with respect to stock that has been held by a stockholder for more than one year. U.S. Stockholders who are individuals, estates or trusts may be subject to an additional 3.8% Medicare tax on their gain from the liquidation, and should consult their tax advisors concerning the applicability of this tax. Capital losses can generally be used to offset capital gains and, for individuals, estates or trusts, to offset ordinary income subject to limitations.

Tax-exempt stockholders, including employee pension benefit trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income” (“UBTI”), as defined in the Code. A full discussion of the consequences of tax-exempt and Non-U.S. Stockholders of using a liquidating trust is beyond the scope of this proxy statement and any such stockholder is urged to consult its own tax advisors regarding the federal, state and local income and other tax consequences of their receipt of liquidating distributions from us.

If our Board decides to establish a liquidating trust, our stockholders will be beneficiaries of such liquidating trust and be treated as the owner of his, her or its pro rata portion of each asset, including cash, received by and held by the liquidating trust. Accordingly, each stockholder will be treated as having received a liquidating distribution equal to his, her or its share of the amount of cash and the fair market value of any asset transferred to the liquidating trust. Each stockholder will recognize gain to the extent such value is greater than his, her or its basis in shares notwithstanding that he, she or it may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. The liquidating trustee will file tax returns for the liquidating trust and will send to each stockholder a separate statement setting forth the stockholder’s share of items of income, gain, loss, deduction and credit. In addition, each stockholder will be required to take into account in computing his, her or its taxable income a pro rata share of each item of income, gain and loss of the liquidating trust, which may create additional U.S. tax compliance requirements and/or payments for tax-exempt stockholders and Non-U.S. Stockholders. An individual stockholder who itemizes deductions may deduct his, her or its pro rata share of fees and expenses of the liquidating trust only to the extent that such amount, together with the stockholder’s other miscellaneous deductions, exceeds 2% of his, her or its adjusted gross income. A stockholder will also recognize taxable gain or loss when all or part of his, her or its pro rata portion of an asset is disposed of for an amount greater or less than his, her or its pro rata portion of the fair market value of such asset at the time it was transferred to the liquidating trust. Any such gain or loss will be capital gain or loss so long as the stockholder holds his, her or its interest in the assets as a capital asset.

Our stockholders will receive an applicable IRS Form 1099 for the receipt of liquidating distributions received from us.

United States Federal Income Tax Consequences to Non-U.S. Stockholders

The rules governing United States federal income taxation of Non-U.S. Stockholders are complex, and no attempt will be made in this proxy statement to provide more than a limited summary of such rules. A Non-U.S. Stockholder should consult with his, her or its own tax advisor to determine the impact of United States federal, state and local income tax laws with regard to our Plan of Dissolution and each Non-U.S. Stockholder’s receipt of liquidating distributions from us. Accordingly, this discussion does not address all aspects of United States federal income taxation, nor state, local or foreign tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to a Non-U.S. Stockholder in light of his, her or its particular circumstances.

United States Federal Income Tax Consequences to Non-U.S. Stockholders Under The Foreign Investment In Real Property Tax Act of 1980 (“FIRPTA”)

In general, Code Section 897 requires a Non-U.S. Stockholder that disposes of a “United States real property interest,” or USRPI, to treat any gain or loss from such disposition as gain that is effectively connected with the conduct of a trade or business within the United States or as loss that is allocable to such gain. A USRPI includes an interest in real property located in the United States and any interest other than that of a creditor in a domestic corporation that is a “United States real property holding corporation.”

As discussed above, we currently contemplate that we will continue to qualify as a REIT prior to the final distribution of assets. Accordingly, the FIRPTA provisions governing distributions from REITs treat, for U.S. federal income tax purposes, the liquidation as a liquidating distribution from us to Non-U.S. Stockholders of the net proceeds from the sale of our real estate assets. The IRS has taken the position in Notice 2007-55 that the FIRPTA provisions governing distributions from REITs apply to the extent liquidation distributions are attributable to gain from the sale of USRPIs, except under limited circumstances which are inapplicable here. Non-U.S. Stockholders should consult their tax advisors regarding the application of those provisions.

The IRS stated in Notice 2007-55 that REIT liquidating distributions are subject to tax under Code Section 897(h)(1) to the extent attributable to gain from the sale of USRPIs. Thus, under Notice 2007-55, the liquidating distributions received by a Non-U.S. Stockholder are subject to tax under FIRPTA as a distribution to the extent they are attributable to gain from the sale of our real estate assets. If the distributions were taxed under FIRPTA, the gain recognized by a Non-U.S. Stockholder generally would be subject to U.S. federal income tax on a net basis to the extent attributable to gain from the sale of our real estate assets, and a corporate Non-U.S. Stockholder could also be subject to the branch profits tax on such FIRPTA gain. Accordingly, we intend to withhold U.S. federal income tax at a rate of 21% from the portion of the liquidation distributions that are, or are treated as, attributable to gain from the sale of USRPIs and paid to a Non-U.S. Stockholder.

A Non-U.S. Stockholder may be entitled to a refund or credit against the holder’s United States tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. Holders should consult their tax advisor regarding withholding tax considerations.

There are certain exceptions to taxation under FIRPTA which are summarized herein. Pursuant to recently enacted legislation referred to as the Protecting Americans from Tax Hikes Act of 2015 (the “PATH Act”), effective after December 18, 2015, certain Non-U.S. Stockholders that meet certain specific requirements to be treated as “qualified foreign pension funds” are exempted from FIRPTA and applicable withholding. This exemption would generally apply to dispositions of our shares, or distributions attributable to gain from the sale of a USRPI. In addition, under the PATH Act shares of a REIT held by certain Non-U.S. Stockholders that meet certain specific requirements of a “qualified shareholder” will not be treated as a USRPI, and capital gain dividends from such a REIT will not be treated as gain from the sale of a USRPI, unless a person (other than a “qualified shareholder”) that holds an interest in such qualified shareholders owns, taking into account applicable constructive ownership rules, more than 10% of the shares of the REIT. In general, for these purposes, a “qualified shareholder” is a foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, meets certain specific requirements to be a “qualified collective investment vehicle” and maintains records on the identity of certain 5% owners. The provisions of the PATH Act relating to “qualified shareholders” and “qualified foreign pension funds” are complex. Potential stockholders should consult their own tax advisors with respect to the potential impact of the PATH Act in their particular circumstances.

United States Federal Income Tax Consequences to Non-U.S. Stockholders Other Than Under FIRPTA

Gain recognized by a Non-U.S. Stockholder upon our dissolution and his, her or its receipt of liquidating distributions from us which is not otherwise subject to taxation under FIRPTA will nonetheless be subject to United States federal income tax if (1) the Non-U.S. Stockholder’s investment in his, her or its stock is “effectively connected” with the Non-U.S. Stockholder’s United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain, except that a foreign corporation Non-U.S. Stockholder also may be subject to the 30% branch profits tax; or (2) an individual Non-U.S. Stockholder is present in the United States for at least 183 days during a three-year period ending in the current calendar year, in which case the individual Non-U.S. Stockholder will be subject to a 30% tax on his or her net capital gains for the taxable year.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code and subsequent IRS guidance provide that a 30% withholding tax will be imposed on distributions to a non-U.S. entity if such entity fails to satisfy certain disclosure and reporting rules. In general, these rules require that (i) in the case of a foreign financial entity, the entity identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identifies and provides information in respect of substantial U.S. owners of such entity. In the event of noncompliance with the FATCA requirements, withholding at a rate of 30% on our liquidating distributions made to the non-complying Non-U.S. Stockholder which is a foreign financial entity will be required, and such stockholder will be required to seek a refund from the IRS to obtain a refund of any amounts withheld. Non-U.S. Stockholders should consult their tax advisors concerning these rules. The FATCA rules were set to apply to gross proceeds from certain types of property as of January 1, 2019 but the IRS has released proposed regulations providing that these rules will not apply to any gross proceeds. The proposed regulations may presently be relied on and are likely to be finalized; as such these rules are unlikely to apply to any gross proceeds. Non-U.S. Stockholders are urged to consult their own tax advisors with respect to these information reporting rules and due diligence requirements and the potential application of FATCA to them.

Income Tax Treaties. If a Non-U.S. Stockholder is eligible for treaty benefits under an income tax treaty with the United States, the Non-U.S. Stockholder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. Stockholders should consult their tax advisor regarding possible relief under an applicable income tax treaty.

Backup Withholding And Information Reporting Consequences To Stockholders

Backup withholding (currently at a rate of 24%) may apply to payments made to a U.S. Stockholder in connection with the liquidation unless the U.S. Stockholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding or otherwise complies with the applicable requirements of the backup withholding rules, which generally may be done by providing us with a properly completed and signed IRS Form W-9. Individual U.S. Stockholders who do not provide us with their correct taxpayer identification number may be subject to penalties imposed by the IRS. We may also be required to withhold on liquidating distributions made to any U.S. Stockholders who fail to certify their non-foreign status.

If you are a Non-U.S. Stockholder, liquidating distributions paid to you may be subject to backup withholding tax unless such stockholder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, W-8BEN-E or other applicable version of IRS Form W-8. If a Non-U.S. Stockholder is subject to backup or other United States federal income tax withholding, then the applicable withholding agent will be required to withhold the appropriate amount with respect to a deemed or constructive distribution, even though there is insufficient cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the applicable withholding agent may collect the amount of United States federal income tax required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the stockholder would otherwise receive or own, and the stockholder may bear brokerage or other costs for this withholding procedure.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you generally will be allowed as a refund or a credit against your U.S. federal income tax liability as long as you provide the required information to the IRS in a timely manner.

State And Local Taxes

Our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which they transact business or reside. The state and local tax treatment of our stockholders may not conform to the United States federal income tax consequences discussed above. Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws on the transactions described herein and on the receipt of the liquidating distributions from us.

PROPOSAL 2—THE CHARTER AMENDMENT PROPOSALS

At the annual meeting, you and the other stockholders will vote on the Charter Amendment Proposals.

Summary Reason for the Charter Amendment Proposals

The Board believes that it would be advisable and in our best interest to amend the Charter. Because shares of our common stock are not listed on a national securities exchange, we were required to register our initial public offering with the state securities administrators in each state in which we desired to offer securities for sale. In offerings that are subject to their regulation, most states hold real estate investment trusts to the standards set forth in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”). As a result, the Charter includes a number of limitations and requirements that are imposed by the NASAA REIT Guidelines. As we ceased raising capital in our primary public offering in October 2018 and do not intend to raise capital publicly as an unlisted company in the future, it is not necessary that the Charter conform to the requirements of the NASAA REIT Guidelines.

Principal Changes

On June 24, 2019, the Board adopted a resolution to recommend that our stockholders approve each of the Charter Amendment Proposals. The following discussions summarize the principal changes we are asking our stockholders to approve in connection with the Charter Amendment Proposals. These summary descriptions are qualified in their entirety by the complete text of Amendment No. 1 to the Charter (the “Charter Amendment”), which is attached hereto at Annex C-1. A marked version showing the proposed changes to the applicable sections of the Charter is attached hereto at Annex C-2.

Except as noted below, if approved by our stockholders at the annual meeting, the amendments reflected in the Charter Amendment will be effected by our filing of the Charter Amendment with the SDAT, and each will become effective upon filing and acceptance of record by the SDAT. If approved, we plan to file the Charter Amendment immediately following the stockholder vote on the Charter Amendment Proposals. If any of the Indemnification Proposal, the Reporting Proposal or the Roll-Up Definition Proposal is not approved by our stockholders, we will omit the proposed changes with respect to any proposal not approved from the Charter Amendment prior to filing with the SDAT, and such changes will not become part of the amended Charter.

Proposal 2A. The Indemnification Proposal

The Charter provides for exculpation of our present and former directors and officers, and provides for indemnification of our present and former directors and officers and the Advisor and its affiliates. However, the Charter contains the following conditions on our ability to indemnify and exculpate our present and former directors and the Advisor and its affiliates consistent with the conditions set forth in the NASAA REIT Guidelines, which conditions had previously been required by state securities administrators in connection with our initial public offering or that related to such required provisions:

•	the person seeking indemnification must have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest;

•	the person seeking indemnification must have been acting on our behalf or performing services for us; and

•

the liability or loss must not have been the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss must not have been the result of gross negligence or willful misconduct.

In addition, the Charter currently provides that we may not indemnify any present or former director or the Advisor or any of its affiliates or any person acting as a broker-dealer for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions is met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered or sold as to indemnification for securities law violations.

Finally, as required by the NASAA REIT Guidelines, the Charter currently provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a present or former director or the Advisor or its affiliates in advance of final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following conditions are satisfied:

•	the legal proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•

the legal proceeding is initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the person seeking indemnification undertakes to repay us the advanced funds, together with interest at the applicable legal rate of interest, if it is ultimately determined that the person seeking indemnification is not entitled to indemnification.

In order to retain and recruit the most qualified directors and officers, we are proposing to remove these conditions and limitations and instead provide that we shall exculpate and indemnify our present and former directors and officers to the maximum extent permitted by Maryland law. Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law also permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

These amended provisions will provide our present and former directors and officers with broader and more comprehensive exculpation and indemnification rights. We believe exculpation and indemnification to the maximum extent permitted by the MGCL is appropriate because we can only act through our directors and officers. Hence, when they act in their capacity as directors and officers, our directors and officers are acting for and on behalf of the Company and not for their own account. Moreover, in the absence of exculpation and indemnification, we would be shifting the risks from those actions onto our directors and officers while internalizing the benefits from them. The market for talented and experienced nominees to stand for election as director and executives to serve as officers is competitive. Although we have not yet encountered difficulty in attracting qualified director nominees or officers, it is possible that in the future the best candidates will be attracted by other companies that do not have exculpation and indemnification conditions and limitations as onerous as those that were originally included in the Charter from the NASAA REIT Guidelines.

In connection with the aforementioned revisions, we are also proposing to remove the limitations on advancements to our present and former directors for legal and other expenses and costs. We believe these changes are appropriate in connection with the proposed removal of conditions and limitations on exculpation and indemnification of directors as described above. To be most effective, we believe that the ability to advance expenses under the Charter should follow the MGCL as do the proposed exculpation and indemnification provisions discussed above. Otherwise, the limitations on advancement of expenses in the Charter may diminish a present or former director’s financial ability to defend against claims and losses for which the Company may ultimately be financially responsible if the Charter is amended pursuant to the Indemnification Proposal. Under the MGCL, a director or officer who seeks advancement of expenses must undertake to repay any amount advanced by the Company if it is ultimately determined that the director’s or officer’s action or omission did not meet the standards for indemnification.

In addition, the removal of the provisions referenced above will allow the Company, pursuant to the advisory agreement, to exculpate and indemnify the Advisor and its affiliates, including their respective officers, directors, equity holders, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties under the terms of the advisory agreement, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance. In connection with the aforementioned revisions, we are also proposing to remove the limitations on advancements to the Advisor and its affiliates for legal and other expenses and costs. These amended provisions will provide the Advisor and its affiliates with broader and more comprehensive exculpation and indemnification rights and provide the Company broader ability to advance expenses for legal and other expenses and costs to the Advisor and its affiliates to assist them in defending against claims for which the Company may ultimately be financially responsible if the Charter is amended pursuant to the Indemnification Proposal. We believe these changes will further incentivize the Advisor to continue to provide the services to the Company under the advisory agreement throughout the liquidation process.

Although we believe that these changes will improve our ability to retain and attract qualified directors and officers, the Indemnification Proposal does increase the risk that we and our stockholders will not be able to recover monetary damages from our directors if they fail to meet the statutory standard of conduct or from our officers if they fail to satisfy their duties under Maryland law. In addition, the Indemnification Proposal would allow for indemnification of our present and former directors and officers and the Advisor and its affiliates in circumstances where indemnification is currently conditioned or limited by the Charter. The reduced ability to recover from present and former directors and officers and the increased right to indemnification would be true not only for their future acts or omissions but also for acts or omissions that occurred prior to the date of the Charter Amendment. The Indemnification Proposal also increases the risk that we will incur significant defense costs that would otherwise have to be borne by our present and former directors and officers and the Advisor or its affiliates.

Summary of Specific Changes

Listed below, in summary form, is the specific change that will be made to the Charter if the Indemnification Proposal is approved by our stockholders at the annual meeting. Please see the marked version of the applicable section of the Charter attached hereto at Annex C-2, which reflects all of the proposed amendments to the Charter.

•

The amendment and restatement of Article XI to provide for the (i) expansion of our exculpation and indemnification of our present and former directors and officers to the maximum extent permitted by Maryland law; (ii) the expansion of our obligation to advance defense expenses to a present or former director or officer to the maximum extent permitted by Maryland law; and (iii) the elimination of conditions and limits on our ability to exculpate and indemnify the Advisor and its affiliates or advance defense expenses to the Advisor and its affiliates.

Proposal 2B. The Reporting Proposal

If approved, the Reporting Proposal would specifically remove from the Charter the NASAA REIT Guidelines requirement, which requirement had previously been required by state securities administrators in connection with our initial public offering or that related to such required provisions, to prepare an annual report for stockholders each year with the following information:

•	financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and its affiliates by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interest of our common stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, a director or any affiliate thereof during the year, which disclosure would be examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

However, until our liquidation and dissolution is complete, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with these reporting requirements is economically burdensome. Moreover, even if the Reporting Proposal is approved and the Charter would no longer require us to provide audited financial statements to our stockholders, any decision by the Company to cease providing audited financial statements to our stockholders would need to be approved by the Board or, if a liquidating trust is established, the trustees of the liquidating trust, and would require that the SEC grant us relief from certain reporting requirements under the Exchange Act. If the Plan of Dissolution is approved, in order to curtail expenses, we may, after filing our Articles of Dissolution, seek relief from the SEC from certain reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution, along with any other reports that the SEC might require, but would discontinue filing annual and quarterly reports on Forms 10-K and 10-Q. However, the SEC may not grant any such relief. To the extent that we delay filing the Articles of Dissolution or if the SEC does not grant such relief, we would be obligated to continue complying with the applicable reporting requirements of the Exchange Act.

Summary of Specific Change

Listed below, in summary form, is the specific change that will be made to the Charter if the Reporting Proposal is approved by our stockholders at the annual meeting. Please see the marked version of the applicable section of the Charter attached hereto at Annex C-2, which reflects all the proposed amendments to the Charter.

•	Deletion of Section 10.7 regarding the preparation and delivery of specific reports to stockholders.

Proposal 2C. The Roll-Up Definition Proposal

As required by the NASAA REIT Guidelines, Section 9.14 of the Charter imposes procedural protections relating to “roll-up transactions,” which are generally defined as transactions involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of another entity to the stockholders of the Company. Among other protections, an appraisal of the Company’s assets as of a date immediately prior to the announcement of the proposed roll-up transaction must be obtained from an independent expert in connection with any roll-up transaction. Stockholders who vote against any proposed roll-up transaction must be given the choice of (i) accepting the securities of the roll-up entity or (ii) either (a) remaining as stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously, or (b) receiving cash in an amount equal to their proportionate share of the appraised value of the Company. In addition, we are prohibited from participating in any proposed roll-up transaction in which certain stockholder rights in the roll-up entity such as voting and access to records are less than those currently provided to our stockholders. Further, if the roll-up transaction is not approved by the stockholders, the costs of the roll-up transaction may not be borne by us.

If the distribution of beneficial interests in a liquidating trust were deemed to be a “roll-up transaction” under the Charter, we might not be able to distribute interests in a liquidating trust because, among other reasons, we might not be able to offer stockholders the choice described above, i.e., we could not offer the choice to remain a stockholder in the Company as the Company would be dissolving and we might not have the ability to offer stockholders cash in an amount equal to their proportionate share of our appraised value. Thus, we recommend an amendment to the Charter to make clear that the distribution of interests in a liquidating trust pursuant to a plan of liquidation would not be deemed a “roll-up transaction.”

Summary of Specific Change

Listed below, in summary form, is the specific change that will be made to the Charter if the Roll-Up Definition Proposal is approved by our stockholders at the annual meeting. Please see the marked version of the applicable section of the Charter attached hereto at Annex C-2, which reflects all the proposed amendments to the Charter.

•

Adding the following exclusion from the definition of a “Roll-up Transaction” in Article IV: “a transaction involving the issuance of interests in a liquidating trust pursuant to a plan of liquidation.”

Vote Required

With regard to the Charter Amendment Proposals, your vote may be cast “FOR” or “AGAINST” each of the Indemnification Proposal, the Reporting Proposal and the Roll-Up Definition Proposal, or you may “ABSTAIN” from voting on each of the proposals. Under the Charter, an affirmative vote of a majority of all of the shares of common stock entitled to vote on each of the Charter Amendment Proposals is required for approval of the Charter Amendment Proposals. Because of this majority vote requirement, “ABSTAIN” votes and broker non-votes will have the effect of a vote against each of the Charter Amendment Proposals.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR each of the Charter Amendment Proposals.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

EACH OF THE CHARTER AMENDMENT PROPOSALS.

CERTAIN INFORMATION ABOUT MANAGEMENT

The Board of Directors

We operate under the direction of our board of directors (the “Board”). The Board oversees our operations and makes all major decisions concerning our business.

Nominees for Election to our Board of Directors

The persons named below have been nominated by our Board for election as directors to serve until the 2020 annual meeting of stockholders and until their successors have been duly elected and qualify. Each of these nominees is currently serving on the Board, and each has consented to serve if elected. If any nominee is unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may designate.

Director Criteria, Qualifications and Experience

Each director is responsible for identifying and recommending qualified individuals to become Board members. The Board considers many factors with regard to each candidate, including nominees recommended by stockholders. In evaluating nominees for director the Board considers, among other things, the individual’s character and professional ethics, judgment, integrity, diversity, prior professional experience, background, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of the Board’s Audit Committee, and the candidate’s willingness to devote substantial time and effort to Board responsibilities. The Board seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire Board. The Board assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the Board’s collective skill set that should be addressed in the nominating process. The Board made such an assessment in connection with director nominations for the 2019 annual meeting and determined that the composition of the current Board, all of the members of which have been nominated at the annual meeting, satisfies its diversity objectives.

Director Nominees

Stephen H. Mauldin Age 50 Chief Executive Officer and President since July 2015 Director since November 2015 Chairman of the Board since January 2018	Other Directorships CNL Healthcare Properties, Inc. (Vice Chair)

Mr. Mauldin, Director, Chairman of the Board, Chief Executive Officer and President. Mr. Mauldin has served as chairman of the Board since January 2018 and as director since November 2015. He served as vice chairman from November 2015 to January 2018. He has served as our chief executive officer and president since our inception on July 10, 2015. He has served as president of our Advisor since July 2015 and has served as chief executive officer since January 2018. Mr. Mauldin also served as chief operating officer of our Advisor from July 2015 until July 2018. Mr. Mauldin has served as director and vice chairman of CNL Healthcare Properties, Inc., a public, non-traded REIT, since June 2016. Mr. Mauldin has also served as president of CNL Healthcare Properties, Inc. since September 2011 and chief executive officer since April 2012. Mr. Mauldin served as chief operating officer of CNL Healthcare Properties, Inc. (September 2011 to April 2012) and its advisor (September 2011 to July 2018). Mr. Mauldin has served as president of its advisor since September 2011 and as chief executive officer since January 2018. He also served as president from September 2011, chief executive officer since April 2012 and chief operating officer (September 2011 to April 2012) of CNL Lifestyle Properties, Inc., a public-non-traded REIT, until its dissolution on December 29, 2017. Mr. Mauldin served as president and chief operating officer of CNL Lifestyle Advisor Corporation, its advisor, from September 2011 to December 31, 2017. Mr. Mauldin also served as president of CNL Growth Properties, Inc., a public, non-traded REIT, from March 2016 and as chief executive officer from August 2016 until its dissolution on October 31, 2017.

Prior to joining the Company, Mr. Mauldin served as a consultant to Crosland, LLC, a privately held real estate development and asset management company headquartered in Charlotte, North Carolina, from March 2011 through August 2011. He previously served as Crosland LLC’s chief executive officer, president and a member of their board of directors from July 2010 until

March 2011. Mr. Mauldin originally joined Crosland, LLC in August 2006 and served as its chief financial officer from July 2009 to July 2010 and as president of Crosland LLC’s mixed-use and multi-used development division prior to his appointment as chief financial officer. Prior to joining Crosland, LLC, from 1998 to August 2006, Mr. Mauldin was a co-founder and served as a partner of Crutchfield Capital, LLC, a privately held investment and operating company with a focus on small and medium-sized companies in the southeastern United States. From 1996 to 1998, Mr. Mauldin held various positions in the capital markets group and the office of the chairman of Security Capital Group, Inc., which prior to its sale in 2002, owned controlling interests in 18 public and private real estate operating companies (eight of which were NYSE-listed) with a total market capitalization of over $26 billion. Mr. Mauldin graduated with a B.S. in finance from the University of Tampa and received an M.B.A. with majors in real estate, finance, managerial economics and accounting/information systems from the J.L. Kellogg Graduate School of Management at Northwestern University.

As a result of these professional and other experiences, Mr. Mauldin possesses particular knowledge of real estate investment, including acquisition, development, financing, operation, and disposition, which strengthens the Board’s collective knowledge, capabilities and experience.

Douglas N. Benham Age 62 Independent Director since January 2016	Committees Audit Committee Special Committee Other Directorships America Homes 4 Rent

Mr. Benham, Independent Director. Mr. Benham has served as one of our independent directors since January 2016. Mr. Benham has served as the audit committee chairman and audit committee financial expert of the Company since September 2018. Mr. Benham previously served as an independent director of Global Income Trust, Inc., a public, non-traded REIT, from November 2009 until its dissolution in December 2015. Since April 2006, Mr. Benham has been the president and chief executive officer of DNB Advisors, LLC, a consulting firm providing services primarily to the restaurant industry. From January 2004 until April 2006, Mr. Benham served as president and chief executive officer of Arby’s Restaurant Group, a quick service restaurant company and subsidiary of Triarc Company (NYSE: TRY). From January 1989 until August 2003, Mr. Benham served as chief financial officer, and from 1997 until 2003 also served as a member of the board of directors of RTM Restaurant Group, Inc., an Arby’s franchisee, that was later acquired by Triarc Company in July 2005. Mr. Benham served as a director of the restaurant operator O’Charley’s Inc. (NASDAQ:CHUX) from March 2008 until May 2012 when the company was acquired, and as a director of drive-thru restaurant chain operator Sonic Corp. (NASDAQ:SONC) from August 2009 to January 2014. Mr. Benham served as chairman of the board of directors of the restaurant chain operator Quiznos’ from January 2012 until the company was acquired in June 2018. He served as a member of the board of directors of WOK Holding (PF Chang’s and Pei Wei), a privately held company, from March 2018 until it was acquired in June 2019. Mr. Benham served on the board of directors of American Residential Properties, Inc. (NASDAQ:ARPI), a fully integrated and internally managed real estate investment company from May 2012 until it merged with America Homes 4 Rent (NASDAQ:AMH), in February 2016. In March 2016 Mr. Benham joined the board of directors of America Homes 4 Rent.    Since October 2014, Mr. Benham served on the board of directors of Bob Evans Farms, Inc. (NASDAQ:BOBE), a restaurant chain operator and food manufacturer and in August 2015 became executive chairman, serving in such capacity until the company was acquired in January 2018. Mr. Benham earned a B.A. in accounting from the University of West Florida in 1978 and is a certified public accountant.

As a result of these professional and other experiences, Mr. Benham possesses particular knowledge of financial accounting and business and restaurant management, which strengthens the Board’s collective knowledge, capabilities and experience.

Dianna F. Morgan Age 67 Independent Director since January 2016	Committees Audit Committee Special Committee Other Directorships Orlando Health Chesapeake Utilities Corp. Hersha Hospitality Trust Marriott Vacations Worldwide

Ms. Morgan, Independent Director. Ms. Morgan has served as one of our independent directors since January 2016. Ms. Morgan enjoyed a long career with the Walt Disney World Company (“Disney”) from 1971 to 2001, most recently serving as senior vice president of public affairs and human resources. She also led the development of The Disney Institute as Disney brought best practices in customer service, people management and leadership development to the marketplace. Ms. Morgan served as a director of Children’s Miracle Network Hospitals from March 1999 to March 2013, and she served as chairman from 2011 to 2012. Ms. Morgan was appointed to the University of Florida Board of Trustees in 2001 by then-Governor Jeb Bush and she served as chairman from 2007 to 2009. Ms. Morgan has served as a director of Orlando Health since March 2001 during which time she served as chairman from March 2013 to March 2015. Ms. Morgan serves or has served on the board of directors of the following: CNL Bancshares, Inc., a bank holding company (April 2008 to December 2015); Chesapeake Utilities Corp. (September 2008 to present); Hersha Hospitality Trust (April 2010 to present); Marriott Vacations Worldwide (April 2013 to present) and CNL Hotels & Resorts, Inc., a public, non-traded REIT (July 2004 to April 2007). Ms. Morgan received her B.A. in organizational communications from Rollins College where she was named its 2000 Alumna of the Year.

As a result of these professional and other experiences, Ms. Morgan possesses particular knowledge of, among other things, business management and the healthcare and regulatory industry, which strengthens the Board’s collective knowledge, capabilities and experience.

Combined Chief Executive Officer and Chairman

The Company currently operates under a leadership structure in which the positions of Chairman of the Board and Chief Executive Officer are held by the same person, Mr. Mauldin. Although the Board has no mandatory policy with respect to the separation of the offices of Chairman and the Chief Executive Officer, the Board believes that it is appropriate to have these positions combined at this time to allow for more productive Board meetings. As Chairman of the Board, Mr. Mauldin is responsible for leading Board meetings and meetings of stockholders, generally setting the agendas for Board meetings (subject to the requests of other directors) and providing information to the other directors in advance of meetings and between meetings. Mr. Mauldin’s direct involvement in our operations makes him best positioned to lead strategic planning sessions and determine the time allocated to each agenda item in discussions of our short- and long-term objectives. As a result, the Board currently believes that maintaining a structure that combines the roles of Chairman of the Board and Chief Executive Officer is the appropriate leadership structure for our Company. We do not currently have a policy requiring the appointment of a lead independent director as all of our independent directors are actively involved in Board meetings.

Board Structure and Director Independence

Under our organizational documents, we must have at least three but not more than eleven directors. The Board has currently set the number of directors at three. A majority of these directors must be “independent.” An “Independent Director” is defined under our Charter as one who is not, and within the last two years has not been, directly or indirectly associated with the Company, the Sponsor or the Advisor by virtue of (i) owning any interest in, being employed by, having any material business or professional relationship with or serving as an officer or director of our Sponsor, Advisor or their affiliates, (ii) serving as a director of more than three REITs sponsored by our Sponsor or advised by our Advisor, or (iii) performing services (other than as an Independent Director) for the Company. An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Sponsor, the Advisor, any of their affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the director from the Sponsor, the Advisor and any of their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. The Board annually reviews business and professional relationships of directors in order to make a determination as to the independence of each director. Only those directors whom the Board determines have no material relationship with us or our affiliates that would impair their independent judgment are considered Independent Directors. The Board has considered the independence of each director and nominee for election as a director in accordance with (i) the elements of independence set forth in our Charter, (ii) the requirements set forth in the Exchange Act and applicable SEC rules, and (iii) the elements of independence in the listing standards of the NYSE, even though our shares are not listed on the NYSE. Based upon information solicited from each director, the Board has affirmatively determined that each of Messrs. Benham and Morgan has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and each satisfies the elements of independence set forth in our Charter, the Exchange Act and in the listing standards of the NYSE, as currently in effect. There are no familial relationships between any of our directors and executive officers.

The Board has one standing Board committee, an Audit Committee, which is composed entirely of Independent Directors, and which is chaired by an Independent Director. All Board members, through the Chairman of the Board or the Audit Committee Chair, have input into meeting schedules, agendas, and the other important responsibilities of the Board or the Audit Committee.

We believe that our Board leadership structure is effective for the Company and provides for appropriate oversight of the Company’s risk management by providing balanced leadership by having strong independent leaders on the Board who are fully engaged and provide significant input into Board deliberations and decisions. Below is additional information about our risk oversight procedures.

Risk Oversight

The Audit Committee focuses on the adequacy of the Company’s enterprise risk management and risk mitigation processes. The Audit Committee meets regularly to discuss the strategic direction and the issues and opportunities facing the Company in light of trends and developments in the REIT industry and general business environment. Throughout the year, the Board provides guidance to management regarding the Company’s strategy and helps to refine its operating plans to implement the Company’s strategy. Annually, our internal audit team presents the results of the enterprise risk assessment to the Audit Committee. The risk assessment approach includes reviewing the categories of risk the Company faces, including any fraud and business risks, as well as the likelihood of occurrence, the potential impact of those risks and mitigating measures. The involvement of the Audit Committee in setting the Company’s business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the President and Chief Executive Officer Mr. Mauldin and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and the Audit Committee providing oversight of risk management efforts.

Board Meetings and Attendance

The Board held six meetings in 2018. All directors attended at least 75% of the meetings of the Board. Although the Company does not have a policy on director attendance at the annual meetings of stockholders, directors are encouraged to do so, and the 2018 annual meeting of stockholders was attended by Mr. Mauldin.

Committees of the Board

Audit Committee

The Company has a standing Audit Committee, the members of which are selected by the Board each year. The current membership of the Audit Committee and other descriptive information is summarized below.

Independent Directors	Position
Douglas N. Benham
Dianna F. Morgan	M
# of 2018 Meetings	4

Committee Chair, Audit Committee Financial Expert, M Committee Member

The Audit Committee operates under a written charter adopted by the Board, which can be found in the Corporate Governance section of the Investor Resources page of our website, CNLHealthcarePropertiesII.com.

The Audit Committee assists the Board by providing oversight responsibilities relating to the following:

•	The integrity of financial reporting;

•	The independence, qualifications and performance of our independent auditors;

•	Our systems of internal controls;

•	The performance of our internal audit function; and

•	Compliance with management’s audit, accounting and financial reporting policies and procedures.

In addition, the Audit Committee engages and is responsible for the compensation and oversight of the Company’s independent auditors and internal auditors. In performing these functions, the Audit Committee meets periodically with the independent auditors, management and internal auditors (including private sessions) to review the results of their work.

During the year ended December 31, 2018, the Audit Committee held a total of four meetings, including four meetings with the Company’s independent auditors, internal auditors and management to discuss the annual and quarterly financial reports prior to the filing of such reports with the SEC. Each member of the Audit Committee attended 100% of the meetings.

The Board has determined that each member of the Audit Committee is independent under our Charter, the Exchange Act and the listing standards of the NYSE, as currently in effect. In addition, the Audit Committee determined that Mr. Benham is an “audit committee financial expert” under the rules and regulations of the SEC for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

Independent Registered Public Accounting Firm

During the year ended December 31, 2018, Ernst & Young LLP served as our independent registered public accounting firm and provided certain tax and other services. Ernst & Young has served as our independent registered public accounting firm since July 26, 2016. We expect that Ernst & Young representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Ernst & Young representatives will be available to respond to appropriate questions posed by stockholders. The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019. The Audit Committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the opinions of management and our internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence.

Audit Committee Pre-Approval Policy

Under the Company’s Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors in order to assure that the provisions of such services do not impair the auditor’s independence. The policy, as described below and set forth in the Audit Committee Charter sets forth conditions and procedures for such pre-approval of services to be performed by the independent auditor and utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

The annual audit services, as well as all audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor), requires the specific pre-approval of the Audit Committee. The Audit Committee may, however, grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide (such as comfort letters or consents). The Audit Committee has pre-approved all tax services and may grant general pre-approval for those permissible non-audit services that it has classified as “all other services” because it believes such services are routine and recurring services, and would not impair the independence of the auditor. All fees for services provided by Ernst & Young LLP in 2018 and 2017 were pre-approved by the Audit Committee.

The fee amounts for all services to be provided by the independent auditor are established annually by the Audit Committee, and any proposed service fees exceeding approved levels will require specific pre-approval by the Audit Committee. Requests to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by the independent auditor, the Chief Financial Officer and the Chief Executive Officer, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

Principal Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services rendered for the audit of our annual financial statements for the years ended December 31, 2018 and December 31, 2017, and fees billed for other services rendered (for audit and non-audit services and all “out-of-pocket” costs incurred in connection with these services) by Ernst & Young LLP during these periods.

	2018	2017
Audit fees	$107,500	$57,500
Audit-related fees	15,300	9,000
Tax fees	32,754	21,356
All other fees	0	0

Total	$155,554	$87,856

Audit Fees – Consists of professional services rendered in connection with the annual audit of the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K and quarterly reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also include fees for services performed by our independent auditors that are closely related to the audit and in many cases could only be provided by the Company’s independent auditors. Such services include consents related to the Company’s registration statements, assistance with, and review of, other documents filed with the SEC and accounting advice on completed transactions.

Audit-Related Fees – Consists of services related to audits of properties acquired, due diligence services related to contemplated property acquisitions and accounting consultations.

Tax Fees – Consists of services related to corporate tax compliance, including preparation of corporate tax returns, review of the tax treatments for certain expenses and tax due diligence relating to acquisitions.

All Other Fees – There were no professional services rendered by our independent auditors that would be classified as other fees during the years ended December 31, 2018 and 2017.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that the Company incorporates it by specific reference.

Review and Discussions with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2018 with the management of the Company. The Audit Committee also discussed with the Company’s senior management the process for certifications by the Company’s Chief Executive Officer and Chief Financial Officer required by the SEC and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the SEC.

Review and Discussions with Independent Auditors. The Audit Committee reviewed and discussed the 2018 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the matters required to be discussed by AS 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and discussed with Ernst & Young LLP their independence from us. In addition, the Audit Committee considered whether Ernst & Young LLP’s provision of non-audit services is compatible with EY’s independence.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

The Audit Committee:

Douglas N. Benham
Dianna F. Morgan

Other Board Committees

In August 2017, the Board initiated a process to estimate the Company’s net asset value per share and created a new committee, comprised solely of Independent Directors, charged with oversight of the Company’s valuation process (the “Valuation Committee”). On August 31, 2018, the Board appointed the Special Committee, comprised solely of Independent Directors, to oversee the process of exploring strategic alternatives for our Company.

Currently, the Company does not have a nominating committee or a compensation committee. The Board is of the view that it is not necessary to have a nominating committee at this time because the Board is composed of only three members, a majority of whom are “independent” (as defined under our Charter, the Exchange Act and the listing standards of the NYSE, as currently in effect). The Board does not have a compensation committee because the Company is externally advised and does not have any employees. We do not separately compensate our executive officers for their services as officers.

Committee Charters and Other Corporate Governance Documents

The Board has adopted corporate governance policies and procedures that the Board believes are in the best interest of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, more particularly:

•	A majority of the Board and all of the members of the Audit Committee are independent, as discussed above in “Board Structure and Director Independence.”

•	The Board has adopted a charter for the Audit Committee; and one member of the Audit Committee is an “audit committee financial expert” as defined in SEC rules.

•	The Audit Committee hires, determines compensation of, and decides the scope of services performed by the Company’s independent auditors.

•

The Company has adopted a Code of Business Conduct that applies to all directors, managers, officers and employees of the Company, as well as all directors, managers, officers and employees of our Advisor. The Code of Business Conduct sets forth the basic principles to guide their day-to-day activities.

•

The Company has adopted a Whistleblower Policy that applies to the Company and all employees of the Advisor, and establishes procedures for the anonymous submission of employee complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

The Audit Committee Charter, and the Whistleblower Policy and the Code of Business Conduct are available in the Corporate Governance section of the Investor Resources page of our website, CNLHealthcarePropertiesII.com, and will be sent to any stockholder who requests them from CNL Client Services, 450 South Orange Avenue, Orlando, Florida 32801, (866) 650-0650.

Communications with the Board and Stockholder Recommendations for Director Nominees

Stockholders may communicate with the Board or individual directors by addressing their correspondence to the attention of the Board or to individual directors, c/o Tracey B. Bracco, Corporate Secretary, CNL Healthcare Properties II, Inc., 450 South Orange Avenue, Orlando, Florida, 32801. The Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

Stockholder recommendations for nominees for membership on the Board are given due consideration by the Board based on the nominee’s qualifications, in the same manner as all other candidates. Stockholder nominee recommendations should be timely submitted in writing, and include the candidates’ names and appropriate background and biographical information to the Board, c/o Tracey B. Bracco, Secretary, CNL Healthcare Properties II, Inc., 450 South Orange Avenue, Orlando, Florida, 32801. See “Future Stockholder Proposals” for important information about submitting nominations.

Compensation of Directors

One of our directors, Mr. Mauldin, is employed by and receives compensation from affiliates of our Advisor. We do not separately compensate him for his services as a director to the Company. Below is information regarding the compensation program in effect during 2018 for our Independent Directors. The amount and form of compensation payable to our Independent Directors for their service to us is determined by our Independent Directors, based upon recommendations from our Advisor. Certain of our executive officers may, in their capacities as officers and/or employees of our Advisor, participate in recommending compensation for our Independent Directors.

Annual Board Retainer	$25,000

Annual Committee Retainers	$10,000 – Audit Committee Chair $15,000 – Special Committee Chair $10,000 – Special Committee Member

Board and Committee Meeting Attendance Fees	$2,000 for each Board and Committee Meeting attended

Other Fees	$2,000 per day for other meetings and Company related business outside of normally scheduled Board meetings, however, no compensation is paid for attending Annual Meetings of Stockholders.

In addition to the above annual retainers and fees, we pay for or reimburse our Independent Directors for their meeting-related expenses. The purpose of our independent director compensation program is to allow us to continue to attract and retain qualified Board members and recognize the significant commitment required of our directors.

The following table gives information regarding the compensation we provided to our directors in 2018.

Director Compensation - 2018 Fiscal Year Name	Fees Earned or Paid in Cash(1)	Total Compensation
Stephen H. Mauldin (Chairman)	$0	$0
Douglas N. Benham	68,500	68,500
J. Chandler Martin(2)	44,250	44,250
Dianna F. Morgan	61,000	61,000

(1)	All amounts paid in 2018 were earned in 2018.
(2)	Mr. Martin resigned from the Board and all committees thereof, effective September 30, 2018.

Executive Officers

The following sets forth the names, ages, positions currently held by and the experience of each of our executive officers, other than Mr. Mauldin, where such information is provided above under “Director Nominees.”

Name	Age*	Position
Stephen H. Mauldin	50	President and Chief Executive Officer, director and Chairman of the Board (Principal Executive Officer)

Ixchell C. Duarte	52	Chief Financial Officer, Treasurer and Senior Vice President (Principal Financial Officer)

John F. Starr	44	Chief Operating Officer and Senior Vice President

Tracey B. Bracco	39	General Counsel, Vice President and Secretary

L. Burke Rainey	36	Chief Accounting Officer and Vice President (Principal Accounting Officer)

*	As of the date of this proxy statement.

Ixchell C. Duarte, Chief Financial Officer, Senior Vice President and Treasurer. Ms. Duarte has served as our chief financial officer (“Chief Financial Officer”) and treasurer since February 2018 and as senior vice president since January 2016. Ms. Duarte served as our chief accounting officer from January 2016 to June 2017. Ms. Duarte has served as senior vice president and chief accounting officer of our Advisor since its inception on July 9, 2015. Ms. Duarte has served as chief financial officer and treasurer of CNL Healthcare Properties, Inc., a public, non-traded REIT, since February 2018 and as a senior vice president since March 2012. Ms. Duarte also served as chief accounting officer from March 2012 until June 2017, and was previously a vice president from February 2012 to March 2012. She also has served as senior vice president and chief accounting officer of CNL Healthcare Corp., the advisor to CNL Healthcare Properties, Inc., since November 2013. Ms. Duarte served as senior vice president and chief accounting officer of CNL Lifestyle Properties, Inc., a public, non-traded REIT from March 2012 until its dissolution in December 2017. Ms. Duarte served as senior vice president and chief accounting officer of its advisor from November 2013 to December 2017. Ms. Duarte served as senior vice president and chief accounting officer of CNL Growth Properties, Inc., a public non-traded REIT from June 2012 until its dissolution in October 2017. Ms. Duarte served as senior vice president of its advisor from November 2013 to December 2017. She also served as senior vice president and chief accounting officer of Global Income Trust, Inc., a public non-traded REIT, from June 2012 until its dissolution in December 2015, and served as a senior vice president of its advisor from November 2013 to December 2016. Prior to rejoining CNL affiliates in January 2012, Ms. Duarte served as controller at GE Capital, Franchise Finance from February 2007 through January 2012. Ms. Duarte served as senior vice president and chief accounting officer of Trustreet Properties, Inc., a publicly traded REIT, from February 2005 until the sale of Trustreet to GE Capital in February 2007. Ms. Duarte served as vice president and controller of CNL Restaurant Properties, Inc. from November 1999 through February 2005 and held various positions with CNL affiliates from September 1995 to February 2005, including director of accounting, controller, chief financial officer, secretary and treasurer. Prior to joining CNL’s affiliates, Ms. Duarte worked in the New York City audit practice of KPMG, LLP from September 1988 through August 1990 and for the Orlando, FL audit practice of Coopers & Lybrand from September 1990 through September 1995. She received a B.S. in accounting from the Wharton School of the University of Pennsylvania in 1988 and is a certified public accountant and a chartered global management accountant.

John F. Starr, Chief Operating Officer and Senior Vice President. Mr. Starr has served as our chief operating officer since February 2018 and as our senior vice president since January 2016. Mr. Starr has served as senior vice president of our Advisor since its inception on July 9, 2015, and as chief operating officer since July 2018. Mr. Starr has served as chief operating officer of CNL Healthcare Properties, Inc., a public, non-traded REIT, since February 2018 and as senior vice president since January 2016. He has served as senior vice president of CNL Healthcare Corp., the advisor to CNL Healthcare Properties, Inc. since March 2013, and as chief operating officer since July 2018. Mr. Starr served as senior vice president of CNL Lifestyle Properties, Inc., from March 2013 until its dissolution in December 2017. Mr. Starr served as chief portfolio management officer of CNL Growth Properties, Inc., a public, non-traded REIT from December 2012 until its dissolution in October 2017. Since 2002, Mr. Starr has held various positions with multiple CNL affiliates. Mr. Starr served as chief portfolio management officer of Global Income Trust, Inc. from December 2012 until its dissolution in December 2015. Mr. Starr has served as group chief operating officer at CNL Financial Group Investment Management, LLC since February 2018, and served as chief portfolio management officer (January 2013 to November 2015) and chief portfolio officer (November 2015 to February 2018) responsible for developing and implementing strategies to maximize the financial performance of CNL’s real estate portfolios. He also served as a senior vice president of CNL Private Equity Corp. from December 2010 until his appointment as the chief portfolio management officer. Between June 2009 and December 2010, he served as CNL Private Equity Corp.’s senior vice president of asset management, responsible for the oversight and day-to-day management of all real estate assets from origination to disposition. At CNL Management Corp., Mr. Starr served as senior vice president of asset management, from June 2007 to December 2010. Between January 2004 and February 2005, Mr. Starr served as vice president of real estate portfolio management at Trustreet, and from February 2005 to February 2007, he served as Trustreet’s vice president of special servicing, and as president of a Trustreet affiliate, where he was responsible for the resolution and value optimization of distressed leases and loans. From February 2007 to May 2007, following the sale of Trustreet to GE Capital, he served as GE Capital, Franchise Finance’s vice president of special servicing, before rejoining CNL affiliates in June 2007. Between May 2002 and January 2004, Mr. Starr was assistant vice president of special servicing at CNL Restaurant Properties, Inc. Prior to joining CNL’s affiliates, Mr. Starr served in various positions in the credit products management group at Wachovia Bank, Orlando, Florida, from December 1997 to May 2002. Mr. Starr received a B.S. in business and an M.B.A. from the University of Florida in 1997 and 2007, respectively.

Tracey B. Bracco, General Counsel, Vice President and Secretary. Ms. Bracco has served as our general counsel and secretary since August 23, 2016 and as our vice president since January 2016. Ms. Bracco has served as vice president of our Advisor since its inception on July 9, 2015 and has served as secretary of our Advisor since March 16, 2018. Ms. Bracco previously served as our assistant general counsel and assistant secretary from January 2016 until August 2016. Ms. Bracco has served as group general counsel, fund management of CNL Financial Group Investment Management, LLC since May 2018, and previously served as deputy general counsel, real estate (March 2016 to May 2018) and previously served as assistant general counsel (April 2013 to March 2016), where she oversees the non-traded real estate investment trusts, as well as supervising the acquisition and asset management functions relating to fund management for CNL. Ms. Bracco has served as general counsel, senior vice president and Secretary of CNL Healthcare Properties, Inc., a public-non-traded REIT since March 2018. She previously served as assistant general counsel and assistant secretary from June 2014 to March 2018 and as vice president from March 2013 to March 2018. Ms. Bracco has also served as vice president of CNL Healthcare Corp., the advisor to CNL Healthcare Properties, Inc., since November 2013. Ms. Bracco serves as general counsel of CNL Strategic Capital, LLC, a public, non-traded operating company formed to acquire debt and equity of private U.S. businesses. Ms. Bracco served as assistant general counsel and assistant secretary of CNL Lifestyle Properties, Inc., a public, non-traded REIT, from June 2014 and as vice president from March 2013 until its dissolution on December 29, 2017. Ms. Bracco has also served as vice president of its advisor, CNL Lifestyle Advisor Corporation, from November 2013 to December 31, 2017. Prior to joining CNL Lifestyle Properties, Inc., Ms. Bracco spent six years in private legal practice, primarily at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in Orlando, Florida. Ms. Bracco is licensed to practice law in Florida and is a member of the Florida Bar Association and the Association of Corporate Counsel. She received a B.S. in Journalism from the University of Florida and her J.D. from Boston University School of Law.

L. Burke Rainey. Chief Accounting Officer and Vice President. Mr. Rainey has served as the Company’s chief accounting officer and vice president since June 2017. He previously served as our controller from the Company’s inception to June 2017. Mr. Rainey has also served as chief accounting officer and vice president of CNL Healthcare Properties, Inc., a public non-traded REIT, since June 2017, and previously served as controller from April 2014 to June 2017 and as director of accounting and financial reporting from November 2012 to March 2014. During this time, Mr. Rainey also served in comparable positions at CNL Global Income Trust, Inc., a public non-traded REIT, from November 2012 through the completion of its exit strategy and dissolution in December 2015. Prior to joining the Company, Mr. Rainey worked in the assurance practice of Ernst & Young LLP’s Miami office; most recently serving as an audit manager on several multinational clients. He is a licensed certified public accountant in the State of Florida and a chartered global management accountant. Mr. Rainey is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certificate Public Accountants. Mr. Rainey received a B.B.A with a major in accountancy and an M.S.A with a concentration in financial reporting and assurance services from the Mendoza College of Business at the University of Notre Dame.

Compensation of Executive Officers

We are externally advised and as such, although we have executive officers responsible for the management of the Company, we have no paid employees. All of our executive officers are employed by, and receive compensation from affiliates of our Advisor.

Certain Relationships and Related Person Transactions

The Company is externally advised by the Advisor and has no direct employees. The Advisor performs its duties and responsibilities to us under an advisory agreement (the “Advisory Agreement”) and owes fiduciary duties to us and our stockholders. The term of the Advisory Agreement is for one year after the date of execution, subject to an unlimited number of successive one-year renewals upon the mutual consent of the parties. The current term of the Advisory Agreement expires on March 2, 2020. One of the Company’s directors since January 1, 2018, Mr. Mauldin, and all of the Company’s executive officers, are officers of, or are on the board of managers of the Advisor and employees of affiliates of the Advisor.

The Advisor and certain of the Advisor’s affiliates receive fees and compensation in connection with the Company’s stock offerings and in connection with the acquisition, management and sale of its assets.

On March 2, 2016, pursuant to a registration statement on Form S-11 under the Securities Act of 1933, we commenced our initial public offering of up to $1.75 billion (“Primary Offering”), in any combination, of Class A, Class T and Class I shares of common stock on a “best efforts” basis. We also offered up to $250 million, in any combination, of Class A, Class T and Class I shares to be issued pursuant to our distribution reinvestment plan (“Reinvestment Plan” and, together with the Primary Offering, the “Offering”).

On August 31, 2018, the Company’s Board approved the termination of its Offering and the suspension of its Reinvestment Plan, effective October 1, 2018. In October 2018, the Company deregistered the unsold shares of its common stock under its previous registration statement on Form S-11. Through the close of its Offering, the Company had received aggregate proceeds of approximately $50.8 million, including approximately $1.2 million of proceeds pursuant to the Reinvestment Plan. Prior to the commencement of our initial public offering, we received $0.2 million from our Advisor as our initial capitalization. In addition, we received $0.3 million in a private placement.

In connection with services provided to the Company, affiliates are or were entitled to the following fees:

Dealer Manager —

Pursuant to an agreement with the Dealer Manager, the Dealer Manager used its best efforts to sell our shares in the Offering, but was not required to sell any specific amount of shares. The Dealer Manager received selling commissions and dealer manager fees of up to 8.5% of the sale price for each Class A share and 4.75% of the sale price for each Class T share sold in the Primary Offering, all or a portion of which could be reallowed to participating broker dealers.

We also paid the Dealer Manager an annual distribution and stockholder servicing fee, subject to certain limits, with respect to the Class T and Class I shares sold in the Primary Offering in an annual amount equal to 1.00% and 0.50%, respectively of (i) the current gross offering price per Class T or Class I share, respectively, or (ii) if we were no longer offering shares in a public offering, the estimated net asset value per Class T or Class I share, respectively, payable on a quarterly basis. We did not pay annual distribution and stockholder servicing fees with respect to shares sold under our Reinvestment Plan or shares received as distributions, although the amount of the annual distribution and stockholder servicing fee payable with respect to Class T shares sold in our Primary Offering was allocated among all Class T shares, including those sold under our Reinvestment Plan and those received as distributions, and the amount of the annual distribution and stockholder servicing fee payable with respect to Class I shares sold in our Primary Offering was allocated among all Class I shares, including those sold under our Reinvestment Plan and those received as distributions.

In connection with the close of the Offering effective October 1, 2018, certain underwriting compensation limits were met and, effective October 31, 2018, each Class T and Class I share automatically converted into a Class A share pursuant to the terms of the Company’s charter. The Class T and Class I shares converted into Class A shares on a one-for-one basis because the then-current estimated net asset value (“NAV”) per share of $10.06 was the same for all share classes. Effective October 31, 2018, Class T and Class I shares were no longer subject to class specific expenses upon conversion into Class A shares. The Company’s obligation to pay the remaining distribution and stockholder servicing fees liability of approximately $1.4 million to the Dealer Manager ceased effective October 31, 2018 upon the conversion of the Class T and Class I shares into Class A Shares.

Advisor —

Asset management fee. Prior to March 2, 2019, the Company paid the Advisor a monthly asset management fee in an amount equal to 0.0667% of the monthly average of the sum of the Company’s and the Operating Partnership’s respective daily real estate asset value, without duplication, plus the outstanding principal amount of any loans made, plus the amount invested in other permitted investments. For this purpose, “real estate asset value” equals the amount invested in wholly-owned properties, determined on the basis of cost, and in the case of properties owned by any joint venture or partnership in which the Company is a co-venturer or partner the portion of the cost of such properties paid by the Company, exclusive of acquisition fees and acquisition expenses and will not be reduced for any recognized impairment. Any recognized impairment loss will not reduce the real estate asset value for the purposes of calculating the asset management fee. The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the Advisor’s sole discretion. All or any portion of the asset management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

Effective March 2, 2019, the advisory agreement between the Company, the Operating Partnership and the Advisor was amended and restated (the “A&R Advisory Agreement”) to generally reduce the asset management fee to a monthly amount equal to 1/12th of 0.4% of the monthly average of the sum of the Company’s and the Operating Partnership’s respective daily real estate asset value, without duplication, plus the outstanding principal amount of any loans made, plus the amount invested in other permitted investments. In addition, the asset management fee was made subject to specified operating expense limits, though to the extent any portion of the asset management was not paid as a result of total operating expenses exceeding the prescribed limits, it may nevertheless be recovered by the Advisor if certain Company performance thresholds are subsequently met.

Effective as of April 1, 2019, the Advisor waived its rights to any asset management fees going forward, with such waiver to remain in effect through the Company’s dissolution and liquidation.

Investment services fee. Prior to March 2, 2019, the Advisor was eligible to receive an investment services fee of 2.25% of the purchase price of properties and funds advanced for loans or the amount invested in the case of other assets for services in connection with the selection, evaluation, structure and purchase of assets. Effective March 2, 2019, pursuant to the A&R Advisory Agreement, the investment services fee was removed.

Construction management fee. Prior to March 2, 2019, the Advisor was eligible to receive construction management fees in certain circumstances. Effective March 2, 2019, pursuant to the A&R Advisory Agreement, the construction management fee was removed.

Other acquisition fees. Prior to March 2, 2019, the Advisor was eligible to receive other fees that are usual and customary for comparable services in connection with the financing, development, construction or renovation of a property or the acquisition or disposition of real estate-related investments or other investments or the making of loans. Effective March 2, 2019, pursuant to the A&R Advisory Agreement, these other acquisition fees were removed.

Reimbursement of acquisition expenses. We reimburse our Advisor and its affiliates for actual expenses incurred in connection with the selection, purchase, development or construction of properties and making of loans or other real estate-related investments.

Reimbursement of operating expenses. The Advisor, its affiliates and related parties also are entitled to reimbursement of certain operating expenses in connection with their provision of services to the Company, including personnel costs, subject to the limitation that the Company will not reimburse the Advisor for any amount by which operating expenses exceed the greater of 2% of its average invested assets or 25% of its net income in any four consecutive fiscal quarters (“Expense Year”) unless approved by the Independent Directors. For the Expense Years ended March 31, 2019 and December 31, 2018, our total operating expenses were in excess of this limitation by approximately $28,000 and $0.2 million, respectively. As of March 31, 2019, we had received cumulative approvals from our independent directors for total operating expenses in excess of this limitation of approximately $0.9 million. Our Independent Directors determined that the higher relationship of operating expenses to average invested assets was justified based on our unattained capital raise expectations, which limited the number of investments, and the cost of operating a public company.

Disposition fee. Prior to March 2, 2019, the Advisor was eligible to receive disposition fees in certain circumstances. Effective March 2, 2019, pursuant to the A&R Advisory Agreement, the disposition fee was removed.

Subordinated share of net sales proceeds. Upon the sale of our assets, we will pay the Advisor a subordinated share of net sales proceeds equal to (i) 15% of the amount by which (A) the sum of net sales proceeds from the sale of our assets, distributions paid to our stockholders from our inception through the measurement date and total incentive fees, if any, previously paid to the Advisor exceeds (B) the sum of (i) the amount paid for our common stock which is outstanding (without deduction for organization and offering expenses, but including deduction for amounts paid to redeem shares under our redemption plan) (“Invested Capital”) and (ii) the amounts required to pay our stockholders a 6% cumulative, non-compounded annual priority return on Invested Capital (the “Incentive Fee Priority Return”), less (ii) total incentive fees, if any, previously paid to the Advisor. “Incentive fees” means the subordinated share of net sales proceeds and the subordinated incentive fee. No subordinated share of net sales proceeds will be paid to the Advisor following a listing of our shares. Following the termination or non-renewal of the Advisory Agreement, the subordinated share of net sales proceeds may still be payable as described below.

Subordinated incentive fee. Following a listing, if any, of our common stock on a national securities exchange, or the receipt by our stockholders of cash or a combination of cash and securities that are listed on a national securities exchange as a result of a merger, share acquisition or similar transaction, we will pay the Advisor a subordinated incentive fee equal to (i) 15% of the amount by which (A) the sum of our market value or the market value of the listed securities received in exchange for our common stock, including any cash consideration received by our stockholders, the total distributions paid or declared and payable to our stockholders since our inception until the date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash, and the total incentive fees, if any, previously paid to the Advisor from our inception to date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash exceeds (B) the sum of our Invested Capital and the total distributions required to be made to our stockholders in order to pay them the Incentive Fee Priority Return from our inception through the date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash, less (ii) total incentive fees, if any, previously paid to the Advisor. We may pay such subordinated incentive fee in cash or listed equity securities or a combination of both. Following the termination or non-renewal of the Advisory Agreement, the subordinated incentive fee may still be payable as described below.

Incentive fee following the termination or non-renewal of the Advisory Agreement. Following the termination or non-renewal of the Advisory Agreement by the Advisor for good reason (as defined in the Advisory Agreement) or by us or our Operating Partnership other than for cause (as defined in the Advisory Agreement), if a listing of our common stock or other liquidity event with respect to our common stock has not occurred, the Advisor will be entitled to be paid a portion of any future incentive fee that becomes payable. The incentive fee will be calculated upon a listing of our common stock on a national securities exchange or in connection with the receipt by our stockholders of cash or securities that are listed on a national securities exchange in exchange for our common stock as a result of a merger, share acquisition or similar transaction, or a sale of any of our assets following such termination event and (i) in the event of a listing or applicable merger, share acquisition or similar transaction, will be calculated and paid in the manner of the subordinated incentive fee and (ii) in the case of a sale of an asset, will be calculated and paid in the manner of the subordinated share of net sales proceeds, except that the amount of the incentive fee payable to the Advisor will be equal to the amount as calculated above multiplied by the quotient of (A) the number of days elapsed from the initial effective date of the Advisory Agreement to the effective date of the termination event, divided by (B) the number of days elapsed from the initial effective date of the Advisory Agreement through the date of listing or relevant merger, share acquisition or similar transaction, or the date of the asset sale, as applicable. The incentive fee will be payable in cash or listed equity securities within 30 days following the final determination of the incentive fee.

Other Organization and Offering Expenses. The Advisor will pay all other organizational and offering expenses incurred in connection with the formation of the Company and the qualification and registration of, and the marketing and distribution of shares in, the Offering, other than selling commissions, dealer manager fees and annual distribution and stockholder servicing fees, without reimbursement by the Company. These expenses include, but are not limited to, SEC registration fees, FINRA filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, due diligence expenses, personnel costs associated with processing investor subscriptions, escrow fees and other administrative expenses of the Offering.

Expense support. The Company entered into an expense support and restricted stock agreement with the Advisor pursuant to which the Advisor has agreed to accept payment in the form of forfeitable restricted Class A shares of common stock (“Restricted Stock”) in lieu of cash for services rendered, in the event that the Company does not achieve established distribution coverage targets (“Expense Support Agreement”). In exchange for services rendered and in consideration of the expense support provided, the Company shall issue, following each determination date, a number of shares of Restricted Stock equal to the quotient of the expense support amount provided by the Advisor for the preceding year divided by the Board’s most recent determination of net asset value per share of the Class A common shares, if the Board has made such a determination, or otherwise the most recent public offering price per Class A common share, on the terms and conditions and subject to the restrictions set forth in the Expense Support Agreement. The Restricted Stock is subordinated and forfeited to the extent that shareholders do not receive a priority return on their Invested Capital, excluding for the purposes of calculating this threshold any shares of Restricted Stock owned by the Advisor.

On March 13, 2019, the Company and the Advisor agreed to terminate the Expense Support Agreement, effective April 1, 2019. Any restricted shares granted to the Advisor under the Expense Support Agreement continued to be held by the Advisor, subject to the vesting and forfeiture provisions of the Expense Support Agreement which survive termination.

CNL Capital Markets, LLC — The Company will pay CNL Capital Markets, LLC, an affiliate of CNL, an annual fee payable monthly based on the average number of total investor accounts that will be open during the term of the capital markets service agreement pursuant to which certain administrative services are provided to the Company. These services may include, but are not limited to, the facilitation and coordination of the transfer agent’s activities, client services and administrative call center activities, financial advisor administrative correspondence services, material distribution services and various reporting and troubleshooting activities.

The fees earned through the termination of the Offering in October 2018 by the Dealer Manager for the three months ended March 31, 2019 and the year ended December 31, 2018 are as follows:

	Three Months Ended March 31, 2019	Year Ended December 31, 2018
Selling commissions	$0	$343,087
Dealer Manager fees	0	429,356
Distribution and stockholder servicing fees (1)	0	(539,827)

	$0	$232,616

FOOTNOTES:

(1)

For the year ended December 31, 2018, the Company incurred approximately $0.8 million in distribution and stockholder servicing fees. The Company’s obligation to pay these fees ceased effective October 31, 2018 upon the conversion of the Class T and Class I shares into Class A Shares. As such, the Company reversed the then-remaining distribution and stockholder servicing fees liability of approximately $1.4 million to the Dealer Manager, which resulted in a net reduction in stock issuance and offering costs of approximately $0.5 million for the year ended December 31, 2018.

There were no unpaid amounts related to fees earned through the termination of the Offering in October 2018 by the Dealer Manager as of March 31, 2019 and December 31, 2018.

The expenses incurred or fees earned by and reimbursable to the Company’s related parties for the three months ended March 31, 2019 and the year ended December 31, 2018, and related amounts unpaid as of March 31, 2019 and December 31, 2018 are as follows:

	Three Months Ended March 31, 2019	Year Ended December 31, 2018	Unpaid amounts as of March 31, 2019	Unpaid amounts as of December 31, 2018

Reimbursable expenses:
Operating expenses(1)	$230,823	$1,019,174	$129,278	$85,902
Acquisition fees and expenses	—	10,183	—	—

	230,823	1,029,357	129,728	85,902
Investment service fees(2)	—	545,625	—	—
Asset management fees(3)	99,417	348,388	—	—

	$330,240	$1,923,370	$129,728	$85,902

FOOTNOTES:

(1)

Amounts include approximately $0.1 million and $0.5 million of personnel expenses of affiliates of the Advisor for each of the three months ended March 31, 2019 and the year ended December 31, 2018, respectively, including approximately $0.05 million and $0.1 million, respectively, with respect to the salary and benefits of the Company’s general counsel and chief accounting officer. No reimbursements were made with respect to the salary and benefits of any other of the Company’s executive officers. Amounts for the three months ended March 31, 2019 and the year ended December 31, 2018 were settled in accordance with the terms of the Expense Support Agreement.

(2)

For the year ended December 31, 2018, the Company incurred approximately $0.5 million in investment services fees, all of which were capitalized and included in real estate investment properties, net. There were no such fees incurred for the three months ended March 31, 2019.

(3)

For each of the three months ended March 31, 2019 and the year ended December 31, 2018, the Company incurred approximately $0.3 million and $0.1 million in asset management fees, respectively, all of which were settled in accordance with the terms of the Expense Support Agreement.

The following fees for services rendered have been settled in the form of Restricted Stock pursuant to the Expense Support Agreement for the three months ended March 31, 2019 and the year ended December 31, 2018 and cumulatively as of March 31, 2019 and December 31, 2018:

	Three Months Ended March 31, 2019	Year Ended December 31, 2018	As of March 31, 2019	As of December 31, 2018
Fees for services rendered:
Asset management fees	$99,417	$348,388	$578,171	$478,754
Advisor personnel expenses (1)	127,950	494,323	1,058,676	930,726

Total fees for services rendered	$227,367	$842,711	$1,636,847	$1,409,480

Then-current NAV	$9.92	$9.92	$9.92	$9.92

Restricted Stock shares (2)	22,920	84,951	164,210	141,290

Cash distributions on restricted stock	$8,113	$24,339	$32,452	$24,339

Stock dividends on restricted stock	—	340	340	340

FOOTNOTES:

(1)

Amounts consist of personnel and related overhead costs of the Advisor or its affiliates (which, in general, are those expenses relating to the Company’s administration on an on-going basis) that are reimbursable by the Company.

(2)

Represents Restricted Stock issued or expected to be issued to the Advisor as of March 31, 2019 and December 31, 2018, respectively, pursuant to the Expense Support Agreement. No fair value was assigned to the Restricted Stock as the shares do not vest until a liquidity event is consummated and certain market conditions are achieved. In addition, the Restricted Stock will be treated as unissued for financial reporting purposes until the vesting criteria are met.

For each of the three months ended March 31, 2019 and the year ended December 31, 2018, the Company paid cash distributions of approximately $38,000 and $0.2 million, respectively. In addition, for the year ended December 31, 2018, the Company issued stock dividends through October 2018 of approximately 2,400 shares to the Advisor. There were no stock dividends for the three months ended March 31, 2019 as the Company discontinued its stock dividends in October 2018.

Policies Regarding Transactions with Certain Affiliates

Item 404 of the SEC’s Regulation S-K requires disclosure by the Company of any transaction between the Company and any related persons the amount of which exceeds $120,000 in which any related person had or will have a direct or indirect material interest. Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of the Company’s voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

In order to reduce or eliminate certain potential conflicts of interest, the Charter contains restrictions and/or the Board has adopted written procedures, relating to (i) transactions between the Company and its Advisor or its affiliates and (ii) allocation of properties and loans among certain affiliated entities. These restrictions include the following:

Advisor Compensation. The Independent Directors will evaluate at least annually whether the compensation that we contract to pay to our Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the Charter. The Independent Directors will supervise the performance of our Advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out.

Our Acquisitions. The Company will not purchase or lease properties in which the Sponsor, the Advisor, any of our directors or any of their affiliates has an interest without the determination by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction that such transaction is fair and reasonable to the Company and at a price no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess amount is reasonable. In no event may the Company acquire any such real property at an amount in excess of its current appraised value.

Our Charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the Board, or the approval of a majority of the members of a committee of the Board, provided that the members of the committee approving the transaction would also constitute a majority of the Board. In cases in which a majority of our Independent Directors so determine, and in all cases in which real property is acquired from our Advisor, our Sponsor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our Independent Directors and having no material current or prior business or personal relationship with our Advisor or any of our directors.

Mortgage Loans Involving Affiliates. Our Charter prohibits us from investing in or making mortgage loans in which the transaction is with the Sponsor, the Advisor, any of our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our Charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our Advisor, our Sponsor, any of our directors or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the Board, including a majority of the Independent Directors, not otherwise interested in the transactions must conclude that all other transactions, including joint ventures, between us and our Advisor, our Sponsor, any of our directors or any of their affiliates, are fair and reasonable to us and are either on terms and conditions not less favorable to us than those available from unaffiliated third parties or, in the case of joint ventures, on substantially the same terms and conditions as those received by the other joint venturers.

Limitation on Operating Expenses. On the earlier of four full fiscal quarters after (i) we make our first investment or (ii) six months after the date on which we commenced this public offering, our Advisor must reimburse us the amount by which our aggregate total operating expenses (as defined in the Advisory Agreement) for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets (as defined in the Advisory Agreement) or 25% of our net income, unless the Independent Directors have determined that such excess expenses were justified based on unusual and non-recurring factors.

Issuance of Options and Warrants to Certain Affiliates. We will not issue options or warrants to purchase our common stock to our Advisor, any of our directors, our Sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our Advisor, our directors, our Sponsor and any of their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our Advisor, any of our directors, our Sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

Repurchase of Our Shares. Our Charter provides that we may not voluntarily repurchase shares of our common stock if such repurchase would impair our capital or operations. In addition, our Charter prohibits us from paying a fee to our Advisor, our Sponsor, any of our directors or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to our Advisor, our Sponsor, any of our directors or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the Board, including a majority of the Independent Directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Board.

Voting of Shares Owned by Affiliates. Our Advisor, any of our directors and any affiliates thereof cannot vote their shares of common stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

STOCK OWNERSHIP

Directors and Executive Officers

The following table shows, as of May 30, 2019, the amount of our common stock beneficially owned (unless otherwise indicated) by (i) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) our directors, (iii) our executive officers, and (iv) all of our directors and executive officers as a group. Unless otherwise noted below, such persons have sole investment and voting power over the shares. The address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (1)
	No. of Shares of Common Stock	% of Class
James M. Seneff, Jr. (2)	420,810 Class A shares	8.31%
Stephen H. Mauldin	5,469 Class A shares		*
Douglas N. Benham	—	—
J. Chandler Martin	—	—
Dianna F. Morgan	—	—
Ixchell C. Duarte	—	—
John F. Starr	6,791 Class A shares		*
Tracey B. Bracco	—	—
L. Burke Rainey	—	—

All directors and executive officers as a group (8 persons)	433,070 Class A shares	8.55%

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Rule 13d-3(d)(1) under the Exchange Act, and includes shares issuable pursuant to options, warrants and similar rights with respect to which the beneficial owner has the right to acquire within 60 days of May 30, 2019. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)

Represents shares held of record by our Advisor, CHP II Advisors, LLC, which is an indirect subsidiary of CNL Financial Group, LLC, which is indirectly wholly owned by Mr. Seneff. While not an executive officer or director of the Company, Mr. Seneff controls our Advisor and other affiliates and therefore has been included in the above table. Our Advisor currently owns 164,210 restricted shares of our common stock, which may vest in connection with the sale of the Company’s assets, depending upon and correlated to the price received by us for the sale of our properties, but we currently expect all of these restricted shares to be forfeited rather than vest. See “Proposal 1 — The Plan of Dissolution Proposal—Uses of Liquidation Proceeds.”

PROPOSAL 3. ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all three members of the Board. Those persons elected will serve as directors until the 2020 annual meeting and until their successors are duly elected and qualified. The Board has nominated the following people for re-election as directors:

•	Stephen H. Mauldin

•	Douglas N. Benham

•	Dianna F. Morgan

Each of the nominees for director is a current director. Please see “Certain Information About Management – Director Nominees” in this proxy statement for detailed information on each nominee.

Vote Required

Under the Charter, a majority of the shares of common stock present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. This means that, of the shares of common stock present in person or by proxy at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such shares of common stock in order to be elected to the Board. Because of this majority vote requirement, “withhold” votes and broker non-votes will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR all of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL

NOMINEES LISTED FOR RE-ELECTION AS DIRECTORS.

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, you and the other stockholders will vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

During the year ended December 31, 2018, Ernst & Young LLP served as our independent registered public accounting firm and provided certain tax and other services. Ernst & Young has served as our independent registered public accounting firm since July 26, 2016. We expect that Ernst & Young representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Ernst & Young representatives will be available to respond to appropriate questions posed by stockholders. The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If the appointment of Ernst & Young LLP is not ratified by our stockholders, the Audit Committee may consider whether it should appoint another independent registered public accounting firm.

Vote Required

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019. Abstentions will not count as votes actually cast with respect to determining if a majority vote is obtained under our bylaws and will have no effect on the determination of this proposal.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019.

PROPOSAL 5—THE ADJOURNMENT PROPOSAL

If, at the annual meeting, the number of shares of our common stock, present or represented by proxy at the annual meeting, voting in favor of the approval of the Plan of Dissolution is insufficient to approve the Plan of Dissolution Proposal under Maryland law, we intend to adjourn the annual meeting in order to solicit additional proxies in favor of the approval of this proposal. In that event, we will ask our stockholders to vote only upon the Adjournment Proposal, and not the Plan of Dissolution Proposal.

In this proposal, we are asking you to approve the adjournment of the annual meeting, and any later adjournments, to a date or dates not later than November 6, 2019, in order to enable us to solicit additional proxies in favor of the approval of the Plan of Dissolution Proposal. If our stockholders approve the Adjournment Proposal, we could adjourn the annual meeting, and any adjourned session of the annual meeting, to a date not later than November 6, 2019 and use the additional time to solicit additional proxies in favor of the approval of the Plan of Dissolution Proposal, including the solicitation of proxies from our stockholders that have previously voted against the approval of the Plan of Dissolution Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the Plan of Dissolution Proposal to defeat this proposal, we could adjourn the annual meeting without a vote on the Plan of Dissolution Proposal and seek during that period to convince the holders of those shares to change their votes to votes in favor of the approval of the Plan of Dissolution Proposal.

The Adjournment Proposal requires the affirmative vote of a majority of votes cast at the annual meeting, assuming a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Adjournment Proposal. No proxy that is specifically marked AGAINST approval of the Plan of Dissolution Proposal will be voted in favor of the Adjournment Proposal, unless it is specifically marked FOR the Adjournment Proposal.

Our Board believes that if the shares of our common stock, present or represented by proxy at the annual meeting and voting in favor of the approval of the Plan of Dissolution Proposal are insufficient to approve the Plan of Dissolution Proposal, it is in the best interests of our stockholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of approval of the Plan of Dissolution Proposal to bring about the approval of this proposal.

Vote Required

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the approval of the Adjournment Proposal. Abstentions will not count as votes actually cast with respect to determining if a majority vote is obtained under our bylaws and will have no effect on the determination of this proposal.

The appointed proxies will vote your shares as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the Adjournment Proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their discretion.

FUTURE STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to Be Considered for Inclusion in Our Proxy Materials.

Proposals received from stockholders are given careful consideration by us in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2020 annual meeting of stockholders if they are received by us on or before March 12, 2020. However, if we hold our 2020 annual meeting before August 11, 2020 or after October 10, 2020, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials. Proposals should be sent to: Corporate Secretary, CNL Healthcare Properties II, Inc. CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Requirements for Director Nominations and Other Stockholder Proposals to Be Brought Before the 2020 Annual Meeting of Stockholders.

Under our bylaws, in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to our Corporate Secretary not less than 120 days nor more than 150 days in advance of the anniversary date of the proxy statement for the preceding year’s annual meeting of stockholders. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If the annual meeting is scheduled for a date that is more than 30 days prior to or more than 30 days after the anniversary date of the preceding year’s annual meeting, the notice given by the stockholder must be received not earlier than the 150th day prior to such annual meeting, and not later than the later of (i) the 120th day prior to such annual meeting or (ii)  the tenth day following the day on which public announcement of the date of such meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of the proxy statement or annual report to stockholders may have been sent to multiple stockholders in one household. We will promptly deliver a separate copy of either document to stockholders who write or call us at the following address or telephone number: CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, Attn: Corporate Secretary, telephone: (866) 650-0650. Stockholders wishing to receive separate copies of the proxy statement or annual report to stockholders in the future, or stockholders currently receiving multiple copies of the proxy statement or the annual report who would prefer that a single copy of each be delivered, should contact their bank, broker or other nominee record holder or Broadridge Investor Communications Solutions, Inc. at (855) 600-2577.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

This proxy statement incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about the Company and our financial condition. The following documents, which were filed by the Company with the SEC, are incorporated by reference into this proxy statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 20, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed on May 9, 2019; and

•	Current Reports on Form 8-K filed on January 24, 2019; March 6, 2019; March 19, 2019 and May 7, 2019.

We also incorporate by reference the Plan of Dissolution attached to this proxy statement as Annex A and the opinion of Stanger, an independent financial advisor, attached to this proxy statement as Annex B.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this proxy statement or other information concerning us, without charge, by written or telephonic request directed to the Company at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, Attn: Client Services, or telephone 866-650-0650 or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY 10, 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

PLAN OF DISSOLUTION

CNL HEALTHCARE PROPERTIES II, INC.

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

Approved by the Board on June 24, 2019

1. Approval and Effectiveness of Plan. This Plan of Complete Liquidation and Dissolution (the “Plan”) of CNL Healthcare Properties II, Inc., a Maryland corporation (the “Corporation”), the sale of all or substantially all of the assets of the Corporation, and the dissolution of the Corporation have been determined by the Board of Directors of the Corporation (the “Board”) to be advisable and in the best interest of the Corporation and its stockholders (the “Stockholders”), and have been approved by the Board. The Board has directed that the Plan, the sale of all or substantially all of the assets of the Corporation and the dissolution of the Corporation pursuant thereto, be submitted to the Stockholders for approval. The Plan shall become effective upon approval of the Plan, and the sale of all or substantially all of the assets of the Corporation and the dissolution of the Corporation pursuant thereto, by the Stockholders. The date of the Stockholders’ approval is hereinafter referred to as the “Effective Date.”

2. Voluntary Liquidation and Dissolution. On and after the Effective Date, the Corporation shall voluntarily liquidate and dissolve in accordance with Section 331 of the Internal Revenue Code of 1986, as amended, and the Maryland General Corporation Law (the “MGCL”). Pursuant to the Plan, the Corporation shall, acting for itself or in its capacity as the general partner of CHP II Partners, LP, a Delaware limited partnership (the “Operating Partnership”), sell, convey, transfer and deliver or otherwise dispose of all of the assets of the Corporation and cause the Operating Partnership to sell, convey transfer and deliver or otherwise dispose of all of the assets of the Operating Partnership in one or more transactions, without further approval of the Stockholders. Within thirty (30) days after the Effective Date, the officers of the Corporation shall file a return on Form 966 with the Director of Internal Revenue for and on behalf of the Corporation.

3. Sales of Assets.

(a)The Corporation, acting for itself or in its capacity as the general partner of the Operating Partnership, as appropriate, is authorized to sell or to cause the Operating Partnership and the subsidiaries of the Operating Partnership to sell, upon such terms as may be deemed advisable, any or all of their assets for cash, notes, redemption of equity or such other assets as may be conveniently liquidated or distributed to the Stockholders.

(b)The Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries shall not authorize or transfer assets pursuant to any sale agreement between the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries, on the one hand, and an affiliate of the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries, on the other hand, unless a majority of directors, including a majority of independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries, as the case may be.

4. Payment of Creditors; Distributions to Stockholders. Subject to Section 8 hereof, the proper officers of the Corporation are authorized and directed to proceed promptly to: (a) collect its assets; (b) dispose of such assets as are not to be distributed in kind to the Stockholders; (c) pay or create a reserve fund for the payment of or otherwise adequately provide for the payment of all of the liabilities and obligations of the Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries; (d) pay all expenses incidental to the Plan, including all counsel fees, accountants’ fees, advisory fees and such other fees and taxes as are necessary to effectuate the Plan; (e) cause the Operating Partnership to distribute its remaining assets, either in cash or in kind, to the limited and general partners of the Operating Partnership, in one or more distributions, in accordance with the terms and provisions of the Limited Partnership Agreement of the Operating Partnership; (f) distribute all the remaining assets of the Corporation, either in cash or in kind, to the Stockholders in one or more distributions, in accordance with the terms and provisions of the charter of the Corporation; and (g) do every other act necessary or advisable to wind up the affairs of the Corporation, the Operating Partnership and its subsidiaries and to dissolve the Corporation, the Operating Partnership and its subsidiaries. Upon the sale or other disposition of the assets of the Corporation and the payment of, or provision for, all of the liabilities and obligations of the Corporation, the Corporation shall be deemed to have liquidated.

5. Reserve Fund. The Corporation, acting for itself or in its capacity as the general partner of the Operating Partnership, as appropriate, is authorized, but not required, to establish, or to cause the Operating Partnership to establish, one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses. Creation of a reserve fund may be accomplished by a recording in the Corporation’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Corporation is also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Corporation, the liquidating trust referred to below or such other successor-in-interest to the Corporation as may then exist or, if no such entity is then in existence, shall be delivered to the abandoned property unit of the Maryland State Comptroller’s office. The Corporation may also create a reserve fund by any other reasonable means.

6. Insurance Policies. The Corporation is authorized, but not required, to procure for itself and/or as general partner to procure for the Operating Partnership, as appropriate, one or more insurance policies, in a reasonable amount and as may be deemed advisable, to cover unknown or unpaid liabilities and liquidating expenses and unascertained or contingent liabilities and expenses.

7. Articles of Dissolution. Upon the sale or the assignment and conveyance of the assets of the Corporation, in complete liquidation of the Corporation as contemplated by Sections 3 and 4 above, and the taking of all actions required under the laws of the State of Maryland in connection with the liquidation and dissolution of the Corporation, the proper officers of the Corporation are authorized and directed to file articles of dissolution with the State Department of Assessments and Taxation of Maryland (the “Department”) pursuant to Section 3-407 of the MGCL and to take all other appropriate and necessary action to dissolve the Corporation under Maryland law. Prior to filing articles of dissolution, the Corporation shall give notice to its known creditors and employees as required by Section 3-404 of MGCL (alternatively, the Board may determine that the Corporation has no employees or known creditors) and satisfy all other prerequisites to such filing under Maryland law. Upon the Department’s acceptance of the articles of dissolution for record, as provided by Section 3-408(a) of the MGCL, the Corporation shall be dissolved.

8. Effect and Timing of Distributions. Upon the complete distribution of all assets of the Corporation (the “Final Distribution”) to the holders of outstanding shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) and the dissolution of the Corporation as contemplated by Section 7 above, all such shares of Common Stock shall be canceled and no longer deemed outstanding and all rights of the holders thereof as Stockholders shall cease and terminate. The Corporation shall use commercially reasonable efforts to cause the liquidation and dissolution of the Corporation to occur and to pay the Final Distribution to holders of outstanding shares of Common Stock no later than the second anniversary of the Effective Date.

9. Final Distribution as Distribution in Kind of Liquidating Trust Beneficial Interests. In the event that the Board deems it necessary or advisable in order to preserve the Corporation’s status as a real estate investment trust for U.S. federal income tax purposes or otherwise avoid the payment of income tax, the Board deems it necessary or advisable in order to enable the Corporation to terminate its obligation to file quarterly reports and audited annual financial statements with the Securities and Exchange Commission (the “Commission”) or the Board determines it is otherwise advantageous or appropriate to do so, the Board may cause the Corporation to pay the Final Distribution as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as the Board deems appropriate in its sole discretion (provided only that any remaining outstanding units of limited partnership interest in the Operating Partnership have been completely redeemed prior to the transfer and assignment mentioned below), substantially as follows:

(a) The Corporation may create the Liquidating Trust under Maryland statutory or common law and may transfer and assign, and may, as general partner, cause the Operating Partnership to transfer and assign, to the Liquidating Trust all of the assets of the Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries of every sort whatsoever, including their unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries shall have no interest of any character in and to any such assets and all of such assets shall thereafter by held by the Liquidating Trust.

(b)Simultaneously with such transfer and assignment, shares of beneficial interest in the Liquidating Trust shall be deemed to be distributed to each holder of shares of Common Stock, all of whom shall automatically and without any need for notice or presentment be deemed to hold corresponding shares of beneficial interest in the Liquidating Trust. Such distribution of shares of beneficial interest in the Liquidating Trust shall constitute the Final Distribution of all of the assets of the Corporation to the Stockholders under Section 8 above.

(c)The initial trustees of the Liquidating Trust shall be designated by the Board.

(d)The declaration of trust or other instrument governing the Liquidating Trust (the “Declaration of Trust”) shall provide, among other things, that, immediately following such transfer, assignment and distribution, each share of beneficial interest in the Liquidating Trust shall have a claim upon the assets of the Liquidating Trust that is the substantial economic equivalent of the claims each share of Common Stock had upon the combined assets of the Corporation and the Operating Partnership immediately prior to the transfer, assignment and distribution. The Declaration of Trust shall further provide that the Liquidating Trust’s activities shall be limited to conserving, protecting and selling the assets transferred to it and distributing the proceeds therefrom, including holding such assets for the benefit of the holders of beneficial interests in the Liquidating Trust, temporarily investing such proceeds and collecting income therefrom, providing for the debts, liabilities and expenses of the Corporation and the Operating Partnership, paying liquidating distributions to the holders of shares of beneficial interest in the Liquidating Trust and taking other actions as may be deemed necessary or appropriate by the trustees to conserve and protect the assets of the Liquidating Trust and provide for the orderly liquidation thereof.

(e)Approval of the Plan shall constitute the approval by the Stockholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Declaration of Trust as approved by the Board and the appointment of trustees selected by the Board.

10. Termination of Exchange Act Registration. Immediately prior to any transfer to the Liquidating Trust, or at such other time as the Board considers appropriate, the Board and the proper officers of the Corporation are authorized to cause the Corporation to file a Form 15 (or take other appropriate action) to terminate the registration of the Common Stock under the Securities Exchange Act of 1934, as amended.

11. Interpretation; General Authority. The Board, the trustees of the Liquidating Trust and the proper officers of the Corporation are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such actions, to give such notices to creditors, stockholders and governmental entities, to make such filings with governmental entities and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may, in their judgment, be necessary or advisable in order to wind up expeditiously the affairs of the Corporation and complete the liquidation and dissolution thereof, including, without limitation: (a) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of any or all property of the Corporation, the Operating Partnership, the Operating Partnership’s subsidiaries or the Liquidating Trust, whether real or personal, tangible or intangible; (b) the appointment of other persons to carry out any aspect of the Plan; and (c) the temporary investment of funds in such medium as the Board or the trustees of the Liquidating Trust may deem appropriate.

12. Director Compensation. The independent members of the Board shall continue to receive compensation until the Final Distribution, provided that they remain members of the Board.

13. Indemnification. The Corporation shall reserve sufficient assets and/or obtain or maintain such insurance (including, without limitation, directors and officers insurance) as shall be necessary or advisable to provide the continued indemnification of the directors, officers and agents of the Corporation and such other parties whom the Corporation has agreed to indemnify, to the maximum extent provided by the charter and bylaws of the Corporation, any existing indemnification agreement to which the Corporation is a party and applicable law. At the discretion of the Board, such insurance may include coverage for the periods after the dissolution of the Corporation, including periods after the termination of any Liquidating Trust, and may include coverage for trustees, officers, employees and agents of such Liquidating Trust.

14. Governing Law. The validity, interpretation and performance of the Plan shall be controlled by and construed under the laws of the State of Maryland.

15. Abandonment of Plan of Liquidation; Amendment. The Board may terminate the Plan for any reason. Notwithstanding approval of the Plan by the Stockholders, the Board or the trustees of the Liquidating Trust may modify or amend the Plan without further action by or approval of the Stockholders to the extent permitted under then current law.

ANNEX B

OPINION OF ROBERT A. STANGER & CO., INC.

ROBERT A. STANGER & CO., INC.	1129 Broad Street, Suite 201 Shrewsbury, New Jersey 07702-4314 (732) 389-3600 FAX: (732) 389-1751

The Board of Directors of

CNL Healthcare Properties II, Inc.

450 South Orange Avenue, Suite 1400

Orlando, Florida 32801

Ladies and Gentlemen:

We have been advised that CNL Healthcare Properties II, Inc. together with any and all of its subsidiaries (the “Company”) is contemplating the adoption of a plan of liquidation and dissolution, pursuant to which the Company will sell all or substantially all of the assets of the Company (the “Plan of Dissolution”) and will distribute the net proceeds after the payment of liabilities and transaction and entity wind-down costs to the stockholders of the Company (the “Stockholders”). The real estate assets of the Company include interests in two seniors housing properties (individually, a “Property” and collectively, the “Properties”) which are operated by the Company under the REIT Investment Diversification and Empowerment Act.

In connection with the contemplated Plan of Dissolution, we have been advised that the Company may enter into one or a series of transactions for the sale of the Properties owned by the Company, after conducting negotiations to establish commercially fair and reasonable terms for such transactions.

We have also been advised that if the Company decides to pursue such Plan of Dissolution, the Company will obtain the approval of: (i) the board of directors of the Company (the “Board”) and the independent directors thereof; and (ii) Stockholders holding a majority in interest in the Company pursuant to a proxy statement to be provided to such Stockholders (the “Proxy Statement”). We have also been advised that such Proxy Statement will include an estimate prepared by management of the Company (“Management”) of the range of expected per share aggregate liquidating distributions from the Plan of Dissolution (“Management’s Estimated Range of Per Share Liquidating Distributions”), which estimate reflects Management’s best good faith estimate of such distributions taking into account various factors, including, without limitation, (i) the terms of (a) the Company’s charter and bylaws, (b) the limited partnership agreement (the “Operating Partnership Agreement”) of CHP II Partners, LP (the “Operating Partnership”), and (c) the agreements to which all entities through which the Company holds interests in the Properties are a party, in each case relating to the liquidation of assets and (ii) the terms of any advisory agreement (the “Advisory Agreement”) among the Company, the Operating Partnership and CHP II Advisors, LLC (the “Advisor”) and property management agreements between the Company and its third-party property managers. We have been advised further that Management’s Estimated Range of Per Share Liquidating Distributions is $8.80 to $9.83 per share. The Company and its Board has requested that Robert A. Stanger & Co., Inc. (“Stanger”) provide to the Board its opinion as to the reasonableness, from a financial point of view, of Management’s Estimated Range of Per Share Liquidating Distributions.

Stanger, founded in 1978, has provided information, research, financial advisory and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The financial advisory activities of Stanger include strategic planning, mergers and acquisitions, advisory and fairness opinion services, asset and securities valuations, industry and company analysis, and litigation support and expert witness services in connection with both publicly registered and privately placed securities transactions. Stanger, as part of its

ROBERT A. STANGER & CO., INC.

financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger’s valuation practice principally involves real estate investment trusts and partnerships, and the securities issued by and the assets owned through such entities including, but not limited to, real properties and property interests.

In the course of our review to render this opinion, we have, among other things:

•

Reviewed a draft of the Proxy Statement related to the Plan of Dissolution, which draft the Company has indicated to be in substantially the form intended to be finalized and filed with the Securities and Exchange Commission (“SEC”) and distributed to Stockholders;

•

Reviewed the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 20, 2019 and Quarterly Report on Form 10-Q for the three months ended March 31, 2019 filed with the SEC on May 9, 2019;

•

Reviewed a current unit mix and rent roll for each Property along with historical operating statements for the years 2016, 2017, 2018 and the 12 months ending April 2019 for the Summer Vista property and 2017, the twelve months ending June 2018 and partial year operating data for the twelve month period ending April 2019 for The Crossings at Riverview property, the 2019 asset management operating budgets and capital expenditure budgets, including items identified as cured, and the 2019 asset management reforecast based on actual results through April 2019 for each of the Properties;

•	Reviewed multi-year projections prepared by Management for each of the Properties;

•	Gathered and reviewed information concerning regional and local market conditions for properties similar to the Properties;

•

Performed site visits of the Properties in December 2018 and January 2019 in the context of prior valuation work for the Company and discussed with Management any changes since that time in the physical condition of the Properties;

•

Discussed with members of Management, and the third-party property managers where appropriate, conditions in seniors housing property markets in general, and the local market of each Property, in particular, market conditions for the leasing and sale of properties similar to those owned by the Company, the current and projected operation and performance of each of the Properties, the current debt of the Company, and the financial condition and future prospects of the Company;

•	Reviewed available published surveys and certain other information relating to acquisition criteria for properties similar to the subject Properties;

•	Reviewed the appraisals of the Properties performed by Stanger as of December 31, 2018 pursuant to a separate engagement;

•

Reviewed the internal financial analyses and projections prepared by Management in order to calculate Management’s Estimated Range of Per Share Liquidating Distributions, which estimate is based in part on Management’s estimated range of the Company’s Property values; and

•	Conducted such other analyses and inquiries, as we deemed appropriate.

ROBERT A. STANGER & CO., INC.

In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information contained in the draft Proxy Statement or furnished or otherwise communicated to us by the Company and the Advisor. We have not performed an independent appraisal of the assets and liabilities of the Company for purposes of this opinion, including its real estate portfolio, and have relied upon and assumed the accuracy of information provided by Management concerning: (i) potential environmental liabilities; (ii) deferred maintenance and other property capital needs; (iii) the Company’s ownership interest in each of its Properties and the economic terms of any interests held by other parties in the Properties; (iv) the number of the Company’s common shares outstanding and class of such shares; and (v) the balance sheet value determinations for non-real estate assets and liabilities of the Company and any property transaction expenses, wind-down expenses and other adjustments to determine Management’s Estimated Range of Per Share Liquidating Distributions. We have also relied on the assurance of the Company and the Advisor that any pro forma financial statements, projections, budgets, value or distribution estimates or adjustments provided or communicated to us, were reasonably prepared on bases consistent with actual historical experience and reflect their best currently available estimates and good faith judgments; that the allocation of consideration between the Operating Partnership and other subsidiaries of the Company and the Company, and the Stockholders and the Advisor and the fees and costs associated with the Plan of Dissolution are consistent with the provisions of the Company’s charter and bylaws, the Operating Partnership Agreement, the agreements of any other entities through which the Company holds interests in the properties, and the Advisory Agreement and property management agreements; that no material change has occurred in the value of the assets or the information reviewed between the date such information was provided to us and the date of this opinion; and that the Company and the Advisor are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect. Nothing has come to our attention that would lead us to believe that any of the foregoing is incorrect, incomplete or misleading in any material respect.

We have further assumed that: (i) the Company will maintain its status as a real estate investment trust for the entire period of the Plan of Dissolution and will meet any required distribution levels or other tests and will not incur any tax liabilities of any kind in connection with the failure to so comply with tax rules of any nature; (ii) the Company will not incur any fees or costs associated with reserves or insurance for liabilities, contingent or otherwise, during the term of the Plan of Dissolution which are not accrued in or anticipated to be paid during the Plan of Dissolution and, therefore, considered in the Management’s Estimated Range of Per Share Liquidating Distributions; (iii) the Company’s interest in and the value of each real estate investment will not be encumbered or reduced by any incentive interest, fees or third-party profit participation other than for those included in Management’s Estimated Range of Per Share Liquidating Distributions and identified to us; (iv) the Company will not incur any fines, penalties, assessments, charges, settlement costs, judgments or any other costs, legal or otherwise associated with any regulatory inquiry or litigation; (v) the Company will not sell any assets while under duress at prices less than market value, including any sales of assets due to influence exerted by any lender, or accept any consideration for the sale or exchange of any Company assets which has a market value which is less than the assets exchanged therefor, including any deferred, contingent or earn-out type consideration; (vi) the Company will not incur any costs associated with the assumption or prepayment of its loans; (vii) the Company will not incur any additional wind-down costs associated with the Plan of Dissolution other than those included in Management’s Estimated Range of Per Share Liquidating Distributions; (viii) the Company will sell its real estate assets at the timing identified in its analyses underlying Management’s Estimated Range of Per Share Liquidating Distributions; (ix) the level of distributions made prior to the Plan of Dissolution to Company Stockholders has been accurately reflected in the Company’s analysis; (x) no termination fees are associated with the Advisory Agreement or any management or service agreements of the Company, including to its affiliates, not already identified to us and included in Management’s Estimated Range of Per Share Liquidating Distributions; (xi) the distribution rights associated with the

ROBERT A. STANGER & CO., INC.

Company’s restricted stock outstanding as it relates to any distributions made pursuant to the Plan of Dissolution will be subject and subordinated to the return thresholds to non-restricted stockholders, with such thresholds not met based on Management’s Estimated Range of Per Share Liquidating Distributions; (xi) the Advisor has agreed to waive all asset management fees it may be entitled to for calendar 2019; and (xii) no options or warrants are outstanding with respect the Company’s common stock.

With respect to this engagement, we were not engaged to, and therefore did not: (i) appraise the Company, the Operating Partnership or the assets and liabilities of the Company and the Operating Partnership; (ii) select the method of determining the type or amount of consideration to be received in any transaction; (iii) make any recommendation to the Company, the Operating Partnership, the Board, or the Stockholders with respect to whether or not to pursue a Plan of Dissolution, whether to accept or reject any transaction, or the tax impact of acceptance or rejection of any transaction or the Plan of Dissolution; (iv) express any opinion as to (a) the business decision to pursue a Plan of Dissolution, or alternatives to the Plan of Dissolution including, but not limited to, continuing the Company and/or the Operating Partnership as a going concern, (b) the amount or allocation of expenses relating to the Plan of Dissolution or any transaction, and (c) any terms of any transaction; (v) provide any implied or explicit guarantee or warranty that the amounts actually realized upon the sale of all or substantially all of the Properties will be within the estimates contained within Management’s Estimated Range of Per Share Liquidating Distributions and that the distributions per Share resulting from the Plan of Dissolution will be within Management’s Estimated Range of Per Share Liquidating Distributions, which realized amounts may be higher or lower than Management’s estimates; or (vi) opine as to the fairness of the amount or the nature of any compensation to any of the Company’s officers or directors or any officers, directors, or employees of any affiliates of the Company, or any class of such persons, relative to the compensation to the Company’s Stockholders. Our opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of our analysis and addresses Management’s estimates in the context of information available as of the date of our analysis. Events occurring after that date may materially affect the assumptions used in preparing this opinion.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter, Management’s Estimated Range of Per Share Liquidating Distributions is reasonable from a financial point of view. This opinion, the issuance of which has been approved by our Opinion Committee, is for the exclusive use and benefit of the Company, including its Board. In connection with providing this opinion we did not serve as financial advisor to any party that is the subject of this opinion or any other party in connection with the Plan of Dissolution.

Stanger has been paid fees in connection with this opinion, none of which are contingent upon the closing of any transaction or our findings with respect to reasonableness, or the approval of the Plan of Dissolution by the Stockholders. The Company also has agreed to pay certain expenses and indemnify us against certain liabilities in connection with our engagement and the services rendered with respect to this opinion. During the past two years, Stanger was engaged to provide its opinion of the Company’s net asset value as of December 31, 2018, for which Stanger was paid reasonable and customary fees plus reimbursement of reasonable out-of-pocket expenses. Stanger was also engaged by an affiliate of the Advisor, CNL Healthcare Properties, Inc., to provide its opinion of the net asset value of CNL Healthcare Properties, Inc. as of December 31, 2018 for reasonable and customary fees plus reimbursement of reasonable out-of-pocket expenses. Other than these engagements, during the past two years, Stanger has not provided any financial advisory or other services to the Company or affiliates and the Company and its affiliates have not paid any fees to Stanger with the exception of usual and customary payments for subscriptions to certain Stanger publications.

ROBERT A. STANGER & CO., INC.

This letter does not purport to be a complete description of the analyses performed or the matters considered in rendering this opinion. The preparation of an opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Board that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion. In rendering this opinion judgment was applied to a variety of complex analyses and assumptions. The assumptions made and the judgments applied in rendering this opinion are not readily susceptible to partial analysis or summary description.

Yours truly,

Robert A Stanger & Co., Inc.

June 24, 2019

ANNEX C-1

ARTICLES OF AMENDMENT

ARTICLES OF AMENDMENT

OF

CNL HEALTHCARE PROPERTIES II, INC.

FIRST: The charter of CNL Healthcare Properties II, Inc., a Maryland corporation (the “Company”), is hereby amended as follows:

1.	The definition of “Roll-Up Transaction” in Article IV is hereby amended and restated in its entirety as follows:

Roll-Up Transaction. A transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity to the Common Stockholders.

Such term does not include:

(a) a transaction involving securities of the Company that have been Listed for at least 12 months or traded through the National Association of Securities Dealers Automated Quotation National Market System;

(b) a transaction involving the issuance of interests in a liquidating trust pursuant to a plan of liquidation; or

(c) a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the voting rights of Common Stockholders;

(ii) the term of existence of the Company;

(iii) Sponsor or Advisor compensation; or

(iv) the Company’s investment objectives.

2.	Section 10.7 is hereby amended and restated in its entirety as follows:

Section 10.7 [Intentionally omitted.]

3.	Article XI is hereby amended and restated in its entirety as follows:

C-1-1

ARTICLE XI

LIMITATION OF DIRECTOR AND OFFICER LIABILITY;

INDEMNIFICATION

Section 11.1. Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Company, no present or former director or officer of the Company shall be liable to the Company or its stockholders for money damages. Neither the amendment nor repeal of this Section 11.1, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Section 11.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Section 11.2. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by Maryland law, as applicable from time to time, its present and former directors and officers, whether serving or having served, the Company or at its request any other entity, for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or officer. The Company shall pay and reimburse all reasonable expenses incurred by a present or former director or officer, whether serving or having served, the Company or at its request any other entity in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, Maryland law, as applicable from time to time. The Company may indemnify any other Persons, including a Person who served a predecessor of the Company as an officer or director, permitted to be indemnified by Maryland law as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate in each case in accordance with applicable law.

(b) No amendment of the charter or repeal of any of its provisions shall limit or eliminate any of the benefits to directors and officers provided under this Section 11.2 with respect to any act or omission that occurred prior to such amendment or repeal.

SECOND: The amendment of the charter of the Company as set forth above has been duly advised and approved by the board of directors and approved by the stockholders of the Company as required by law.

THIRD: The undersigned Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Company and as to all matters and facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Signatures on following page.]

C-1-2

IN WITNESS WHEREOF, CNL Healthcare Properties II, Inc. has caused these Articles to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this ___ day of [__].

CNL HEALTHCARE PROPERTIES II, INC.

By:	(SEAL)
Stephen H. Mauldin, Chief Executive Officer

ATTEST

By:
Tracey B. Bracco, Secretary

C-1-3

ANNEX C-2

MARKED CHANGES TO CHARTER

Article VI

1.	The definition of “Roll-Up Transaction” in Article IV is hereby amended and restated in its entirety as follows:

Roll-Up Transaction. A transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity to the Common Stockholders.

Such term does not include:

(a) a transaction involving securities of the Company that have been Listed for at least 12 months or traded through the National Association of Securities Dealers Automated Quotation National Market System; ~~or~~

(b) a transaction involving the issuance of interests in a liquidating trust pursuant to a plan of liquidation; or

(~~b~~c) a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the voting rights of Common Stockholders;

(ii) the term of existence of the Company;

(iii) Sponsor or Advisor compensation; or

(iv) the Company’s investment objectives.

Section 10.7

~~Section 10.7. Reports. The Company shall cause to be prepared and mailed or delivered to each Common Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Initial Public Offering of its securities that shall include: (a) financial statements prepared in accordance with generally accepted accounting principles that are audited and reported on by independent certified public accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company, including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (d) the Total Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Common Stockholders and the basis~~

C-2-1

~~for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company and the Advisor, the Sponsor, a director or any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions. Alternatively, such information may be provided in a proxy statement delivered with the annual report. The board of directors, including the Independent Directors, shall take reasonable steps to ensure that the requirements of this Section 10.7 are met. The annual report may be delivered by any reasonable means, including through an electronic medium. Electronic delivery of the annual report or proxy statement shall comply with any then-applicable rules of the Commission.~~

Section 10.7 [Intentionally omitted.]

Article XI

ARTICLE XI

LIMITATION OF DIRECTOR AND OFFICER LIABILITY;

INDEMNIFICATION

Section 11.1. Limitation of Director and Officer Liability. ~~Except as prohibited by Maryland law or the restrictions provided in Section 11.3, no~~To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Company, no present or former director or officer of the Company shall be liable to the Company or its stockholders for money ~~or other~~ damages. Neither the amendment nor repeal of this Section 11.1, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Section 11.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Section 11.2. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by Maryland law, as applicable from time to time, its present and former directors and officers, whether serving or having served, the Company or at its request any other entity, for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or officer. The Company shall pay and reimburse all reasonable expenses incurred by a present or former director or officer, whether serving or having served, the Company or at its request any other entity in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, Maryland law, as applicable from time to time. The

C-2-2

Company may indemnify any other Persons, including a Person who served a predecessor of the Company as an officer or director, permitted to be indemnified by Maryland law as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate in each case in accordance with applicable law.

~~(a) Except as prohibited by Maryland law or the restrictions provided in Section 11.2(b), Section 11.3 and Section 11.4, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to: (i) any individual who is a present or former director or officer of the Company; (ii) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise; or (iii) the Advisor or any of its Affiliates or directors or employees of the foregoing acting as an agent of the Company, each from and against any claim or liability to which such indemnitee may become subject or which such indemnitee may incur by reason of the indemnitee’s service in such capacity. Except as provided in Section 11.2(b), Section 11.3 and Section 11.4, the Company shall have the power with the approval of the board of directors to provide such indemnification and advancement of expenses to any Person who served a predecessor of the Company in any of the capacities described above or to any employee or agent of the Company or a predecessor of the Company.~~

~~(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party or any Person acting as a broker-dealer unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.~~

(~~c) The rights of a director or officer to indemnification and advance of expenses provided hereby shall vest immediately upon election of such director or officer.~~b) No amendment of the charter or repeal of any of its provisions shall limit or eliminate ~~the right of indemnification or advancement of expenses provided hereunder with respect to acts or omissions occurring~~any of the benefits to directors and officers provided under this Section 11.2 with respect to any act or omission that occurred prior to such amendment or repeal.

C-2-3

~~Section 11.3. Limitation on Exculpation and Indemnification.~~

~~Notwithstanding the foregoing, the Company shall not provide for indemnification of the directors or the Advisor or its Affiliates or a director or employee of the foregoing for any liability or loss suffered by any of them, nor shall any of them be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:~~

~~(1) The party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.~~

~~(2) The party seeking indemnification was acting on behalf of or performing services for the Company.~~

~~(3) Such liability or loss was not the result of:~~

~~(x) negligence or misconduct, in the case that the party seeking indemnification is an officer, a director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or a director or employee of the foregoing acting as an agent of the Company; or~~

~~(y) gross negligence or willful misconduct in the case that the party seeking indemnification is an Independent Director.~~

~~(4) Such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its Common Stockholders.~~

~~Section 11.4. Limitation on Payment of Expenses. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by the directors or the Advisors or its Affiliates or a director or employee of the foregoing in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the legal proceeding was initiated by a third party who is not a Common Stockholder or, if by a Common Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors or the Advisor or its Affiliates undertake to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.~~

C-2-4

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CNL HEALTHCARE PROPERTIES II, INC.

The Board of Directors recommends a vote FOR Proposals 1, 2A, 2B, 2C, 4 and 5 and a vote FOR all nominees in Proposal 3.		For	Against	Abstain

1.	Plan of Dissolution Proposal: Approval of the plan of complete liquidation and dissolution of CNL Healthcare Properties II, Inc. (the “Company”), pursuant to which the Company will be authorized to sell all of its assets, liquidate and dissolve, and distribute the net proceeds from liquidation to its stockholders.	☐	☐	☐	3.	Election of Directors Nominees		For All	Withhold All	For All Except
2.	The approval of three proposals to amend the Company’s Charter (the “Charter Amendment Proposals”)	For	Against	Abstain		01) 02) 03)	Stephen H. Mauldin Douglas N. Benham Dianna F. Morgan	☐	☐	☐
2A.

Indemnification Proposal: The amendment and restatement of Article XI of the Company’s Charter to provide for (i) the expansion of the Company’s exculpation and indemnification of its present and former directors and officers to the maximum extent permitted by Maryland law; (ii) the expansion of the Company’s obligation to advance defense expenses to a present or former director or officer to the maximum extent permitted by Maryland law; and (iii) the elimination of conditions and limits on the Company’s ability to exculpate and indemnify the Company’s advisor and its affiliates or advance defense expenses to the Company’s advisor and its affiliates.

		☐	☐	☐	*To Withhold authority to vote for any individual nominee(s), mark the "For All Except" box and write the number(s) of the nominee(s) on the line to the right.
								For	Against	Abstain
		For	Against	Abstain	4.	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2019.		☐	☐	☐
2B.	Reporting Proposal: The deletion of Section 10.7 of the Company’s Charter regarding the preparation and delivery of specific reports to the Company’s stockholders.	☐	☐	☐	5.	Adjournment Proposal: Approval of a proposal that would permit the Company (i) to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting of stockholders, and (ii) subsequently, to adjourn the annual meeting of stockholders, even if a quorum is present, to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting of stockholders, if necessary.		☐	☐	☐
2C.	Roll-Up Definition Proposal: An amendment to exclude the distribution of interests in a liquidating trust from the definition of a “roll-up transaction.”	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS:

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended

December 31, 2018 are available at: www.proxyvote.com.

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E82235-P24305

PROXY

CNL HEALTHCARE PROPERTIES II, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Stephen H. Mauldin, Ixchell C. Duarte and Tracey B. Bracco, each of them as proxies with full power of substitution in each to attend and to cast on behalf of the undersigned all votes the undersigned is entitled to cast at the Annual Meeting of Stockholders of CNL Healthcare Properties II, Inc. to be held on September 10, 2019 at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present on all matters set forth in the Notice of the Annual Meeting of Stockholders dated July 10, 2019, a copy of which has been received by the undersigned.

The votes entitled to be cast by the undersigned will be cast as directed. If no direction is made, the Proxy will be voted “FOR” Proposals 1, 2A, 2B, 2C, 4 and 5, and will be voted “FOR” all nominees in Proposal 3. The proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn the Annual Meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the September 10, 2019 meeting date.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

CNL Healthcare Properties II    GO VOTE    BE THE VOTE THAT COUNTS. VOTE YOUR SHARES TODAY! SAMPLE-EPB

Your Vote is Important-Please Vote Your Shares Today. The annua l shareholders meeting will be held on September 10, 2019. Whether or not you plan to attend, your vote is very important. You can vote your shares by internet, telephone or mail. Simply follow the instructions on the enclosed form. For your convenience, we’ve highlighted where you can find your unique Control Number.    WITHOUT A PROXY CARD VOTE PROCESSING Please have your proxy card in hand Calll-855-600-2577 Mark. sign and date when access1ng the webs1te. There Monday to Friday, 9:00a.m. your ballot and return are easy-to-follow directlOOs to help to 9:00p.m. ET to speak with it 1n the postage· paod you complete the electronic voting a proxy specialist. envelope provided. instruction form. WITH A PROXY CARD Call 1·800·69CH5903 to vote using an automated system. CNL Healthcare Properties II 0000 0000 0000 0000 NOH; This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.

CNL Healthcare Properties II Yourvoteisneeded! Dear Fellow Shareholder: We ilre pleased to inform you that we ilre preparing for our uptoming annual shareholders meeting, whith will be held on September 10,2019. We must successfully complete this year’s proxy process in advance of the meeting date in order not to adjourn the meeting. Enclosed are the proxy materials, which describe the proposed amendments in detail. Please review them carefully. Please respond to the proxy solicitation by voting in favor of each of the proposals described in the proxy materials. Failure to obtain the requi red votes for all of the proposals will require us to adjourn the meeting and set a new meeting date while we continue to reach out to shareholders until all t he voting requirements are met. If you have any questions or need assistance submitting your proxy to vote your shares, please cal l 1·855·600·2577. Sincerely, Stephen Mauldin Chairman of the Board CEO & President    PROXY QUESTIONS? Cillll-855~00.2577                THREEWAYSTOVOTE     ONLINE WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic. voting instruction form. 0 PHONE WITHOUT A PROXY CARD Calll·SS5-600-25n Monday to Friday, 9:00 a.m. to 9:00p.m. ET to speak with a proxy spt<ialist. WITH A PROXY CARD Call l •80().690--6903 to vote using the automated system.    MAIL VOTE PROCESSING Mark sign and date your ballot and return it in the postage-paid envelope provided. 775482-LTR

CNL Healthcare Properties II PLEASE VOTE YOUR SHARES TODAY. YOUR VOTE IS IMPORTANT!    SAMPLE-EPR

CNL Healthcare Properties II PLEASE VOTE YOUR SHARES TODAY. BE THE VOTE THAT COUNTS! SAMPLE-EPR

Let's Vote
on it.
Let your proxy vote be heard.
CNL
Healthcare Properties II
YOUR VOTE MATTERS.
We've made it easy, so take two minutes right now on–any device you prefer.
PHONE
TABLET
PC
Go to:
Proxyvote.com
SAMPLE-EPR

Let’s Vote on it. CNL Healthcare Properties II Let your proxy vote be heard. YOUR VOTE MATTERS. We’ve made it easy, so take two mintues right now on-any device you prefer. Phone tablet pc go to: Proxyvote.com SAMPLE-EPR

Our records indicate that you have not yet voted your shares. The annual shareholders meeting will be held on September 10, 2019. Whether or not you plan to attend, your vote is very important. You can vote your shares by internet, telephone or mail. Simply follow the instructions on the enclosed form. For your convenience, we’ve highlighted where you can find your unique Control Number.    THREE WAYS TO VOTE ONLINE Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.    PHONE WITHOUT A PROXY CARD Call l -855-600-2577 Monday to Friday, 9:00a.m. to 9:00 p.m. ET t o speak with a proxy specialist. WITH A PROXY CARD Calll-800·690·6903 to vote    MAIL Mark, sign and date your ballot and return it in the postage-paid envelope provided. Let’s Vote on it. CNL Healthcare Properties II    NOTE; This is not an actual Control Number. Please refer to the proxy card for your unique Control Number. 0000 0000 0000 0000 0000 0000 0000 0000

FA Email

Subject: CNL Healthcare Properties II News: Notice of Definitive Proxy Filing

July 10, 2019

FOR BROKER-DEALER AND RIA USE ONLY.

Dear Financial Advisor:

On July 10, 2019, CNL Healthcare Properties II filed a definitive proxy statement relating to its annual meeting of stockholders to be held on Sept. 10, 2019, 10 a.m. EST. Stockholders of record as of July 9, 2019, are being asked to vote on five proposals. The company’s board of directors recommends a vote FOR all the proposals. Proposals 1 and 2 each require the approval of a majority of the outstanding shares.

o	Proposal I – Plan of Liquidation and Dissolution

o	Proposal II – Charter amendments

o	Proposal III – Re-election of three directors

o	Proposal IV – Ratification of the appointment of Ernst & Young LLP

o	Proposal V – Adjournment proposal

The proxy statement includes a letter to stockholders, at the beginning of the document, and a very detailed Q&A section on pages 1-9 that address each of the proposals and the proxy/voting process.

•

Plan of Liquidation and Dissolution (the Plan) – The principal purpose is to provide liquidating distributions to stockholders by selling the company’s remaining assets, paying all company obligations and distributing net proceeds from the liquidation to the company’s stockholders, finalizing operations and dissolving the company.

o

The decision to pursue the Plan was made after careful evaluation and consultation with the company’s special committee; SunTrust Robinson Humphrey, Inc., financial advisor to the special committee; the company’s advisor and board of directors.

o

If stockholders approve the Plan, the company estimates that net proceeds from the liquidation could range between approximately $8.80 to $9.83 per share, as determined by the board of directors and as opined on by Robert A. Stanger & Co., Inc. Liquidating distributions are expected to be paid within 24 months after stockholders approve the Plan. The estimated per share liquidating distribution could change based on market, economic financial and other circumstances and conditions as of the date of the proxy statement.

o

As of the date of the proxy statement, the company had no agreements to sell its remaining assets. If the company is unable to sell its assets and pay its liabilities within 24 months after stockholder approval of the Plan, the company may transfer its remaining assets and liabilities into a liquidating trust and distribute the interests in the liquidating trust to stockholders.

o

Stockholders’ vote will be needed for the plan of liquidation and dissolution to occur. Given the importance of this proposal and the need to receive approval of a majority of the outstanding shares, Broadridge Investor Communication Solutions (Broadridge) will be soliciting all stockholders on behalf of the company. Broadridge will begin making calls approximately 10 days after materials are mailed.

•

Charter Amendments – The company’s charter included certain items under the NASAA REIT Guidelines that were applicable when the company was raising capital. Since the company closed its public offering in October 2018 and does not intend to raise additional capital, those charter items are no longer pertinent. Therefore, the board of directors recommends amending certain of those charter items, as described in the definitive proxy statement.

ADDITIONAL INFORMATION

•

Stockholders may receive one or more liquidating cash distribution, which will be reflected in their Form 1099. In general, the liquidating distributions will be taxable (U.S. federal income tax) on the gain or loss equal to the difference between cash distributed to a shareholder and their adjusted tax basis in the company.

•	Liquidating distribution amounts received should first be applied to reduce a stockholder’s tax basis. Any excess will be treated as a gain and recognized in the year received.

•

Please review the section of the definitive proxy statement entitled “Material United States Federal Income Tax Consequences” for further details. Because each person’s tax situation is different, stockholders are advised to consult their tax advisors regarding the tax consequences of any distribution.

For additional information, please read the definitive proxy statement filed with the SEC on July 10, 2019.

Forward-looking statements are based on current expectations and may be identified by words such as believes, anticipates, expects, may, will, continues, could and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict. The reader should not place undue reliance on forward-looking statements.

Additional Information about the Proposed Transactions and Where to Find It

The definitive proxy statement will be mailed to stockholders. The definitive proxy statement contains important information about CNL Healthcare Properties II, the proposed Plan of Liquidation and Dissolution and related matters. Before making any voting decision, stockholders are urged to read the definitive proxy materials carefully. The definitive proxy materials have been filed with the SEC and can be obtained free of charge through the website maintained by the SEC at sec.gov, and at the company’s website at cnlhealthcarepropertiesii.com under the tab “Filings” and then “SEC Filings.”

Participants in the Solicitation

The company and its directors and executive officers may be deemed participants in the solicitation of proxies from the company’s stockholders in connection with the proposed transactions. Information regarding the special interests of these directors and executive officers in the proposed transactions is included in the definitive proxy statement referred to above. Additional information regarding the company’s directors and executive officers is also included in the company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018, which was filed with the SEC on March 20, 2019. The Form 10-K is available free of charge at the SEC’s website at sec.gov, and at the company’s website at cnlhealthcarepropertiesii.com, under the tab “Filings” and then “SEC Filings.” Other information about the participants in the proxy solicitation will be contained in the proxy statement.

FOR BROKER-DEALER AND RIA USE ONLY.

CHPII-0719-894704-BD